UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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CATALENT, INC.
(Name of Registrant as Specified In Its Charter)

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December 15, 2023

Fellow Catalent Shareholders:

It is our pleasure to invite you to participate in the 2023 Annual Meeting of Shareholders of Catalent, Inc. (“Catalent”). We will hold the 2023 Annual Meeting of Shareholders of Catalent at 8:00 a.m. Eastern on Thursday, January 25, 2024 via a virtual meeting format. You are invited to attend, submit questions, and vote via the internet at www.virtualshareholdermeeting.com/CTLT2023. You will not be able to attend the 2023 Annual Meeting of Shareholders of Catalent in person. You will need the control number on your proxy card, or, if shares are held in the name of a broker, bank, or other nominee, on the voting instruction form, to participate in the virtual 2023 Annual Meeting of Shareholders of Catalent. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Online check-in will begin at 7:45 a.m., Eastern, on Thursday, January 25, 2024. Once admitted, you may participate in the meeting and vote during the 2023 Annual Meeting of Shareholders of Catalent by following the instructions that will be available on the meeting website.

At the meeting, shareholders will vote on a number of important proposals. Please take the time to read each of the proposals carefully, which we describe in our Proxy Statement for the 2023 Annual Meeting of Shareholders. We will primarily use the internet to furnish our shareholders with our Proxy Statement and other proxy materials. We believe using the internet to distribute our proxy materials expedites shareholders’ receipt of the materials, lowers the costs of conducting the meeting, and conserves natural resources. We are sending a Notice of Internet Availability of Proxy Materials on or about December 15, 2023 to our shareholders of record as of the close of business on December 4, 2023. The notice contains instructions concerning how to access our Proxy Statement and 2023 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the internet, please follow the instructions for requesting such materials included in the Notice.

Your vote is important. You may vote by participating virtually in the 2023 Annual Meeting of Shareholders, by proxy on the internet or by telephone, or by completing and mailing the enclosed proxy card or voting instruction form in the return envelope provided.

Thank you for your support of Catalent.

Sincerely yours, Alessandro Maselli President and Chief Executive Officer

December 15, 2023

Fellow Catalent Shareholders:

As the Executive Chair of the Board and Lead Independent Director, we jointly write to you during this pivotal moment to discuss our fiscal performance, our latest board changes, and the forward-looking direction we aspire for Catalent, Inc. (“Catalent”).

The twelve months ended June 30, 2023 (which we often call “fiscal 2023” in this Proxy Statement) brought forth challenges to our financial performance, which did not align with the expectations we set forth at the start of fiscal 2023:

• Net revenue declined 11%, from $4.8 billion to $4.3 billion on a reported basis and from $4.8 billion to $4.4 billion on a constant-currency basis.

• Net earnings decreased 151%, from earnings of $499 million to a loss of $256 million.

• Adjusted EBITDA declined 43%, from $1.3 billion to $0.7 billion on a constant-currency basis.

• Our net leverage ratio increased from 2.9x at the end of fiscal 2022 to 6.6x at the end of fiscal 2023.

We understand the significance of these numbers and the implications they carry for our shareholders. The challenges we faced have solidified our commitment to stabilizing our business and restoring our historical profitability levels. As leadership, we own the outcomes and are setting a renewed course to address these areas.

To that end, we welcomed Steven Barg, Frank D’Amelio, Stephanie Okey, and Michelle Ryan as new independent directors in August and September, all of whom will stand for election this year. We also signed a Cooperation Agreement with Elliott Investment Management L.P. and certain of its affiliates in August. That agreement and the induction of our new directors is a testament to our commitment to excellence and emphasizes our commitment to continuous shareholder collaboration and transparent engagement. With an eye on strategic depth, we also formed a new Strategic and Operational Review Committee to conduct a review of Catalent’s business, strategy, and operations, as well as Catalent’s capital-allocation priorities, in order to maximize Catalent’s long-term value. New Board members Steven Barg and Michelle Ryan have joined longer-tenured Board members Gregory T. Lucier and Jack Stahl on this committee, with one of us (John J. Greisch) acting as chair.

We have also been pleased to welcome Matti Masanovich as our Chief Financial Officer. Matti, who joined us in July 2023, has substantial experience as a CFO of several large, complex multi-national public manufacturing companies and is already making a positive difference. We look forward to his continuing contributions.

We remain resolute in our belief in Catalent’s value-creation trajectory. We are making progress in overcoming the operational and market challenges we experienced in fiscal 2023, while also completing our strategic investments in high-demand, high-growth areas, and in talent by hiring industry-leading expertise within our executive ranks. We have also made substantial progress in implementing our company-wide, cost-reduction plans, and we believe the fundamentals of our business remain solid. We are buoyed by the persistent and durable customer demand for our global services and continue to foster closer ties with our stakeholders to align our objectives more seamlessly. Finally, our talented colleagues continue to shine, putting Patients First and delivering on some of the most intricate and impactful programs in the CDMO industry, including the production of Sarepta’s Elevidys, the first gene therapy for the treatment of pediatric patients with Duchenne muscular dystrophy (DMD).

In sum, while we face challenges, we are geared to turn them into opportunities. The strategies in place and the unwavering dedication of our team make us optimistic about what lies ahead.

Your faith in us remains our most treasured asset. We deeply value your continued support and pledge to work tirelessly to uphold and enhance shareholder value.

Thank you for your understanding and trust.

Sincerely yours, John J. Greisch Executive Chair of the Board Jack Stahl Lead Independent Director

Notice of 2023 Annual Meeting

of Shareholders

Annual Meeting of Shareholders

Items of Business:

• Elect the twelve director nominees listed in the Proxy Statement;

• Ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal 2024;

• Conduct an advisory and non-binding vote to approve our executive compensation (“say-on-pay”);

• Approve Amendment No. 1 to the Catalent, Inc. 2018 Omnibus Incentive Plan; and

• Consider any other business as may properly come before the 2023 Annual Meeting of Shareholders and any adjournment or postponement thereof.

Record Date:

Only shareholders of record at the close of business on December 4, 2023 will be entitled to attend and vote at the 2023 Annual Meeting of Shareholders.

Date: Thursday January 25, 2024
Time: 8:00 a.m. Eastern
Access: The meeting can be accessed virtually at: www.virtualshareholder meeting.com/CTLT2023

Your vote is important. Review your Proxy Statement and vote in one of four ways:

VIRTUALLY. Vote electronically during the 2023 Annual Meeting of Shareholders, which can be accessed at www.virtualshareholdermeeting.com/CTLT2023, and vote in real-time.

BY TELEPHONE. By calling 1-800-690-6903 (toll free) in the United States or Canada and following the instructions on your proxy card or voting instruction form.

BY INTERNET. By visiting www.proxyvote.com and following the instructions on your Notice of Internet Availability, proxy card or voting instruction form.

BY MAIL. By returning a properly completed, signed and dated proxy card or voting instruction form in the postage-paid envelope. If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on January 25, 2024: You may obtain this 2023 Proxy Statement and our 2023 Annual Report at www.proxyvote.com.

By order of the Board of Directors,

Joseph A. Ferraro

General Counsel, Chief Compliance Officer, and Corporate Secretary

December 15, 2023

i        CATALENT, INC.  |  2023 Proxy Statement        TABLE OF CONTENTS

2	CORPORATE RESPONSIBILITY AND SUSTAINABILITY HIGHLIGHTS

3	PROXY SUMMARY

7	PROPOSAL 1: Elect Twelve Members of our Board of Directors

8	Background to the Board’s Recommendation in Favor of the Nominees

8	Nominee Qualifications and Experience; Diversity of Nominees

9	Director Nominees

15	CORPORATE GOVERNANCE

15	Key Corporate Governance Features

17	The Board and Committees of the Board

17	Committee Membership and Function

19	Compensation Committee Interlocks and Insider Participation

22	Director Independence

22	Board Leadership Structure

23	Board and Committee Evaluation Process

23	Board’s Role in Risk Oversight

24	Majority Voting and Director Resignation Policy

24	Director Nomination Process

25	Proxy Access

25	Communications with the Board of Directors

25	Standards of Business Conduct

26	Transactions with Related Persons

27	Executive Officers

30	OWNERSHIP OF OUR COMMON STOCK

30	Securities Owned by Certain Beneficial Owners, Directors, and Management

31	Section 16(a) Beneficial Ownership Reporting Compliance

31	Equity Compensation Plan Information

32	DIRECTOR COMPENSATION

34	COMPENSATION DISCUSSION AND ANALYSIS

35	Introduction

35	Executive Summary

36	Overview of 2023 Business Performance and Executive Compensation

37	Our Executive Compensation Program

40	The Compensation Process

41	Details of Total Direct Compensation Elements

46	Other Benefits under Our Executive Compensation Program

47	Compensation Determinations for 2023

49	Other Compensation Practices and Policies

53	REPORT OF THE COMPENSATION COMMITTEE

54	EXECUTIVE COMPENSATION TABLES

55	Fiscal 2023 Summary Compensation Table

57	Fiscal 2023 Grants of Plan-Based Awards Table

58	Fiscal 2023 Outstanding Equity Awards at Year-End Table

62	Fiscal 2023 Option Exercises and Stock Vested Table

62	Fiscal 2023 Nonqualified Deferred Compensation Table

63	Deferred Compensation

64	Fiscal 2023 Potential Payments upon Employment Termination or Change of Control Tables

66	Severance and Payments on a Change of Control

69	PAY RATIO

70	PAY VERSUS PERFORMANCE

74	PROPOSAL 2: Ratification of Appointment of E&Y as Independent Auditor for Fiscal 2024

76	REPORT OF THE AUDIT COMMITTEE

77	PROPOSAL 3: Advisory Vote to Approve Our Executive Compensation (Say-On-Pay)

78	PROPOSAL 4: Approval of Amendment No. 1 to the Catalent, Inc. 2018 Omnibus Incentive Plan

93	ANNUAL MEETING, VOTING, AND PROCEDURES

93	Annual Meeting Information

93	Availability of Proxy Materials

93	Who is Entitled to Vote at the Annual Meeting?

94	Rights Afforded to Virtual Meeting Participants

94	How to Vote

95	Revoking a Proxy

95	Quorum and Required Vote

95	Proposals to be Voted on and Board Recommendation

96	Effect of Not Casting Your Vote

96	Solicitation

96	Availability of Voting Results

97	INFORMATION ABOUT 2024 ANNUAL MEETING

A-1	APPENDIX A: Non-GAAP Financial Measures

B-1	APPENDIX B: Proposed Amendment No. 1 to the Catalent, Inc. 2018 Omnibus Incentive Plan

TABLE OF CONTENTS         2023 Proxy Statement  |  CATALENT, INC.        ii

Certain statements in this Proxy Statement contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties that could cause results to be materially different from expectations. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “targets,” “anticipates,” “assumptions,” “plans,” “expects” or “expectations,” “intends,” “estimates,” “forecasts,” “guidance” and similar expressions identify certain of these forward-looking statements. We also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this Proxy Statement or in any other public statement that addresses such future events or expectations are forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements are detailed in our 2023 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2023. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, we undertake no obligation to update or revise any forward-looking statement to reflect subsequent events, new information or future circumstances.

2  CATALENT, INC. | 2023 Proxy Statement  CORPORATE RESPONSIBILITY AND SUSTAINABILITY HIGHLIGHTS

Corporate Responsibility and

Sustainability Highlights

Our corporate responsibility (CR) strategy and activities represent how we put our values into action to run our business and achieve our mission to help people live better, healthier lives. Our CR achievements, some of which are highlighted below, help us strengthen our business, our workforce, and the communities we serve.

Our CR performance demonstrates how we contribute to the long-term success of the broader biopharma industry and the communities where we operate, as we continue to invest in a corporate culture that understands and prioritizes our impact on people in our operations and decision-making.

PATIENTS	PLANET	PEOPLE	COMMUNITY

More than 70 billion doses manufactured this year for our customers and their patients around the world	38% reduction of Scope 1 & 2 carbon emissions since 2020	3,200+ new hires in fiscal 2023	3,700 employees volunteered in Catalent Month of Service in fiscal 2023

216 new products launched by customers this year	2024 is when we will publish our Scope 3 baseline and reduction, per our CEO’s Science Based Target Initiative (SBTi) commitment signed in fiscal 2022	2023 Best Place to Work for People with Disabilities, having scored 90 on the Disability Equality Index (an improvement from our score of 80 in 2022)	$1.3 million donated to our communities through employee matching gifts, disaster response and grants to promote STEM and serve patients

Nearly 8,000 different products produced	65% of our sites are landfill free, and on track to meet our goal of being landfill free by fiscal 2024, with 1,400 metric tons of uncontaminated by-product diverted from landfill in fiscal 2022	66% lower injury rate per 100 employees than reported industry averages	725 nonprofits supported by our Catalent Cares grants and community programs in fiscal 2023

	488 Water Intensity (m3/M$ revenue), exceeding reduction goal a year early	21% increase in the number of employee resource group (ERG) chapters vs. fiscal 2022, a key element of our Diversity & Inclusion efforts

Human Rights

We actively work to develop and strengthen our human rights framework according to the UN Guiding Principles (UNGPs) on Business and Human Rights. We have implemented the UNGPs on Business and Human Rights throughout our business operations.

PROXY SUMMARY        2023 Proxy Statement  |  CATALENT, INC.        3

Proxy Summary

This summary highlights certain information in this Proxy Statement, which is first being sent or made available to shareholders on or about December 15, 2023. This summary does not contain all the information that you should consider, and you should carefully review the complete Proxy Statement and our 2023 Annual Report before you vote. Unless otherwise indicated, the terms “Catalent,” “the Company,” “we,” “our,” and “us” are used in the Proxy Statement to refer to Catalent, Inc., to one or more of our consolidated subsidiaries, or to all of them taken as a whole.

Corporate Governance

We have in place what we believe are strong corporate governance standards and practices to assure effective management by our executives and oversight by our Board of Directors (“Board”). We are committed to good governance because it promotes the long-term interests of shareholders, as well as accountability and trust in us. This is consistent with our intention to create an environment of accountability, transparency, and trust in our business that fosters business integrity, financial stability, and responsible, long-term growth.

Corporate Governance Highlights

ACCOUNTABILITY	BOARD PRACTICES

• Annual election of Board members

• Majority voting standard for director elections and resignation policy

• Annual Board and Committee self-evaluation

• Annual CEO evaluation

• Active oversight by Board-approved Quality and Regulatory Compliance and Strategic and Operational Review Committees

• Board-approved human rights policy statement

• Regular meetings of Committees

• A strong Lead Independent Director to facilitate independent Board oversight of management

• All committees are comprised solely of independent directors (other than the Chair of our new Strategic and Operational Review Committee (the “Strategic Committee”))

• Limits on director “overboarding” to protect against an under-commitment of time and attention

• Ten of the twelve director nominees are independent

• Non-employee director stock ownership and retention requirement – equal to 5X annual cash retainer

SHAREHOLDER INTEREST	TRANSPARENCY

• Emphasize pay-for-performance

• Director & executive stock ownership and retention guidelines

• Succession and continuity planning

• Proxy access

• Single voting class

• Shareholder right to call special meetings

• No super-majority vote requirement to amend any provision of the Certificate of Incorporation

• Clawback policy

• Corporate Governance Guidelines

• Publicly available Insider Trading Policy

• Publicly available Board-approved Code of Ethics, known as our “Standards of Business Conduct,” applicable to all employees, officers, and directors

4        CATALENT, INC.  |  2023 Proxy Statement        PROXY SUMMARY

Executive Compensation

For fiscal 2023, 88% of the target total direct compensation of our Chief Executive Officer (“CEO”) consisted of variable pay—pay that is either performance-based or tied to the price of our common stock—and 74% of his target compensation consisted of long-term equity awards. For our other executive officers discussed in this Proxy Statement (together with our CEO, our “Named Executive Officers” or “NEOs”), an average of 78% of their target total direct compensation was variable pay. The following charts illustrate the compensation mix for our CEO and other NEOs.

CEO Target Direct Compensation(1)	Other NEOs Target Direct Compensation(1)

(1)	Does not include any other compensation, pension values, and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table beginning on page 55.

The allocation of variable compensation for our CEO and other NEOs supports the organization’s strategic plan and initiatives, compensation philosophy, business goals, competitive outlook, operating objectives, and compensation and total reward strategies. This allocation of variable compensation motivates our executive officers to achieve our overall performance objectives in the short term and to grow the business to create long-term value for our shareholders.

2023 Executive Compensation Highlights

The following table provides highlights of the compensation of our CEO and other NEOs in fiscal 2023 as reported in the 2023 Summary Compensation Table beginning on page 55 in this Proxy Statement. For the complete details of compensation, please review the entire Proxy Statement.

Name (Position)	Base Salary ($)	Management Incentive Plan (MIP) (Annual Bonus) ($)	Long-Term Incentive Plan (LTIP)(4) ($)	All Other Compensation ($)	Total Compensation ($)
Alessandro Maselli (President and Chief Executive Officer)	925,000	-	5,500,235	158,437	6,583,672

Thomas Castellano (Former Senior Vice President and Chief Financial Officer) (1)	443,654	-	1,250,101	1,036,228	2,729,983

Ricky Hopson (President, Division Head for Clinical Development & Supply and Former Interim Chief Financial Officer)	380,000	139,500	350,182	102,625	972,307

Steven L. Fasman (Former Executive Vice President and Chief Administrative Officer) (2)	625,000	135,000	1,500,246	50,053	2,310,299
Aristippos Gennadios (Group President, Pharma and Consumer Health)	600,000	135,000	3,000,294	64,263	3,799,557
John Chiminski (Former Executive Chair)	700,000	-	4,000,069	107,698	4,807,767
Manja Boerman (Former President, Division Head for Biomodalities) (3)	511,387	-	2,650,239	818,262	3,979,888

PROXY SUMMARY  2023 Proxy Statement | CATALENT, INC.  5

(1)

Mr. Castellano ceased serving as Chief Financial Officer on April 13, 2023 and separated from the Company on April 21, 2023. As a result, all of his outstanding unvested equity grants were cancelled/forfeited, including the grants awarded to him in fiscal 2023 that are reflected in this table.

(2)

Mr. Fasman departed the Company on September 13, 2023. As a result, all of his outstanding unvested equity grants were cancelled/forfeited, including the grants awarded to him in fiscal 2023 that are reflected in this table.

(3)

Dr. Boerman served as President, Division Head for Biomodalities until April 24, 2023, and, upon her removal from that position, was offered “garden leave” for the entirety of the six months’ notice period under her employment agreement. Dr. Boerman continued to receive her salary through the end of fiscal 2023 while we continued to negotiate the terms of her separation during her period of garden leave. All of her outstanding unvested equity grants will be cancelled/forfeited, including the grants awarded to her in fiscal 2023 that are reflected in this table, based on the existing terms of the awards, in connection with her termination by mutual consent when such negotiations are complete.

(4)

Amounts reported include a one-time restricted stock unit (“RSU”) grant to Dr. Gennadios valued at $2,000,097, in connection with his promotion to Group President, Pharma & Consumer Health in fiscal 2023 and a one-time performance restricted stock unit (“PRSU”) granted to Dr. Boerman valued at $2,000,088. As noted above, Dr. Boerman’s PRSUs will be cancelled/forfeited based on the existing terms of the award, in connection with her termination by mutual consent when such negotiations are complete, and she will not obtain any financial benefit from this grant.

95.3% IN FAVOR OF OUR SAY-ON-PAY PROPOSAL	At the 2022 Annual Meeting, our shareholders demonstrated their concurrence that our executive compensation program reflects a pay-for-performance philosophy.

6        CATALENT, INC.  |  2023 Proxy Statement        PROXY SUMMARY

Annual Meeting

DATE AND TIME Thursday, January 25, 2024 8:00 a.m. Eastern

ACCESS The meeting can be accessed virtually at: www.virtualshareholdermeeting.com/CTLT2023

RECORD DATE Close of business on December 4, 2023.

VOTING Only shareholders on the record date are entitled to vote, with one vote per each common share on each matter to be voted upon at the virtual 2023 Annual Meeting of Shareholders.

ADMISSION

To participate in the virtual 2023 Annual Meeting of Shareholders (e.g., submit questions or vote), each shareholder will need the control number provided on their proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. You will not be able to attend the 2023 Annual Meeting of Shareholders in person. If you are neither a shareholder nor in possession of a control number, you may not access the meeting as a guest.

Annual Meeting Proposals

Proposal		Board Vote Recommendation	Page Number Reference
1	Elect the Twelve Director Nominees Listed in this Proxy Statement	FOR	7
2	Ratification of Appointment of E&Y as Independent Auditor for Fiscal 2023	FOR	74
3	Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)	FOR	77
4	Approval of Amendment No. 1 to the Catalent, Inc. 2018 Omnibus Incentive Plan	FOR	78

Our Board does not intend to bring any matter before the 2023 Annual Meeting of Shareholders other than those set forth above and is not aware of any matter that anyone else proposes to present for action at the meeting. However, if any other matter properly comes before the meeting, executing our form of proxy gives authority to the designated proxy holder to vote on such matters in accordance with the holder’s best judgment.

PROPOSAL 1: ELECT THE TWELVE DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT        2023 Proxy Statement  |  CATALENT, INC.        7

Proposal 1:

Elect the Twelve Director Nominees Listed in this Proxy Statement

(ITEM 1 ON THE PROXY CARD)

Upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has considered and nominated the eight incumbent directors listed below for election to the Board at the Annual Meeting. In addition, on August 28, 2023, we entered into a cooperation agreement (the “Cooperation Agreement”) with Elliott Investment Management L.P. and certain of its affiliates (together, “Elliott”). Under the Cooperation Agreement, the four directors that we added when we increased the size of the Board in August 2023 from twelve directors to sixteen directors—Steven K. Barg, Frank D’Amelio, Stephanie Okey, and Michelle R. Ryan—have each been nominated to stand for election at the Annual Meeting.

In accordance with another aspect of the Cooperation Agreement, the Board established the ad hoc Strategic Committee to conduct a review during the “Cooperation Period” (as defined in the Cooperation Agreement) of the Company’s business, strategy, and operations, as well as the Company’s capital-allocation priorities, in order to maximize the long-term value of the Company. The Strategic Committee consists of John Greisch as committee chair, as well as Steven K. Barg, Gregory T. Lucier, Michelle R. Ryan, and Jack Stahl.

Elliott agreed in the Cooperation Agreement to abide by customary standstill restrictions and voting commitments. The Cooperation Agreement also includes procedures regarding the replacement of the new directors during the Cooperation Period.

Madhu Balachandran, Rosemary Crane, Karen Flynn and Dr. Christa Kreuzburg have decided not to stand for re-election at the Annual Meeting. Accordingly, following the Annual Meeting, the size of the Board will be reduced from sixteen to twelve members. In connection with Cooperation Agreement, the Company agreed that, from the closing of the Annual Meeting until the 2024 Annual Meeting of Shareholders, the size of the Board will be no greater than twelve (12) members.

The directors elected at the Annual Meeting will hold office until the 2024 annual meeting of shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the proxies that you designate may be able to vote for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board, in each case subject to any right that Elliott may have to designate a successor to certain of the nominees pursuant to the Cooperation Agreement.

8        CATALENT, INC.  |  2023 Proxy Statement        PROPOSAL 1: ELECT THE TWELVE DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT

Background to the Board’s Recommendation in Favor of the Nominees

The Nominating Committee is directed under its charter to oversee searches for and identify qualified individuals to become directors, and to recommend individuals it identifies to our Board for nomination. The Nominating Committee considers a number of factors and principles in recommending the slate of director nominees for election, as described below under the heading “Director Nomination Process” on page 24.

The Nominating Committee evaluated each of the recommended individuals against the factors and principles it uses to select nominees for director. The Nominating Committee considered, among other things, that certain of the nominees are existing members of our Board, are familiar with us and the risks and opportunities we face, and have demonstrated an ability to work collegially and productively with the other members of our Board. The Nominating Committee also considered particular aspects of each of the director nominees, as noted below in their biographies and in the Nominee Qualifications and Experience Matrix.

Following its evaluation, the Nominating Committee voted to recommend the nominees to our Board as candidates for election to a new term of office. Based in part on the Nominating Committee’s evaluation and recommendation, our Board has concluded that it is in our best interest and the best interest of our shareholders for each of the proposed nominees to continue to serve as a director.

Nominee Qualifications and Experience
Qualification/Experience	Barber	Barg	Carroll	Classon	D’Amelio	Greisch	Lucier	Maselli	Morel	Ryan	Okey	Stahl
Leadership experience with other public companies	○	○		○	○	○	○		○	○	○	○
Significant executive experience with pharmaceutical and other healthcare companies	○	○	○	○	○	○	○	○	○	○	○
Extensive experience overseeing the manufacturing operations of a healthcare company	○		○			○	○	○	○
Extensive experience with the manufacturing and marketing of biologics-based pharmaceuticals and other biologics products					○		○	○			○
Substantial expertise in advising and managing multi-national companies with multiple business units	○	○	○	○	○	○	○	○	○			○
Substantial experience serving as a director			○	○		○	○		○		○	○
Substantial experience with sales and marketing issues			○		○	○	○		○		○	○
Substantial experience reviewing and analyzing executive compensation programs			○	○	○	○	○	○	○		○	○
Substantial expertise in advising and managing companies in various segments of the healthcare industry	○	○	○	○	○	○	○		○		○
Extensive experience as a business leader in our industry			○	○	○		○	○	○		○
Substantial experience serving as a member of public company audit committees				○		○			○	○		○
Experience reviewing and analyzing complex public company financial statements		○		○	○	○	○	○	○	○	○	○
Substantial experience and leadership in managing a life sciences business performing contract development and manufacturing services									○
Substantial experience in mergers and acquisitions		○		○	○	○	○	○	○			○
Substantial experience with corporate finance and strategic business planning activities		○	○	○	○	○	○	○	○	○		○

PROPOSAL 1: ELECT THE TWELVE DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT        2023 Proxy Statement  |  CATALENT, INC.        9

Director Nominees

MICHAEL J. BARBER

Director since 2021 Age: 63 Committees: • Compensation and Leadership • Nominating and Corporate Governance

Michael J. Barber has been a member of the Board since April 2021. He retired as the Chief Diversity Officer for General Electric Company in January 2022. During his forty-year career at GE, Mr. Barber held a variety of progressively senior roles in engineering, operations, and product management, including service as President and CEO of GE Molecular Imaging and Computed Tomography from 2016 until 2020; as Chief Engineer, GE Healthcare and Chief Operating Officer, GE Healthcare Systems from 2013 until 2015; as VP and General Manager, Molecular Imaging, GE Healthcare in 2012; as Vice President, healthymagination (GE Corporate) from 2009 until 2011; and as Vice President and CTO, GE Healthcare from 2007 until 2008. Among other prestigious awards, he was named a “Master of Innovation” by Black Enterprise in 2009 and elected a Fellow of the American Institute of Medical and Biological Engineering in 2014. He served as a director of Talix, Inc. from 2017 until it was acquired by Edifecs in 2021, and served as a director of Healthline, Inc. from 2009 until its acquisition by Summit Partners in 2016. He also served as a board member of the National Action Council for Minorities in Engineering (NACME) from 2009 until 2022. He also serves on the Board of the Green Bay Packers Football Club and Chairs the Foundation Committee. Mr. Barber received a B.S. in electrical engineering and an honorary doctorate in engineering from the Milwaukee School of Engineering, where he also serves as a Regent.

STEVEN K. BARG

Director since 2023 Age: 61 Committees: • Quality and Regulatory Compliance • Strategic and Operational Review	Steven Barg has been a member of the Board since September 2023. Mr. Barg is Global Head of Engagement at Elliott Investment Management L.P. Prior to joining Elliott in February 2020, Mr. Barg spent 30 years in investment banking, most recently as a Participating Managing Director at Goldman Sachs. During his time at Goldman Sachs, Mr. Barg established and led what became the firm’s Global Activism and Shareholder Advisory practice; founded and led the M&A Capital Markets practice; and ran Asian Equity Capital Markets in Hong Kong. In addition, Mr. Barg served on both the Asian and Global Equity Commitments Committees and was Global Head of Diversity for the Investment Banking Division. Prior to joining Goldman Sachs, Mr. Barg served as a Managing Director in Equity Capital Markets at UBS and Credit Suisse, with postings in New York, Hong Kong, and London. Mr. Barg has served on the Board of Directors of Cardinal Health since September 2022. Mr. Barg holds an M.B.A. from the Stanford University Graduate School of Business and a B.A. from Wesleyan University. In addition, Mr. Barg was a Henry Luce Scholar in Hong Kong and a Coro Fellow in Public Affairs in New York.

10        CATALENT, INC.  |  2023 Proxy Statement        PROPOSAL 1: ELECT THE TWELVE DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT

J. MARTIN CARROLL

Director since 2015 Age: 74 Committees: • Compensation and Leadership • Nominating and Corporate Governance • Quality and Regulatory Compliance (chair)

J. Martin Carroll has been a member of the Board since July 2015 and served as our lead independent director from October 2021 to June 2023 and our non-executive Chair from July 2023 to August 2023. He served as President and Chief Executive Officer of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2011 and as Head, Corporate Strategy and Development of Boehringer Ingelheim GmbH from 2012 until his retirement in 2013. He served as a director of Boehringer Ingelheim Corporation from 2003 until December 2012. Mr. Carroll joined the Boehringer Ingelheim organization in 2002 as President of Boehringer Pharmaceuticals, Inc. Mr. Carroll worked at Merck & Company, Inc. from 1976 to 2001. From 1972 to 1976, he served in the United States Air Force where he attained the rank of Captain. Mr. Carroll has been chairperson of the board of directors of Esperion Therapeutics since June 2022. He served as a director of Durata Therapeutics, Inc. from August 2014 until November 2014 when it was acquired by Actavis, as a director of Vivus, Inc. from May 2013 until September 2014, as a director of Therapeutics MD from March 2015 until December 2021, and as a director of Mallinckrodt plc from June 2013 until May 2022. He also served as a director of Inotek from April 2016 to June 2016 and as Chairman of its Board from June 2016 until January 2018 when Inotek was sold to Rocket Pharmaceutical. Mr. Carroll received a B.A. in accounting and economics from the College of the Holy Cross and an M.B.A. from Babson College.

ROLF CLASSON

Director since 2014 Age: 78 Committees: • Audit • Compensation and Leadership • Nominating and Corporate Governance (chair)

Rolf Classon has been a member of the Board since August 2014. From October 2002 until his retirement in July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG. He served as President of Bayer Diagnostics from 1995 to 2002 and as Executive Vice President of Bayer Diagnostics from 1991 to 1995. Prior to 1991, Mr. Classon held various management positions with Pharmacia Corporation. Mr. Classon currently serves as Vice Chairman of the Supervisory Board of Fresenius Medical Care AG & Co. KGaA. He was previously Chairman of the Board of Directors of Perrigo Company plc from 2018 to 2022, having joined that board as a director in 2017, and Chairman of the Board of Directors of Tecan Group Ltd., serving from 2009 until April 2018. Mr. Classon served as Chairman of the Board of Directors of Hill-Rom Corporation from 2006 until March 2018, also serving as Vice Chairman of the Board from 2003 through May 2005 and as interim chief executive officer from May 2005 until March 2006. From 2005 to 2015, Mr. Classon served as Chairman of the Board of Directors of Auxilium Pharmaceuticals, Inc., and as Vice Chairman from March 2005 to April 2005. He also previously served as a director of Sequanna Medical AG from 2016 to 2017; of Aerocrine AB, Stockholm from 2013 to 2015; of Millipore Corporation from 2005 to 2010; of Prometheus Laboratories Inc. from 2004 to 2010; and of Enzon Pharmaceuticals Inc. from 1997 to 2011. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg School of Engineering and a Business Degree from the Gothenburg University. Mr. Classon was granted a waiver, which will end at our 2024 Annual Meeting of Shareholders, from the resignation obligation imposed by our Corporate Governance Guidelines on directors over the age of 75.

PROPOSAL 1: ELECT THE TWELVE DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT        2023 Proxy Statement  |  CATALENT, INC.        11

FRANK A. D’AMELIO

Director since 2023 Age: 66 Committees: • Compensation and Leadership • Quality and Regulatory Compliance

Frank D’Amelio has been a member of the Board since August 2023. Mr. D’Amelio is the former Chief Financial Officer and Executive Vice President, Global Supply, of Pfizer Inc. where he was responsible for all corporate finance functions including audit, controllers, tax, and treasury, as well as global supply. Prior to joining Pfizer, Mr. D’Amelio served as Senior Executive Vice President of Integration and Chief Administrative Officer of Alcatel-Lucent, responsible for the 2006 Alcatel-Lucent merger as well as procurement, real estate, IT, and supply chain. Prior to that, Mr. D’Amelio was the Chief Operating Officer of Lucent Technologies, responsible for leading business operations, including sales, the product groups, the services business, the supply chain, information technology operations, human resources, and labor relations. In 2001, he was appointed Executive Vice President and Chief Financial Officer of Lucent. In addition, Mr. D’Amelio held a number of roles while at Lucent Technologies, and before that, served in a variety of positions while at AT&T, including CFO, Transmission Systems and Controller, Network Systems. Mr. D’Amelio has served on the Board of Directors of Humana since September 2003, where he currently serves as Chair of the Audit Committee, on the Board of Directors of Zoetis, Inc. since July 2012, and on the Board of Directors of Hewlett Packard Enterprise since January 2023. He currently serves as a CFO in residence at the Deloitte CFO Academy. Mr. D’Amelio holds an M.B.A. in Finance from St. John’s University and a bachelor’s degree in Accounting from St. Peter’s College.

JOHN J. GREISCH

Director since 2018 Executive Chair since August 2023 Age: 68 Committees: • Strategic and Operational Review (chair)

John Greisch has been a member of the Board since February 2018 and was appointed as Executive Chair on August 28, 2023. Mr. Greisch retired in May 2018 from his position as President and Chief Executive Officer of Hill-Rom Holdings, Inc., a position that he had held since 2010. Prior to that, Mr. Greisch was President International Operations for Baxter International, Inc., a position he held beginning in 2006. During his seven-year tenure with Baxter, he also served as Baxter’s Chief Financial Officer and as President of Baxter’s BioScience division. Before his time with Baxter, Mr. Greisch was President and Chief Executive Officer for FleetPride Corporation in Deerfield, Illinois, an independent after-market distribution company serving the transportation industry. Prior to his tenure at FleetPride, he held various positions at The Interlake Corporation, including serving as President of its Materials Handling Group. Mr. Greisch currently serves as chairman of the board of Viant Medical LLC and as lead independent director on the board of Carrier Corporation. He previously served on the boards of Cerner Corporation, Idorsia Pharmaceuticals Ltd., Hill-Rom Holdings, Inc., Actelion Ltd, and TomoTherapy, Inc. Additionally, he serves as a senior advisor to TPG Capital and is on the board of directors for Ann & Robert H. Lurie Children’s Hospital of Chicago. He received a Masters in Management from the Kellogg School of Management at Northwestern University and a B.S. degree from Miami University.

12        CATALENT, INC.  |  2023 Proxy Statement        PROPOSAL 1: ELECT THE TWELVE DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT

GREGORY T. LUCIER

Director since 2015 Age: 59 Committees: • Audit • Compensation and Leadership (chair) • Strategic and Operational Review

Gregory T. Lucier has been a member of the Board since April 2015. Mr. Lucier has served as the chief executive officer of Corza Health, Inc., a company focused on acquiring companies and assets as part of a strategy to build a market-leading healthcare business since 2019. Prior to that, he served as Chief Executive Officer of NuVasive, Inc., a medical device company, from 2015 to 2018. Before joining NuVasive, Mr. Lucier was Chairman and Chief Executive Officer of Life Technologies Corporation (formerly Invitrogen Corporation), a global biotechnology company, from May 2003 until it was acquired by Thermo Fisher Scientific Inc. in February 2014. Prior to that, Mr. Lucier was a corporate officer at General Electric Company, where he served in a variety of leadership roles. Mr. Lucier is chairman of the board of Berkeley Lights and serves as a director of Dentsply Sirona and Maravai LifeSciences. He previously served as a director of Life Technologies Corporation from May 2003 to February 2014, of Carefusion Corporation from August 2009 until its sale to Becton Dickinson in March 2015, of Invuity, Inc. from October 2014 until its sale to Stryker in October 2018, and of Nuvasive from December 2013 to May 2021. Mr. Lucier received an M.B.A. from Harvard Business School and a B.S. in industrial engineering from Pennsylvania State University.

ALESSANDRO MASELLI

Director since 2022 Age: 51

Alessandro Maselli was appointed Catalent’s President and Chief Executive Officer and joined the Board of Directors in July 2022. He previously served as the company’s President & Chief Operating Officer from February 2019 until July 2022. Mr. Maselli joined Catalent in 2010 as Director of Operations at Catalent’s pharmaceutical, nutritional and cosmetics plant in Aprilia, Italy. In 2013, he was appointed General Manager of Zydis® operations at Catalent’s facility in Swindon, U.K., in 2015 he became Vice President of Operations, Europe, for Catalent’s Drug Delivery Solutions business unit, and in 2016 he was named Catalent’s Senior Vice President, Global Operations. Prior to Catalent, Mr. Maselli held operational and business leadership roles at Alstom and SGS. From 1998 to 2006, he held roles of increasing responsibility from process engineer to operations director at ABB. Mr. Maselli began his career as an automation systems engineer in the food industry. A native of Italy, Mr. Maselli earned bachelor and master degrees in electronic engineering from La Sapienza University of Rome.

DONALD E. MOREL, JR., PH.D.

Director since 2015 Age: 66 Committees: • Quality and Regulatory Compliance

Dr. Donald E. Morel has been a member of the Board since November 2015. Dr. Morel retired in June 2015 as Chairman of West Pharmaceutical Services, Inc., a leading manufacturer of packaging components and delivery systems for injectable drugs and healthcare products, a position he had held since March 2003. He also served as West’s Chief Executive Officer from April 2002 until April 2015 and as its President from April 2002 until June 2005. Currently, Dr. Morel serves as Chairman of the Board of Directors of the American Oncologic Hospital of the Fox Chase Cancer Center. He also serves as Chairman of the Board of Trustees of the Franklin Institute, a trustee of the University of Virginia Darden School Foundation, and an Emeritus Trustee of Lafayette College. Additionally, Dr. Morel has been a Director of Stevanato Group since September 2018 and of Integra LifeSciences Holdings Corporation since August 2013. Prior to that, he served as a Director of Kensey Nash Corporation from 2010 until 2012. Dr. Morel obtained a Master of Science degree and a Ph.D. in Materials Science from Cornell University and a Bachelor of Science degree in Engineering from Lafayette College.

PROPOSAL 1: ELECT THE TWELVE DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT        2023 Proxy Statement  |  CATALENT, INC.        13

STEPHANIE OKEY

Director since 2023 Age: 62 Committees: • Compensation and Leadership • Nominating and Corporate Governance

Stephanie Okey has been a member of the Board since August 2023. Ms. Okey is the former Senior Vice President, Head of North America, Rare Diseases, and U.S. General Manager, Rare Diseases at Genzyme, a Sanofi company, where she worked for 19 years in various executive management roles. By the time of her retirement in July 2015, Ms. Okey had acquired launch and commercialization experience with nine rare disease therapeutics and 4 large market therapeutics during her career. Prior to joining Genzyme, Ms. Okey served in various positions of increasing responsibility in the biopharmaceutical industry, having held roles in field sales and marketing at Bristol Myers Squibb and later Genentech, Inc. Ms. Okey is currently a member of the board of directors of PTC Therapeutics, Inc. and Crinetics Pharmaceuticals, Inc., both publicly traded biopharmaceutical companies. In addition, Ms. Okey previously served as a member of the board of directors of the California Life Sciences Association from October 2014 to January 2016, and on the board of directors of Albireo Pharma, Inc. from 2018 until its acquisition by Ipsen in March 2023. Ms. Okey holds a B.S. in Zoology from The Ohio State University and an M.S. in Immunology and Medical Microbiology from Wright State University. She has also completed executive training and education in manufacturing resource planning and organizational leadership.

MICHELLE R. RYAN

Director since 2023 Age: 57 Committees: • Audit • Strategic and Operational Review

Michelle Ryan has been a member of the Board since August 2023. Ms. Ryan is the former Treasurer of Johnson & Johnson, where she worked for almost 30 years. As Treasurer, Ms. Ryan was responsible for providing financial oversight and insights to Johnson & Johnson’s M&A activities. Additionally, she was responsible for managing Johnson & Johnson’s global retirement assets, capital market transactions, and risk management activities. Prior to her role as Treasurer, Ms. Ryan worked in various financial leadership roles across Johnson & Johnson’s businesses, including as Chief Financial Officer of its Global Consumer Business and Chief Financial Officer of its Pharmaceutical Business of the Americas. Ms. Ryan has served on the board of directors of Aledade, Inc., a public benefit corporation helping independent practices, health centers, and clinics deliver better care to their patients and thrive in value-based care, since December 2021. Ms. Ryan received a B.S. in Accounting and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant (inactive) and Certified Management Accountant (inactive).

14        CATALENT, INC.  |  2023 Proxy Statement        PROPOSAL 1: ELECT THE TWELVE DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT

JACK STAHL

Director since 2014 Lead Independent Director since August 2023 Age: 70 Committees: • Audit (chair) • Strategic and Operational Review	Jack Stahl has been a member of the Board since August 2014 and was appointed as Lead Independent Director on August 28, 2023. Mr. Stahl was the President and Chief Executive Officer of Revlon Inc. from 2002 until his retirement in 2006. Prior to joining Revlon, Mr. Stahl served as President and Chief Operating Officer of The Coca-Cola Company from 2000 to 2001, having previously served in various management positions at that company, including Executive Vice President of The Americas Group and earlier as Chief Financial Officer, since joining it in 1979. Mr. Stahl is the chair of the board of directors of United Natural Food, Inc. and serves on the U.S. board of advisors of CVC Capital Partners. Additionally, he formerly served on the boards of Schering-Plough Corporation, Dr Pepper Snapple Group, Saks, Inc., Coty Inc., Ahold Delhaize, and Advantage Solutions LLC, Coca-Cola Enterprises, Coca-Cola Amatil Limited, and was chairman of the board of managers of New Avon LLC. Mr. Stahl holds a bachelor’s degree in economics from Emory University and a master’s degree from the Wharton School of Business at the University of Pennsylvania.

CORPORATE GOVERNANCE        2023 Proxy Statement  |  CATALENT, INC.        15

Corporate Governance

Strong corporate governance practices and responsible corporate behavior are foundational to delivering sustainable value for our shareholders. We believe strong corporate governance and an independent Board provide the foundation for financial integrity and shareholder confidence. As part our ongoing efforts to improve our governance profile, in February 2023 our Nominating Committee concluded that it was in the best interest of the Company and our shareholders to amend our bylaws (i) to enhance the advance notice provisions that apply when a shareholder intends to propose a director nomination or other business at a shareholder meeting, including to address the newly adopted universal proxy rules, (ii) to remove the requirement that the Company make the shareholder list available during the Company’s annual meeting, and (iii) to make certain other technical changes. Based upon this recommendation, our Board approved the proposed amendments to reflect these changes, effective February 2, 2023.

The Nominating Committee will continue to review our corporate governance practices as part of its continuing exercise of its Board-delegated authority and responsibilities.

Our commitment to good corporate governance is also evidenced by our Corporate Governance Guidelines (our “Governance Guidelines”), which are available on our corporate website at investor.catalent.com/corporate-governance. Our Governance Guidelines set forth the principles and practices that our Board follows in carrying out its responsibilities, including ongoing review of our corporate governance practices in light of our business initiatives, the interests of our shareholders, and evolving best practices. The Governance Guidelines were last revised in fiscal 2021, based on the recommendation of the Nominating Committee, to reduce the number of boards on which our directors can serve on (in addition to our Board) from four to three.

Key Corporate Governance Features

Important aspects of our corporate governance include the following:

Board Independence

• Our Board has determined that ten out of twelve of our director nominees are “independent” under the NYSE listing standards, with our Executive Chair and CEO being the only non-independent directors.

Annual Director Elections	• Our Board members serve one-year terms.
Separate Chair & CEO	• Separate Chair and CEO.
Lead Independent Director

• To help facilitate independent Board oversight of management, our Governance Guidelines require the independent directors to appoint a Lead Independent Director if our Chair is not independent.

• Because our Executive Chair, Mr. Greisch, is not independent, Mr. Stahl has been appointed as Lead Independent Director.

Board Committees

• We have four standing committees of the Board—the Audit Committee, the Compensation and Leadership Committee (the “Compensation Committee”), the Nominating Committee and the Quality and Regulatory Compliance Committee (the “Quality Committee”).

• All of our standing Board committees are comprised solely of independent directors.

• Our fifth committee of the Board, the ad hoc Strategic Committee, is chaired by Mr. Greisch, our Executive Chair.

• Each Committee reports regularly to the Board concerning its activities, and each Committee operates under a written charter.

Executive Sessions	• Our Board holds regular executive sessions of non-management directors, which are chaired by our Lead Independent Director or, if unavailable, a director designated by the non-management directors.

16  CATALENT, INC. | 2023 Proxy Statement  CORPORATE GOVERNANCE

Board Oversight of Risk

• Risk management, including cybersecurity and social risk, is overseen by our Audit Committee. Our full Board also reviews cybersecurity matters, including cybersecurity risk, and environmental, social, and governance (“ESG”) matters, including social risk, at least once each annually.

• Our Compensation Committee reviews risks arising from our compensation practices so that those practices encourage management to act in the best interests of our shareholders.

• Our Nominating Committee oversees risk associated with potential conflicts of interest as well as the effectiveness of our Governance Guidelines.

• Our Quality Committee focuses on risks arising out of the extensive food, drug, and cosmetics regulations that govern our operations and our relationships with our customers, as well as the environmental, health, and safety (EHS) risks applicable to our sites.

Corporate Governance Guidelines

• Our Board operates under our Governance Guidelines, which define director qualification standards and other appropriate governance procedures and can be found on our website at investor.catalent.com/corporate-governance.

Majority Voting in Director Elections and Director Resignation Policy

• In uncontested elections, directors must garner the approval of a majority of the votes cast. Any director not receiving a majority of the votes cast in an uncontested election must tender a resignation to the Nominating Committee, which shall promptly consider such resignation and make a recommendation to our Board with respect to what action should be taken.

• In contested elections, directors must garner a plurality of the votes cast.

Accountability	• Our authorized stock consists of one class of common stock and one class of preferred stock. Each share of our common stock is entitled to one vote. We have no preferred stock outstanding.
Stock Ownership

• Each non-employee director is required to own shares of our common stock in an amount equal to five times the non-employee director annual cash retainer and must retain 100% of shares received upon settlement of vested RSUs (net of shares used to satisfy applicable tax withholding obligation, if any) until the ownership level is met.

• Guidelines adopted by our Compensation Committee state that each of our executive officers must own shares of our common stock: our CEO must own an amount equal to five times his base salary, and each of our other executive officers must own an amount equal to two and one-half times their base salary.

Open Lines of Communication

• Our Board promotes open and frank discussions with senior management.

• Our directors have access to all members of management and other employees and are authorized to hire outside consultants or experts at our expense.

• Our shareholders have the ability to communicate with our independent directors to raise issues of concern.

Self-Evaluation	• Our Board and each of its Committees conduct annual self-evaluations.
Code of Ethics	• Our Standards of Business Conduct, which, among other things, requires compliance with law and the maintenance of appropriate ethical standards, is applicable to all of our directors and employees.
Overboarding

• Without specific approval from our Board, no director is permitted to serve on more than three other public company boards.

• No Audit Committee member is permitted to serve on more than two other public company audit committees.

• It is expected that directors who also serve as CEOs or in equivalent positions at other public companies generally should not serve on more than one outside public company board.

CORPORATE GOVERNANCE        2023 Proxy Statement  |  CATALENT, INC.        17

Proxy Access

• Shareholders who satisfy the standards set forth in our bylaws have the ability to include in our proxy materials their own nominees for election to our Board, provided that such director nominees satisfy the eligibility requirements set forth in our bylaws.

The Board and Committees of the Board

We are governed by our Board, which provides overall direction to and oversight of our business. The Board’s principal duty is to create and deliver sustainable shareholder value through setting corporate strategy, overseeing its implementation, and selecting the CEO who will manage the business. All directors serve for a one-year term until the director’s successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal.

Four of the committees established by our Board—the Audit Committee, the Compensation Committee, the Nominating Committee, and the Quality Committee—each meet regularly. Our Board also has an ad hoc Strategic Committee, which was established under the Cooperation Agreement and will meet at least once a month during the first year of its term. Each committee has a written charter, which can be found on our website at investor.catalent.com/corporate-governance.

Committee Membership and Function

			Current Committee Membership
Name	Current Term End Year	Determination of Independence?	Audit	Compensation and Leadership	Nominating and Corporate Governance	Quality and Regulatory Compliance	Strategic and Operational Review
Madhavan Balachandran	2023	YES(3)
Michael J. Barber	2023	YES		○	○
Steven K. Barg	2023	YES				○	○
J. Martin Carroll	2023	YES		○	○	CHAIR
Rolf Classon	2023	YES	○	○	CHAIR
Rosemary A. Crane	2023	YES(3)
Frank A. D’Amelio	2023	YES		○		○
Karen Flynn	2023	NO(1) (3)
John J. Greisch	2023	NO(1)					CHAIR
Christa Kreuzburg	2023	YES(3)
Gregory T. Lucier	2023	YES	○	CHAIR			○
Alessandro Maselli	2023	NO(1)
Donald E. Morel, Jr.	2023	YES				○
Stephanie Okey	2023	YES		○	○
Michelle R. Ryan	2023	YES	○				○
Jack Stahl(2)	2023	YES	CHAIR				○

(1)

As current officers, Messrs. Greisch and Maselli cannot be deemed independent. Ms. Flynn served as Interim President, Division Head for BioModalities from April 2023 until October 2023, and also cannot be deemed independent.

(2)	Lead Independent Director.

(3)	Madhavan Balachandran, Rosemary Crane, Karen Flynn, and Dr. Christa Kreuzburg will be retiring from the Board effective as of the 2023 Annual Meeting.

18        CATALENT, INC.  |  2023 Proxy Statement        CORPORATE GOVERNANCE

Audit Committee
Membership:

Jack Stahl, Chair | Rolf Classon | Gregory T. Lucier | Michelle R. Ryan

Function:

• Oversees the adequacy and integrity of our financial statements and our financial reporting and disclosure practices.

• Oversees the soundness of our system of internal controls to assure compliance with financial and accounting requirements and related laws and regulations.

• Retains and reviews the qualifications, performance, and independence of our independent auditor.

• Reviews and discusses with management and the independent auditor prior to public dissemination our annual audited financial statements, quarterly unaudited financial statements, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

• Oversees our guidelines and policies relating to risk assessment and risk management, and management’s plan for risk monitoring and control.

• Oversees our internal audit function.

• Reviews and approves or ratifies all transactions between us and any “Related Person” (as defined in the federal securities laws and regulations) that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

• Oversees compliance with our Standards of Business Conduct.

• Prepares for and issues the Audit Committee Report contained in this Proxy Statement.

All members of the Audit Committee are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined in SEC rules. The Report of the Audit Committee is included on page 76.

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Compensation and Leadership Committee
Membership:

Gregory T. Lucier, Chair | Michael J. Barber | Rolf Classon | J. Martin Carroll | Frank D’Amelio | Stephanie Okey

Function:

• Establishes and reviews our overall compensation philosophy.

• Evaluates the performance of the CEO and determines and approves the annual salary, bonus, and equity-based incentive and other benefits, of the CEO.

• Reviews and approves, or recommends to our Board, the annual salary, bonus, and equity-based incentives and other benefits of our other executive officers.

• Reviews and recommends to our Board on the compensation of directors.

• Reviews and monitors the Company’s regulatory compliance with respect to compensation matters, including developing and recommending to the Board for approval one or more policies for the recovery or clawback of erroneously paid compensation.

• Reviews all employment, severance, and termination agreements with our executive officers.

• Reviews and approves, or recommends to our Board, our incentive-compensation plans and equity-based plans.

• Oversees certain of our other benefit plans.

• Prepares for and issues the Compensation Committee Report contained in this Proxy Statement.

• As delegated by our Board, oversees management continuity and succession as well as executive officer development.

• Reviews and monitors compliance with stock ownership guidelines.

• Reviews and assesses reports from management and make reports and recommendations to the Board on the Company’s culture, policies, and strategies relating to human capital management.

The Compensation Committee is permitted to delegate to one or more of our officers the authority to make awards to any non-Section 16 officer under our incentive-compensation or other equity-based plan. The Compensation Committee has delegated authority to management, on a non-exclusive basis, to make awards to employees, other than Section 16 officers, under prescribed conditions, including the condition that no individual award exceeds $250,000 in value, with a $23 million annual cap. The annual cap for fiscal 2024 was decreased to $15 million due to management’s review of historical grant practices and market trends, as well as a decrease in the number of employees eligible to receive incentive compensation. The Report of the Compensation Committee begins on page 53.

All members of the Compensation Committee are “independent” in accordance with NYSE listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular.

Compensation Committee Interlocks and Insider Participation

During fiscal 2023, no member of our Compensation Committee was an employee or officer or former officer of Catalent or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or our Compensation Committee during fiscal 2023.

20  CATALENT, INC. | 2023 Proxy Statement  CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee
Membership:

Rolf Classon, Chair | Michael J. Barber | J. Martin Carroll | Stephanie Okey

Function:

• Conducts searches for, identifies, and recommends nominees for election to our Board.

• Reviews the composition and size of our Board.

• Regularly reviews our corporate governance documents, including our corporate charter and bylaws and our Governance Guidelines.

• Recommends members of our Board to serve on Committees.

• As delegated by our Board, oversees and approves the management continuity planning process.

• Oversees an annual evaluation of the Board of Directors and each Committee.

All members of the Nominating Committee are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general.

Quality and Regulatory Compliance Committee
Membership:

J. Martin Carroll, Chair | Steven K. Barg | Frank D’Amelio | Donald E. Morel, Jr.

Function:

• Oversees our implementation of quality and regulatory compliance programs and compliance with drug development and manufacturing legal and regulatory requirements. As part of this, the Committee oversees the adequacy and effectiveness of policies and programs to ensure our compliance with laws and regulations applicable to our business and any and all associated risks, including, without limitation, in the areas of controlled substance compliance, and environmental, health, and safety compliance.

• Reviews and analyzes key performance indicators regarding the quality of the products we produce, including trends relevant to our business.

• Oversees and reviews the recruitment, training, and development of our personnel who assure the quality of the products and services we deliver.

• Receives and reviews reports on significant audits, inspections, and corrective and preventative actions relating to these matters.

All members of the Quality and Regulatory Compliance Committee are “independent” as defined under the NYSE listing standards and SEC rules applicable to boards of directors in general.

CORPORATE GOVERNANCE  2023 Proxy Statement | CATALENT, INC.  21

Strategic and Operational Review Committee
Membership:

John Greisch, Chair | Steven K. Barg | Gregory T. Lucier | Michelle R. Ryan | Jack Stahl

Function:

• Established pursuant to the Cooperation Agreement, the Strategic and Operational Review Committee assists our Board in conducting a review of the Company’s business, strategy, and operations, as well as the Company’s capital-allocation priorities in order to maximize the long-term value of the Company.

• Review, evaluate, and make recommendations to our Board regarding (i) our business, strategy, and operations, including identifying opportunities to enhance the competitive positioning and financial profile of our portfolio of assets and businesses, both individually and as a whole; (ii) us and our portfolio of businesses and assets, including identifying and evaluating potential strategic opportunities that may be available; (iii) our financial and capital-allocation priorities; (iv) our planning, priorities, and leadership; and (v) any other related matters as may be determined by our Board from time to time.

All members of the Strategic and Operational Review Committee, other than Mr. Greisch, are “independent” as defined under the NYSE listing standards and SEC rules applicable to boards of directors in general.

BOARD AND COMMITTEE ATTENDANCE

During fiscal 2023, our Board met twelve times and acted by unanimous written consent four times. Our Board’s Committees held the following number of meetings and acted by unanimous written consent the following number of times during fiscal 2023, prior to the dissolutions described below:

Committee	Meetings	Consents
Audit Committee	6	–
Compensation Committee	6	4
Nominating Committee	3	–
Quality Committee	4	–
M&A Committee	14	–
Finance & Capital Markets Committee	3	–

Each incumbent director attended 75% or more of the aggregate of the meetings of the Board and of the committees of the Board on which such director served during fiscal 2023. We strongly encourage members of our Board to attend our Annual Meetings of Shareholders. All of our then-serving directors attended our 2022 Annual Meeting of Shareholders.

In August 2023, the Board determined it advisable and in the best interests of the Company and its shareholders to dissolve the Finance and Capital Markets Committee and the M&A Committee, and to form an ad hoc Strategic and Operational Review Committee.

22  CATALENT, INC. | 2023 Proxy Statement  CORPORATE GOVERNANCE

Director Independence

Our Governance Guidelines define an “independent” director in accordance with Section 303A.02 of the NYSE’s Listed Company Manual. In addition, members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards. Under our Governance Guidelines and the NYSE listing standards, a director is not independent if the director has or had certain specified relationships with us. As part of its process to approve for nomination the current slate of nominees, our Board determined that each of our director nominees is independent for purposes of our Governance Guidelines, applicable NYSE standards, and applicable SEC rules, including with respect to committee service, other than Mr. Maselli, who is also our CEO, and Mr. Greisch, who is our Executive Chair. The Board previously determined that each of our directors who is not seeking re-election at the Annual Meeting was independent, other than Ms. Flynn, due to her prior service as our Chief Commercial Officer and Interim President, Division Head for BioModalities. In addition, the Board had previously determined that Peter Zippelius, who retired from the Board effective January 31, 2023, was independent.

Board Leadership Structure

Our Governance Guidelines, which can be found on our website at investor.catalent.com/corporate-governance, provide our Board flexibility in determining its leadership structure.

Our Board periodically considers its structure and leadership and, in particular, whether the roles of Chair and CEO should be combined or separated, and whether the Chair should be independent, based on what it believes is in our best interests at a given point in time. In connection with our entry into the Cooperation Agreement, our Board determined that it was in the best interest of the Company and its shareholders to create an Executive Chair role of the Board, and appointed Mr. Greisch as Executive Chair.

As required by our Governance Guidelines, because our Executive Chair is a director who does not qualify as an “independent director,” our independent directors appointed a Lead Independent Director. Mr. Stahl, our Lead Independent Director, provides a strong counterbalance to the Executive Chair, including by coordinating the efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management.

At the present time, our Board believes that our current structure is most appropriate for our Company. Our Board has determined that Mr. Greisch, given his extensive knowledge and understanding of us, as well as his experience leading other boards of directors and serving as CEO and CFO of public healthcare companies, is best positioned to serve as Executive Chair at this time. Our Board will continue to periodically evaluate its leadership structure and determine the appropriate leadership structure on a case-by-case basis, taking into account at any particular time our Board’s assessment of its and the Company’s needs, as well as the people and situation involved.

CORPORATE GOVERNANCE  2023 Proxy Statement | CATALENT, INC.  23

Board and Committee Evaluation Process

The Nominating Committee leads an annual performance evaluation of our Board and each Board committee as described below.

Evaluate	Compile	Discuss	Review

Each director completes a Board self-evaluation questionnaire and a separate questionnaire for each committee on which the director serves. The questionnaires request ratings and solicit suggestions for improving Board and committee governance processes and effectiveness.	Questionnaire results are compiled by the Corporate Secretary. Specific director comments are reported without attribution. Each director receives the Board self-evaluation results and the self-evaluation results for each committee on which the director serves. The Chair and the Lead Independent Director review all of the self-evaluation results.	Committee self-evaluation results are discussed by each committee, and Board self-evaluation results are discussed by the full Board, in each case in executive session. The committees and our Board each identify areas for further consideration and opportunities for improvement, and implement plans to address those matters.	Each committee and the full Board review progress with respect to any identified areas for further consideration.

Board’s Role in Risk Oversight

•

Our Board as a whole and through its committees oversees our risk management, with senior management regularly reporting on areas of material risk. Our Board regularly reviews information regarding our strategy, finances, liquidity, operations, legal and regulatory developments, our research and development activities, and our competitive environment, as well as the risks related to these matters.

•

The Audit Committee oversees the management of risks related to financial reporting and monitors the annual internal audit risk assessment, which identifies and prioritizes risks related to our internal controls in order to develop internal audit plans for future fiscal years. The Audit Committee also periodically meets with members of our information technology department to assess information security risks (including cybersecurity risks) and evaluate the status of our cybersecurity efforts, which include a broad range of tools and training initiatives that are designed to work together to protect the data and systems used in our business, and with members of our ethics and compliance and corporate responsibility groups to evaluate our regulatory compliance, environmental, sustainability and social efforts and overall strategies. The Board meets annually with members of the information technology department to review information security risks, including cybersecurity risks, and to evaluate the status of our cybersecurity efforts.

•	The Nominating Committee oversees the management of risks associated with our governance structure, as well as the independence of the members of our Board.

•	The Compensation Committee oversees risks relating to our compensation plans and arrangements.

•

The Quality Committee focuses on risks arising out of the extensive food, drug, and cosmetics regulations that govern our operations and our relationships with our customers. They also oversee the risk presented by environmental, health, and safety issues at our sites.

•

Each of the Board’s committees provides periodic reports, generally quarterly, to the full Board regarding its area of responsibility and oversight. We do not believe there is any relationship between how our Board oversees management of our risks and its leadership structure.

24  CATALENT, INC. | 2023 Proxy Statement  CORPORATE GOVERNANCE

Majority Voting in Director Elections and Director Resignation Policy

Under our bylaws, director nominees in uncontested elections must be elected by the affirmative vote of a majority of the votes cast in respect of the shares present in person or represented by proxy at any annual or special meeting of shareholders for the election of directors and entitled to vote on the election of directors (meaning the number of shares voted for a nominee for director must exceed the total number of shares voted against such nominee for director, with abstentions and broker non-votes not counted as a vote cast either for or against that nominee for director’s election).

Pursuant to our Governance Guidelines, any incumbent director nominee who does not receive a majority of votes cast for such nominee’s election must offer to resign. The Nominating Committee then considers the offer and recommends to our Board whether to accept or reject it. Our Board will act on the recommendation within ninety days following the date of the shareholder meeting during which the election occurred, considering the factors considered by the Nominating Committee and any additional relevant information.

Any director who offers a resignation will not participate in the consideration of whether to accept such resignation. If a majority of the members of the Nominating Committee did not receive more “for” votes than “against” votes, then the independent directors (excluding those independent directors, if any, who did not receive more “for” votes than “against” votes in the most recent election) will appoint a Board committee solely for the purpose of considering the offered resignations and making a recommendation to our Board whether to accept them; provided, however, that if there are fewer than three independent directors who received more “for” votes than “against” votes in the election, then such committee will be comprised of all independent directors, and each independent director who is required by the Governance Guidelines to offer a resignation will not participate in the consideration by such committee and our Board concerning whether to accept that director’s offer to resign.

We will promptly publicly disclose the decision of our Board regarding any offer to resign, including an explanation of how the decision was reached and, if applicable, the reasons an offer to resign was not accepted, in a Current Report on Form 8-K to be filed or furnished with the SEC. If our Board determines to accept a director’s offer to resign, the Nominating Committee will recommend whether to fill such vacancy or whether to reduce the size of our Board.

Director Nomination Process

The Nominating Committee considers and recommends the annual slate of director nominees for approval by our Board. The Nominating Committee considers a number of factors and principles in making its recommendations, including the following:

•

individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought, an ability to work collegially, and all other factors it considers appropriate, which may include age, gender, and ethnic and racial background

•	existing commitments to other businesses or any other board of directors (or similar body)

•	potential conflicts of interest with other pursuits

•	legal considerations, such as antitrust issues

•	corporate governance background

•	varied and relevant career experience

•	relevant technical skills and education

•	relevant business or government acumen

•	financial and accounting background

•	executive compensation background

•	the size, composition, and combined expertise of the existing Board

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Although our Board and Nominating Committee consider diversity of viewpoints, background, and experiences when identifying and reviewing candidates for our Board, our Board does not have a separate diversity policy. In identifying and evaluating prospective director candidates, the Nominating Committee may seek referrals and assistance from other members of our Board, management, shareholders, and other sources, including third-party search consultants. The Nominating Committee uses the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experiences to further enhance our Board’s effectiveness.

Elliott initially identified Mr. Barg and Ms. Ryan as potential candidates for consideration by the Nominating Committee, which interviewed and discussed the candidates before recommending them to the Board. The Nominating Committee also identified Mr. D’Amelio and Ms. Okey as candidates for our Board due to their background and leadership experience and recommended each of them to the Board for consideration.

Shareholders may nominate directors for election by following the provisions set forth in our bylaws concerning such matters. The Nominating Committee, in accordance with our Governance Guidelines, will consider the qualifications of any nominee proposed by one or more shareholders in the same manner in which it evaluates any other candidate.

Proxy Access

Our bylaws provide for proxy access, which, subject to certain limitations as set forth in our bylaws, allows a shareholder or a group of up to 20 shareholders owning, continuously for at least three years, shares representing at least 3% of our outstanding voting stock entitled to vote in the election of directors, to nominate and include in our Proxy Statement for each Annual Meeting of Shareholders at which directors may be elected, their own qualifying director nominees constituting up to the greater of 2 or 20% of the total number of directors then serving on our Board (subject to certain limitations as set forth in our bylaws). Our Board (prior to each Annual Meeting of Shareholders) and the chair of any Annual Meeting of Shareholders shall have the power to determine whether a director nominee has been nominated by a shareholder in accordance with the requirements of the proxy access provisions. Notice of director nominees submitted under the proxy access provisions must include the information required under our bylaws. Such notice must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 for nominations for the 2024 Annual Meeting of Shareholders by the dates specified under “Shareholder Proxy Access” on page 97. The foregoing description of the shareholder proxy access provision included in our bylaws does not purport to be complete and is qualified in its entirety by reference to our bylaws, which are available on our website at investor.catalent.com/corporate-governance.

Communications with the Board of Directors

The Board has adopted procedures for communications by shareholders and other interested parties with the Board, the independent directors as a group, any Committee, and individual directors. The Board has designated the Corporate Secretary as its agent for the receipt and processing of such communications. Shareholders or other interested parties wishing to communicate with our Board, any of our Committees, any director individually, or the independent directors as a group may do so by contacting the Corporate Secretary either:

•	By mail, addressed care of Corporate Secretary, Catalent, Inc., 14 Schoolhouse Road, Somerset, New Jersey 08873; or

•	By email to CorpSec@catalent.com.

Such communications should clearly identify the intended recipient. Communications will be sent to the appropriate recipient, depending on the facts and circumstances outlined in the communication, but the Corporate Secretary will not forward to directors any spam, junk mail, mass mailing, product complaint, product inquiry, new product suggestion, job inquiry, survey, or business solicitation or advertisement. Material that is unduly hostile, threatening, illegal, or similarly unsuitable will also be excluded.

Standards of Business Conduct

Our Board and all of our employees, including our CEO, principal financial officer, principal accounting officer, and all other executive officers are required to abide by our Standards of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. A copy of our Standards of Business Conduct can be found on our website at

26  CATALENT, INC. | 2023 Proxy Statement  CORPORATE GOVERNANCE

investor.catalent.com/corporate-governance. We will disclose on our website any future amendment to, or waiver from, provisions of our Standards of Business Conduct affecting our directors or executive officers as and to the extent required under applicable SEC and NYSE rules.

Transactions with Related Persons

Our Board has adopted a written policy regarding the review, approval, and ratification of transactions with related persons. This policy provides that a related person must promptly disclose to our Board any related person transaction. No related person transaction will be executed without the approval or ratification of our Board or the Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest if the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest. In general, “related persons” are our directors and executive officers, shareholders beneficially owning more than 5% of our outstanding stock, and their immediate family members. We refer to such a transaction as a “related person transaction.”

Except as set forth below with respect to the Stockholders’ Agreement and Registration Rights Agreement (each as defined below), during fiscal 2023 we did not enter into or have outstanding any reportable related person transaction, nor is any related person transaction currently proposed, in which any of our directors, CEO, or executive officers has a direct or indirect material interest.

STOCKHOLDERS’ AGREEMENT

In connection with our sale of our formerly outstanding Series A Convertible Preferred Stock (the “Series A Preferred”) in May 2019, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with certain affiliates of Leonard Green & Partners, L.P. that purchased those securities (the “Leonard Green Investors”). Pursuant to the Stockholders’ Agreement, as long as the holders of common stock issued upon conversion of Series A Preferred (the “Relevant Holders”) beneficially owned shares of common stock having an aggregate value of at least $250 million (measured in accordance with the Stockholders’ Agreement), they had the right to designate one nominee for election to our Board and certain customary access and information rights. Peter Zippelius was the designated director of the Relevant Holders; however, on December 14, 2022, Mr. Zippelius notified the Board of his intent to retire, which was made effective as of the end of January 2023 in accordance with the terms and conditions of the Stockholders’ Agreement. The Relevant Holders no longer hold shares of common stock converted from the Series A Preferred having an aggregate value in excess of $250 million, and, therefore, the right to designate a nominee has lapsed.

For so long as the Relevant Holders were entitled to designate a nominee, they were generally required to vote in the manner recommended by our Board in connection with director elections, our “say-on-pay” and other equity compensation proposals, ratification of the appointment of our independent registered public accounting firm, and with respect to any proposed merger or other similar transaction between us and another party. The Relevant Holders were also subject to standstill restrictions that, subject to certain exceptions, prohibited them from purchasing our common stock, publicly proposing any merger or other extraordinary corporate transaction, initiating any shareholder proposal, or soliciting proxies until the date on which they were no longer entitled to designate a nominee to our Board. Restrictions on the ability of the Relevant Holders to transfer the shares of common stock they hold that were issued upon conversion of the Series A Preferred expired on November 17, 2021.

REGISTRATION RIGHTS AGREEMENT

We also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Leonard Green Investors, pursuant to which we must provide to the Leonard Green Investors certain customary registration rights with respect to the shares of common stock they hold that were issued upon conversion of the Series A Preferred. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

The foregoing descriptions of the Stockholders’ Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stockholders’ Agreement and Registration Rights Agreement, which are filed with the SEC as exhibits to the 2023 Annual Report.

CORPORATE GOVERNANCE        2023 Proxy Statement  |  CATALENT, INC.        27

Executive Officers

ALESSANDRO MASELLI

President and Chief Executive Officer Age: 51	Mr. Maselli’s biography is set forth above in the Director Nominees section on page 12.

MATTI MASANOVICH

Senior Vice President and Chief Financial Officer Age: 51

Matti Masanovich was named Senior Vice President & Chief Financial Officer in July 2023. Prior to joining Catalent, Mr. Masanovich served as Executive Vice President & Chief Financial Officer of Tenneco Automotive from August 2020 until it was acquired by Apollo in November 2023. Previously he was Chief Financial Officer at Superior Industries International from September 2018 until August 2020 and General Cable Corporation from November 2016 until July 2018. Earlier in his career, Mr. Masanovich held finance leadership roles of increasing responsibility in a number of companies in the automotive industry, where he demonstrated a strong history of improvement and profitability and operating efficiency. Mr. Masanovich began his career with PricewaterhouseCoopers LLP. He has Bachelor of Commerce, Finance & Accounting and M.B.A. degrees from the University of Windsor and is a Chartered Accountant in Canada.

LISA EVOLI

Senior Vice President and Chief Human Resources Officer Age: 54

Lisa Evoli was named Senior Vice President and Chief Human Resources Officer in August 2023. Prior to joining Catalent, Ms. Evoli served as Executive Vice President and Chief Human Resources Officer of Integra LifeSciences Holdings Corporation from January 2016 until July 2023. Prior to that, she served for over two decades in a number of senior HR leadership roles, including at TE Connectivity Ltd., Johnson & Johnson and Motorola. Ms. Evoli holds a bachelor’s degree in business administration from the California University of Pennsylvania and a master’s degree in human resources development from Villanova University.

28        CATALENT, INC.  |  2023 Proxy Statement        CORPORATE GOVERNANCE

JOSEPH A. FERRARO

Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary Age: 46

Joseph A. Ferraro was named Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary in February 2023 and is responsible for managing Catalent’s global legal and compliance operations. Prior to joining Catalent, Mr. Ferraro served as Chief Legal Officer and Secretary for Innovate Corp. from September 2017 until October 2022, where he managed global legal and compliance operations. Prior to Innovate, Mr. Ferraro served as General Counsel and Deputy Chief Compliance Officer at Prospect Capital from October 2008 until August 2017, having previously spent his early career at two leading law firms, Sullivan & Cromwell and Boies, Schiller & Flexner, where he focused on corporate and securities law. Mr. Ferraro holds a Juris Doctor degree with honors from The Law School at the University of Chicago, where he was a managing editor of The University of Chicago Law Review, and a Bachelor of Arts cum laude in public and international affairs from Princeton University. He is NACD Directorship Certified®.

ARISTIPPOS GENNADIOS, PH.D.

Group President, Pharma & Consumer Health Age: 58

Aris Gennadios was named Group President, Pharma and Consumer Health in July 2022. Prior to that, he served as President of our Softgel & Oral Technologies business since September 2013 and, earlier, as Vice President and General Manager of Softgel Technologies. Dr. Gennadios has worked in the pharmaceutical industry since 1996 in roles including R&D, field sales, business development, operations, and leadership. He joined Catalent’s predecessor company, Cardinal Health, in 2002 and held several leadership posts within the softgel technologies business, including Global Vice President of Business Development for Softgel Technologies, General Manager of the Oral Development Center in Somerset, NJ, and Vice President and General Manager for Rx Softgel and Consumer Health products. Dr. Gennadios earned his bachelor’s degree in chemical engineering from the National Technical University of Athens, Greece and his master’s degree in agricultural engineering from Clemson University. Dr. Gennadios holds a doctorate in engineering from the University of Nebraska and an MBA from Wake Forest University.

SCOTT GUNTHER

Senior Vice President, Quality & Regulatory Affairs Age: 56

Scott Gunther was named Senior Vice President of Quality & Regulatory Affairs in May 2017. Mr. Gunther joined Catalent in 2012 as Vice President, Quality and was responsible for overseeing the quality function for the United States and other countries with sites in the Drug Delivery Solutions business unit. He previously also concurrently served as an interim Vice President of Product Development for the DDS business unit. Prior to joining Catalent, Scott spent 22 years with Bristol-Myers-Squibb in various roles of increasing responsibility. In his last role at BMS, he held the position of Executive Director Quality Operations Americas, where he was responsible for quality operations at its manufacturing sites in the U.S., Puerto Rico, and Latin America. Scott holds a Bachelor of Science degree from the State University of New York at Buffalo and an MBA from Canisius College.

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RICKY HOPSON

President, Division Head for BioProduct Delivery and Chief of Staff Age: 48	Ricky Hopson was named President, Division Head for BioProduct Delivery and Chief of Staff in August 2023. From July 2022 until August 2023, he was President, Division Head for Clinical Development and Supply. Concurrently, from April 2023 through July 2023, he served as Interim Chief Financial Officer. Prior to that, he served as Vice President & Chief Accounting Officer since June 2021. Mr. Hopson has been with Catalent for more than 20 years, serving in a variety of finance roles, including Vice President & Corporate Controller, Global Vice President, Operational Finance, and Vice President of Finance for two different business units. Mr. Hopson graduated from the University of Portsmouth and is a chartered management accountant in the U.K.

DAVID MCERLANE

Group President, Biologics Age: 50

David McErlane joined Catalent as Group President of Biologics in September 2023. Prior to joining Catalent, Mr. McErlane served as senior vice president and business unit head for Lonza’s Bioscience business from July 2021 to September 2023 - where he led strategy, sales, marketing, innovation, digital, and operations functions for this division while developing transformational business strategies, executing major investments to digitize the customer journey, and acquiring and integrating new technologies. Earlier in his career, Mr. McErlane held several leadership positions at MilliporeSigma from 2016 to 2021 and BioReliance from 2006 to 2016 after beginning his career as an engineering manager at Zeneca from 1990 to 1999. Mr. McErlane holds a bachelor’s degree in electronic systems engineering from Glasgow Caledonian University.

KAREN SANTIAGO

Vice President & Chief Accounting Officer Age: 52

Karen Santiago was named Vice President & Chief Accounting Officer in September 2022. Prior to joining Catalent, she spent 19 years with Bristol-Myers Squibb Company in various roles of increasing responsibility, including Senior Vice President & Corporate Controller, Principal Accounting Officer from 2018 to 2022 and Lead Enabling Functions and Finance Transformation from 2016 to 2018. Since 2013 Ms. Santiago has served on the board of The Arc of New Jersey, the state’s largest organization advocating for and serving children and adults with intellectual and developmental disabilities and their families. She holds a Masters in Business Administration and a Bachelor of Science in Accounting from Rutgers University.

30        CATALENT, INC.  |  2023 Proxy Statement        OWNERSHIP OF OUR COMMON STOCK

Ownership of Our Common Stock

Securities Owned by Certain Beneficial Owners, Directors, and Management

The table below shows how many shares of our common stock were beneficially owned as of December 4, 2023 by (1) owners of more than 5% of the outstanding shares of our common stock, (2) our current directors, (3) our Named Executive Officers, and (4) all current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has (a) an address at 14 Schoolhouse Road, Somerset, NJ 08873 and (b) sole voting and investment power over the shares, in each case except as described below. The percent of class is based upon 180,641,272 shares of common stock outstanding as of December 4, 2023.

Name of Beneficial Owner	Common Stock
	Shares owned	Percent of Class

The Vanguard Group(1)	19,588,103	10.8%

Capital World Investors(2)	18,029,128	10.0%

T. Rowe Price Investment Management, Inc.(3)	16,578,946	9.2%

BlackRock, Inc.(4)	13,788,094	7.6%

Veritas Asset Management LLP(5)	11,169,815	6.2%

Alessandro Maselli(6)	112,029	*

Thomas Castellano	12,545	*

Ricky Hopson(6)	20,544	*

Steven L. Fasman(6)	76,467	*

Aristippos Gennadios(6)	87,088	*

John Chiminski(6)	548,321	*

Manja Boerman(6)	25,897	*

Madhavan Balachandran(6)(7)	22,172	*

Michael J. Barber(7)	6,396	*

Steven K. Barg(9)	0	*

J. Martin Carroll	32,186	*

Rolf Classon(7)	36,328	*

Rosemary A. Crane(6)(7)	18,604	*

Frank A. D’Amelio(9)	0	*

Karen Flynn(6)	19,070	*

John J. Greisch(7)	29,196	*

Christa Kreuzburg(6)	13,537	*

Gregory T. Lucier(7)	25,258	*

Donald E. Morel, Jr.(7)	58,462	*

Stephanie Okey(9)	0	*

Michelle R. Ryan(9)	1,000	*

Jack Stahl(7)	36,328	*

Current directors and executive officers as a group (24 persons)(8)	561,161	*

*	Represents less than 1%

(1)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 9, 2023, in which The Vanguard Group reported that it and its affiliates have shared voting power over 252,698 shares, sole dispositive power over 18,859,037 shares, and shared dispositive power over 729,066 shares. Filer’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

OWNERSHIP OF OUR COMMON STOCK        2023 Proxy Statement  |  CATALENT, INC.        31

(2)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on October 10, 2023, in which Capital World Investors reported that it and its affiliates have sole voting power over 18,012,132 shares and sole dispositive power over 18,029,128 shares. Filer’s address is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(3)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 14, 2023, in which T. Rowe Price Investment Management, Inc. (Price Investment Management) reported that it has sole voting power over 5,925,659 shares and sole dispositive power over 16,578,946 shares. Filer’s address is 101 E. Pratt Street, Baltimore, MD 21201.

(4)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 7, 2023, in which Blackrock, Inc. reported that it has sole voting power over 12,670,195 shares and sole dispositive power over 13,788,094 shares. Filer’s address is 55 East 52nd Street, New York, NY 10055.

(5)

Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on January 27, 2023, in which Veritas Asset Management LLP reported that it and its affiliates have shared voting power over 11,169,815 shares and shared dispositive power over 11,169,815 shares. Filer’s address is 1 Smart’s Place, London, WC2B 5LW, United Kingdom.

(6)

The number of shares beneficially owned includes shares of common stock issuable upon (a) vesting of restricted stock units within 60 days after December 4, 2023, (b) vesting of performance share units within 60 days after December 4, 2023, or (c) exercise of options that are currently exercisable and/or will be exercisable within 60 days after December 4, 2023, as follows: Mr. Maselli 79,921, Mr. Hopson 12,847, Mr. Fasman 24,448, Dr. Gennadios 33,025, Mr. Chiminski 285,461, Dr. Boerman 18,167, Mr. Balachandran 1,724, Ms. Crane 1,724, Ms. Flynn 1,724, and Dr. Kreuzburg 1,724.

(7)

Includes vested restricted stock units that that have been deferred under our Deferred Compensation Plan (described below on page 63), as follows: Mr. Balachandran 15,687, Mr. Barber 4,149, Mr. Classon 25,258, Ms. Crane 8,337, Mr. Greisch 6,632, Mr. Lucier 23,856, Dr. Morel 11,548, and Mr. Stahl 8,337.

(8)

Includes 485,957 shares of common stock issuable upon (a) vesting of restricted stock units within 60 days after December 4, 2023 or (b) exercise of options that are currently exercisable and/or will be exercisable within 60 days after December 4, 2023.

(9)	Mr. D’Amelio and Mses. Ryan and Okey joined the Board on August 28, 2023, and Mr. Barg joined the Board on September 10, 2023.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of 10% or more of our shares of common stock to file reports with the SEC about their ownership of and transactions in our common stock. Based solely on our review of reports filed with the SEC and written representations from our executive officers and directors, we believe that all reports required to be filed under Section 16(a) during fiscal 2023 were timely filed.

Equity Compensation Plan Information

The following table provides certain information as of June 30, 2023 regarding our equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders(1)	2,772,082	(2)	$71.19	(3)	7,882,520

Employee Stock Purchase Plan approved by security holders(4)	-		-		3,180,009

(1)

The amounts set forth in this row relate to grants under (a) our 2014 Omnibus Incentive Plan (the “2014 Omnibus Plan”), which was approved by a majority shareholder prior to our IPO, and (b) our 2018 Omnibus Incentive Plan (the “2018 Omnibus Plan” and, together with the 2014 Omnibus Plan, the “Omnibus Plans”), which was approved by our shareholders at the 2018 Annual Meeting of Shareholders. No additional award will be issued under the 2014 Omnibus Plan, but the shares that otherwise would have been available for issuance thereunder are available for issuance under the 2018 Omnibus Plan. Under the terms of the 2018 Omnibus Plan, each issued RSU and performance-based restricted stock unit (“PSU”) reduces the amount remaining available by 2.25 shares, which is reflected in the amount reported in column c above, as well as incremental shares underlying PSUs representing performance at maximum above the respective targets.

(2)

The amount shown includes 120,075 vested RSUs and PSUs that have been deferred under our Deferred Compensation Plan (described below on page 63), and (b) 616,531 Adjusted EPS PSUs and Relative Return PSUs at target (each as described in the Compensation Discussion & Analysis section (“CD&A”)), which may increase by up to an additional 445,596 shares (not included in the number above) representing the number of shares above target if the maximum performance thresholds are met.

(3)

The weighted-average exercise price shown above reflects stock options only and does not take into account outstanding RSUs or PSUs as these forms of equity securities by their nature have no exercise price.

(4)	The amount set forth in this row relates to our 2019 Employee Stock Purchase Plan and reflects shares purchased through the end of the purchase period that ended on June 30, 2023.

32        CATALENT, INC.  |  2023 Proxy Statement        OWNERSHIP OF OUR COMMON STOCK

Director Compensation

We provide competitive compensation to our non-employee directors to attract and retain qualified individuals. The principal elements of our non-employee director compensation are an annual cash retainer; an annual equity award of RSUs, each of which represents the right to receive one share of our common stock; and additional cash fees for our Lead Independent Director, Committee Chairs (other than the Strategic Committee), Audit Committee members, and Strategic Committee members. In addition, non-employee directors are reimbursed for reasonable out-of-pocket expenses. Mr. Maselli, our CEO, and Mr. Chiminski, our former Executive Chair, did not receive additional compensation for their service as directors during fiscal 2023. Mr. Greisch received compensation as a non-employee director in fiscal 2023 and in fiscal 2024 until his election as Executive Chair, at which point he ceased being eligible for such compensation. In addition, Ms. Flynn, our former Interim President, Division Head for Biomodalities did not receive any additional compensation for her service as a director during her appointment to such position during fiscal 2023 and for the portion of fiscal 2024 in which she served in that role.

The Compensation Committee biennially reviews and considers information from its independent compensation consultant regarding the amounts and type of compensation paid to our non-employee directors at companies within the same Comparison Group (as defined in the CD&A below under the heading “The Use of Market Data in Determining Compensation”) used by the committee to assess executive compensation.

Cash Retainer	Equity Award	Committee Fees	Deferred Compensation

Annual $100,000 cash retainer, with an additional $45,000 retainer for the Lead Independent Director.	Annual RSU grant with a grant date fair value of $275,000, vesting on the first anniversary of the grant date (subject to continued service) or upon a change of control.

Annual cash fees to the Chair and each member of the Audit Committee of $25,000 and $10,000, respectively. Annual cash fees to the Chair and each member of the Finance & Capital Markets Committee (prior to its dissolution) of $15,000 and $2,500, respectively, and annual cash fees to each member of the Strategic Committee of $5,000.

Annual cash fees to the Chair of the Compensation Committee of $12,500 and $10,000 to the Chairs of each of the Nominating and Quality Committees, as well as the M&A Committee (prior to its dissolution).

Directors may elect to defer any portion of their cash fees or RSUs on a pre-tax basis under our Deferred Compensation Plan.

The terms of the plan are described in the executive compensation section below beginning on page 63.

Matching Gift Program

Our directors may also participate in the Catalent Cares matching gift program, which matches on a 1-to-1 basis gifts made by our employees and non-employee directors to eligible nonprofit organizations, subject to a yearly maximum of $2,000. In addition, gifts of up to $1,000 made during fiscal 2023 to support humanitarian efforts in Ukraine were matched on a 2-to-1 basis.

OWNERSHIP OF OUR COMMON STOCK        2023 Proxy Statement  |  CATALENT, INC.        33

Director Stock Ownership Policy

Each of our non-employee directors is required to own stock in an amount equal to five times the annual cash retainer. For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, and shares held under a deferral or similar plan. Each non-employee director is required to retain 100% of the shares received upon settlement of vested RSUs (net of shares used to satisfy applicable tax withholding obligation, if any) until the ownership level is met. All of our non-employee directors complied with the retention provisions of this policy throughout fiscal 2023 and through the printing of this Proxy Statement.

Director Compensation for Fiscal 2023

For fiscal 2023, our non-employee directors received the amounts shown in the schedule below. All cash fees were paid on a quarterly basis, in arrears.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Madhavan Balachandran(3)(4)	100,000	274,954	374,954
Michael J. Barber(3)	100,000	274,954	374,954
J. Martin Carroll	151,401	274,954	426,355
Rolf Classon(3)(4)	110,000	274,954	384,954
Rosemary A. Crane(3)	110,000	274,954	384,954
Karen Flynn(1)	60,440	296,818	357,258
John J. Greisch(3)(4)(6)	125,907	274,954	400,861
Christa Kreuzburg	100,151	274,954	375,105
Gregory T. Lucier(3)	112,651	274,954	387,605
Donald E. Morel, Jr.	110,000	274,954	384,954
Jack Stahl(3)	120,151	274,954	395,105
Peter Zippelius(5)	58,611	274,954	333,565

(1)

Neither Mr. Chiminski nor Mr. Maselli received any compensation as a director during fiscal 2023, though they received compensation as our employees, as reported in the executive compensation tables in this Proxy Statement. In addition, Ms. Flynn only received director compensation during fiscal 2023 between September 15, 2022, when she joined the Board and April 23, 2023, the day before she was named Interim President, Division Head for BioModalities.

(2)

Represents the aggregate grant date fair value of stock awards for fiscal 2023, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”) Topic 718, using the assumptions discussed in Note 14, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2023 (the “2023 Annual Report”). Each non-employee director had 4,149 unvested RSUs as of June 30, 2023, except for Ms. Flynn who had 4,394 unvested RSUs as of the date she was named Interim President, Division Head for BioModalities and as of June 30, 2023 due to a pro-rated RSU grant received on September 15, 2022 when she joined the Board.

(3)

Messrs. Balachandran, Barber, and Classon, Ms. Crane, Messrs. Greisch and Lucier and Mr. Stahl elected to defer their annual RSU award under the Deferred Compensation Plan, as defined and described below under “Other Benefits Under Our Executive Compensation Program—Deferred Compensation Plan.”

(4)

Messrs. Balachandran and Greisch elected to defer 100% of their annual cash retainers for calendar 2022 and 2023 under the Deferred Compensation Plan. Mr. Classon elected to defer 50% of his annual cash retainer for calendar 2022 and 2023 under the Deferred Compensation Plan.

(5)

Mr. Zippelius instructed that his cash retainer should be paid to his employer, Leonard Green. He also disclaimed beneficial ownership of his stock award and is holding it on behalf of Leonard Green. Mr. Zippelius retired from the Board, effective as of the end of January 2023 in accordance with the terms and conditions of the Stockholders’ Agreement, and forfeited the RSUs granted through his stock award for fiscal 2023 pursuant to the terms of the award agreement.

(6)

The annual RSU award made to Mr. Greisch was reduced by $45,284 through a cancellation/forfeiture of awarded RSUs on August 27, 2023 due to his appointment as Executive Chair of the Company on August 28, 2023, at which time he became ineligible to receive compensation pursuant to the Company’s non-employee director compensation plan.

34        CATALENT, INC.  |  2023 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

34	COMPENSATION DISCUSSION AND ANALYSIS

35	Introduction

35	Executive Summary

36	Overview of 2023 Business Performance and Executive Compensation

	36	2023 Business Performance

	36	2023 Compensation Highlights

	37	Executive Pay Mix for 2023

	37	CEO 2023 Compensation Overview

37	Our Executive Compensation Program

	37	Our Compensation Philosophy and Principles

	38	Executive Compensation Program Elements

40	The Compensation Process

	40	The Role of the Compensation Committee, its Consultant, and Management

	40	The Compensation Committee’s Process

	40	The Use of Market Data in Determining Compensation

41	Details of Total Direct Compensation Elements

	41	Base Salary

	41	Management Incentive Plan

	44	Long-Term Incentive Awards

46	Other Benefits Under Our Executive Compensation Program

	46	Benefits and Perquisites

	46	Deferred Compensation Plan

	47	Severance and Payments on a Change of Control

47	Compensation Determinations for 2023

49	Other Compensation Practices and Policies

	49	Executive Agreements

	51	Executive Stock Ownership Guidelines

	52	Hedging and Pledging

	52	Risk Assessment of Compensation Practices and Policies

COMPENSATION DISCUSSION AND ANALYSIS        2023 Proxy Statement  |  CATALENT, INC.        35

Introduction

This CD&A explains our executive compensation philosophy and programs, and the decisions made by the Compensation Committee during fiscal 2023, unless otherwise noted. Each reference in this section to a year is a reference to our fiscal year, which ends on June 30, unless otherwise noted.

This CD&A also discusses the elements of our executive compensation program during fiscal 2023 for our Chief Executive Officer, our former Chief Financial Officer, our former Interim Chief Financial Officer who served through the end of our fiscal year, our other three most highly compensated executive officers, and one former executive officer who would have been one of the three most highly compensated executive officers had she still been serving as an executive officer as of the end of fiscal 2023 (these seven officers collectively are our “Named Executive Officers” or “NEOs”). In fiscal 2023, our NEOs were:

EXECUTIVE	TITLE
Alessandro Maselli	President and Chief Executive Officer
Thomas Castellano*	Former Senior Vice President and Chief Financial Officer
Ricky Hopson*	President, Division Head for Clinical Development & Supply and former Interim Chief Financial Officer
Steven L. Fasman	Former Executive Vice President & Chief Administrative Officer
Aristippos Gennadios	Group President, Pharma and Consumer Health
John Chiminski*	Former Executive Chair
Manja Boerman*	Former President, Division Head for Biomodalities

*

Mr. Castellano ceased serving as Chief Financial Officer on April 13, 2023 and separated from the Company on April 21, 2023. Mr. Hopson assumed the additional role of Interim Chief Financial Officer effective as of April 14, 2023 until Matti Masanovich was appointed as Senior Vice President and Chief Financial Officer effective as of July 5, 2023. Following Mr. Masanovich’s appointment, Mr. Hopson continued in his role as President, Division Head of Clinical Development and Supply. Mr. Fasman departed the Company on September 13, 2023. Effective June 30, 2023, Mr. Chiminski retired from the Company. Dr. Boerman served as President, Division Head for Biomodalities until April 24, 2023 and, upon her removal from that position, was offered “garden leave” for the entirety of the six months’ notice period under her employment agreement. Compensation changes related to these transitions are described later in this CD&A in the section entitled “Executive Agreements,” beginning on page 49.

Executive Summary

Our executive compensation program is intended to attract, motivate, retain, and reward our leadership in a manner that will align their interests with those of our shareholders on an annual and long-term basis and promote sustainable shareholder value creation. We believe attracting, motivating, retaining, and rewarding superior talent is needed to maintain and improve our performance and shareholder returns. We therefore seek to maintain a competitive program that ties a significant portion of executive pay to our financial and stock price performance.

The following is a summary of important aspects of our executive compensation program.

Balanced mix of pay components and incentives. Our compensation program targets a market-based mix of cash and equity compensation, and of short- and long-term incentives. The principal elements of our program are base salary; performance-based annual bonus; and long-term equity awards, split 80/20 between performance-contingent (PSUs and stock options) and time-vested (RSUs).

Pay for Performance. We emphasize pay-for-performance to align executive compensation with our business strategy. Approximately 88% of the target total direct compensation of our CEO in 2023 was variable or performance-based.

Share Retention. Our Compensation Committee has established stock ownership guidelines directing our executive officers to hold a multiple of annual salary in the form of shares of common stock in order to align management and shareholder interests.

Pledging and Hedging. Our executives are prohibited from pledging our shares (absent our General Counsel’s permission, which has never been granted) or hedging against the economic risk of such ownership.

Use of Independent Consultant. The Compensation Committee has engaged an independent, third-party consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist it in designing our compensation program and making compensation decisions.

36        CATALENT, INC.  |  2023 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Clawback/Forfeiture Provisions. The terms of our long-term, equity-based awards and our short-term, cash-based award plan allow us in certain circumstances to “claw back” shares and cash received pursuant to such awards or, in the case of the equity-based awards, to require the repayment of all gains realized on the vesting or exercise of such awards. In connection with the revisions to our audited consolidated financial statements for fiscal 2022, under the clawback provisions of the MIP, the Compensation Committee approved a clawback of a portion of the amounts paid under the MIP for fiscal 2022 for all NEOs who received a MIP payment for such fiscal year. The amount of the clawback was determined in the same manner as the original MIP payment by calculating the value of the appropriate business factor in light of the revision to the audited consolidated financial statements and was equal to approximately 3% of the value of the original fiscal 2022 MIP payout to each NEO for fiscal 2022 performance. For NEOs who are active employees, each NEO’s 2023 MIP payment or other amounts due to them are being reduced by the amount of the clawback.

Compensation Peer Group. The Compensation Committee uses a group of peer companies, selected with the assistance of FW Cook to be aligned with corporate governance best practices, to benchmark target total direct compensation levels, other executive compensation-related programs and policies, and benefit packages.

Shareholder Say-on-Pay. At the 2022 Annual Meeting of Shareholders, our shareholders voted 95.3% in favor of our say-on-pay proposal, demonstrating their concurrence that our executive compensation program reflects a strong pay-for-performance orientation. In fiscal 2023, the Compensation Committee considered the outcome of the shareholder advisory vote when making decisions relating to the compensation of our NEOs and our executive compensation program and policies. Based in part on the demonstrated level of support reflected in this vote and the success of the program in retaining our talent and incentivizing superior performance, the Compensation Committee determined that no substantive change to our compensation program was necessary for fiscal 2023.

Overview of 2023 Financial Performance and Executive Compensation

2023 FINANCIAL PERFORMANCE

•	Net revenue declined 11%, from $4.8 billion to $4.3 billion on a reported basis and from $4.8 billion to $4.4 billion on a constant-currency basis.

•	Net earnings decreased 151%, from earnings of $499 million to a loss of $256 million.

•	Adjusted EBITDA declined 43%, from $1.3 billion to $0.7 billion on a constant-currency basis.

•	Our net leverage ratio increased from 2.9x at the end of fiscal 2022 to 6.6x at the end of fiscal 2023.

2023 COMPENSATION HIGHLIGHTS

In fiscal 2023, our financial performance was muted, with Budget-Based Revenue and Budget-Based EBITDA (both as defined below) missing target by 24% and 50%, respectively. As a result, our performance-based compensation awarded in fiscal 2023 and paid out in fiscal 2023 from prior awards was meaningfully below target. The fiscal 2023 MIP, comprised of 70% business performance and 30% personal goals performance, for our executive officers other than the CEO who remained in service at the payout date, including each of our NEOs besides Mr. Castellano (who departed Catalent prior to payout and therefore received nothing from the MIP), and Dr. Boerman and Mr. Maselli (who received no payout under the MIP), was awarded materially below target, as the business performance factor was 0% for the fiscal year. In addition, our financial performance in fiscal 2023 resulted in materially lower payouts under the long-term incentive program compared to fiscal 2022 payouts, with our Relative Return PSUs, as described below, for the fiscal 2021-2023 performance period having 0% payout, and our Adjusted EPS PSUs, as described below, for the fiscal 2021-2023 performance period vesting at 106%, modestly above target due to our strong performance in fiscal 2021 and 2022 relative to fiscal 2020. Similarly, the values of time-vested RSUs at their vesting in early fiscal 2024 were materially lower than their stated values at the time of their grant due to the decline in our stock price compared to our stock price in early fiscal 2021 when awarded. As of the end of fiscal 2023, outstanding PSUs aligned to both the fiscal 2022-2024 and fiscal 2023-2025 performance periods were also tracking meaningfully below targets.

COMPENSATION DISCUSSION AND ANALYSIS        2023 Proxy Statement  |  CATALENT, INC.        37

EXECUTIVE PAY MIX FOR 2023

The majority of target total direct compensation for our NEOs during fiscal 2023 consisted of variable pay elements. The Compensation Committee believes this allocation aligns with our pay-for-performance compensation philosophy of motivating our NEOs to achieve our performance objectives in the short-term and to grow the business to create sustainable value for our shareholders in the long term.

CEO Target Direct Compensation(1)	Other NEOs Target Direct Compensation(1)

(1)

Does not include other compensation, pension values, and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table beginning on page 55. Mr. Maselli actually received zero short-term compensation for fiscal 2023 due to the performance level of the business for that year.

CEO 2023 TARGET DIRECT COMPENSATION OVERVIEW

BASE SALARY	• $925,000

MANAGEMENT INCENTIVE PLAN (MIP)	• $1,018,000 at target, equal to 110% of base salary

LONG-TERM INCENTIVE AWARD	• $5,500,000 in grant-date fair value awarded under our long-term incentive plan

Our Executive Compensation Program

OUR COMPENSATION PHILOSOPHY AND PRINCIPLES

Our executive compensation program ties pay delivery to the successful execution of our overall business goals and adherence to our core values, which we believe best serves the interests of our shareholders. We believe that attracting, motivating, retaining, and rewarding superior executive talent is a key to delivering attractive shareholder returns, and that an appropriately structured executive compensation program is critical to that end, with each element supporting the achievement of our compensation philosophy.

38        CATALENT, INC.  |  2023 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Our executives must be of a caliber and level of experience necessary to manage our complex, global business effectively. Given the long-cycle nature of most of our businesses, the complexity and highly regulated nature of our operations, and the competitive nature of our industry, it is especially important for us to retain our executive talent to ensure continuity of management. We seek to implement this philosophy by following three key principles:

• Competitive compensation. Providing a competitive compensation opportunity that enables us to attract, motivate, retain, and reward superior executive talent.

• Alignment with shareholder interests. Aligning our executives’ interests with our shareholders’ through equity compensation, short- and long-term absolute and relative performance metrics and share retention guidelines.

• Linking compensation to performance. Fostering a pay-for-performance philosophy by tying a significant portion of pay to financial and stock-price performance as well as other goals that support the creation of sustainable long-term shareholder value.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS

Cash Compensation

Base Salary	Fixed cash compensation that is based on scope of responsibilities, experience, prior performance, and the pay practices of key competitors for executive-level talent.	• Attract, motivate, and retain superior talent. • Provide a fixed, baseline level of compensation. • Annual increase, if any, based on market positioning and individual performance.

Annual Bonus Opportunity: Management Incentive Plan (MIP)	Annual cash payment tied to our financial results and a set of individually tailored financial and strategic performance objectives.

• Variable pay for short-term achievement of financial results and individual goals.

• For fiscal 2023, 70% based on financial performance (Budget-Based EBITDA and Budget-Based Revenue, each as defined below) and 30% based on individual goals.[1]

1

Note that “Budget-Based Revenue” and “Budget-Based EBITDA” are non-GAAP financial measures and subject to important limitations. For a discussion of these measures and how they reconcile to our results reported under U.S. GAAP, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1 of this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS        2023 Proxy Statement  |  CATALENT, INC.        39

COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS

Long-Term Incentive

Awards under our Long-Term Incentive Plan (LTIP)	Annual grants of equity-based awards under our 2018 Omnibus Plan intended to drive (1) absolute and relative long-term performance relative to pre-established objectives and (2) robust, continuous executive retention. Includes grants of Nonqualified Stock Options, RSUs, and PSUs.

• Align compensation with the creation of shareholder value and achievement of long-term performance objectives.

• Increase equity ownership by executives.

• Promote executive retention.

• Reward absolute and relative stock price performance over a multi-year period.

Retirement Benefits

U.S. Savings Plan	A tax-qualified 401(k) defined contribution plan that allows U.S. participants to defer a portion of their compensation, subject to Internal Revenue Code (the “Code”) limits, and receive a partial employer matching contribution.	• Attract, motivate, and retain superior talent.

U.K. Retirement Plan	A defined contribution retirement plan open to U.K. participants, which also permits a partial employer match on contributions.	• Attract, motivate, and retain superior talent.

Deferred Compensation Plan

A nonqualified deferred compensation plan for qualifying U.S. and U.K. employees that provides opportunities to defer income taxation of a portion of compensation beyond what is permitted under our Savings Plan.

The plan allows NEOs and certain other executives to defer up to 80% of total cash compensation, to receive matching contributions equal to 50% of the first 6% of compensation deferred, and to invest cash amounts deferred in a variety of investment options. In addition, the plan allows for U.S.-based executives to defer certain grants received under our 2018 Omnibus Plan.

• Attract, motivate, and retain superior talent.

Severance Benefits

Executive Severance and Change-in-Control Benefits

Severance benefits provided to NEOs and certain other senior executives upon company-initiated involuntary termination of employment without cause, or upon a “good reason” termination by the executive.

Equity grants provide for vesting if employment is terminated involuntarily without cause following a change in control.

• Attract, motivate, and retain superior talent. • Facilitate recruitment and retention of executives by providing income security in the event of involuntary job loss.

40        CATALENT, INC.  |  2023 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Process

THE ROLE OF THE COMPENSATION COMMITTEE, ITS CONSULTANT, AND MANAGEMENT

The Compensation Committee oversees the compensation program for our CEO and our other executive officers, including our other NEOs. Management typically formulates new proposals concerning executive compensation, including, but not limited to salary levels, the form and content of various incentive or other compensation programs, and benefits such as healthcare and retirement programs (though management does not propose or otherwise participate in the setting of our CEO’s compensation). All management proposals as they relate to our NEOs are subject to Compensation Committee review and approval. The Compensation Committee has retained an independent consultant, FW Cook, to help it fulfill its responsibilities, including its review of management proposals. Among other things, FW Cook benchmarks compensation levels using available market data and trends and the Comparison Group approved by the Compensation Committee (see discussion of Comparison Group below). In compliance with the NYSE’s listing standards and SEC rules, the Compensation Committee in April 2023 conducted its annual independence assessment of FW Cook and concluded that it remains independent of management and that its work did not raise any conflict of interest.

THE COMPENSATION COMMITTEE’S PROCESS

In accordance with its charter, the Compensation Committee is responsible for, among other duties:

•	reviewing and approving our overall executive compensation philosophy;

•	overseeing the administration of compensation and benefit programs, policies, and practices;

•	reviewing and approving the identification of our peer companies with respect to various benchmarking activities and data sources used in evaluating our compensation competitiveness;

•	evaluating the performance of the CEO against performance goals and objectives approved by our Board; and

•	approving the performance metric and corresponding goals, evaluating the performance, and approving the compensation of our executive officers.

THE USE OF MARKET DATA IN DETERMINING COMPENSATION

The Compensation Committee considers numerous factors as it formulates, reviews, and approves pay components and the overall structure of our executive compensation program. Among these factors are survey data, scoped to focus on companies with revenue comparable to ours, and the compensation practices of select peer companies, which we refer to as the “Comparison Group.” In January 2022, the Compensation Committee reviewed the Comparison Group that would be used to inform pay decisions for fiscal 2023. One of the peers, Varian Medical, was acquired, leaving 15 companies in the Comparison Group. Catalent’s trailing four quarter revenue and market cap at the time the peers in the Comparison Group was reviewed were both near the median of the remaining 15 peers. Additionally, all remaining peers were found to be within a reasonable range of Catalent’s revenue and market cap at the time, and the Compensation Committee determined not to make any change to the Comparison Group (other than removing Varian Medical due to its acquisition).

COMPENSATION DISCUSSION AND ANALYSIS        2023 Proxy Statement  |  CATALENT, INC.        41

Six of the 15 peer companies are pharmaceutical / biotechnology companies, and the remaining peer companies are health care equipment/supplies or life sciences tools/services companies. Other factors that are reviewed during the annual Comparison Group selection process include business similarity, profitability, enterprise value, and number of employees. The Compensation Committee further believes that reference to the Comparison Group is appropriate when reviewing our compensation program for fiscal 2023 because of the potential likelihood that this group competed with us for executive talent. The 15 companies in the Comparison Group that informed compensation decisions for fiscal 2023 were:

• Agilent Technologies, Inc. • Biogen Inc. • Boston Scientific Corporation • Hologic, Inc. • Incyte Corporation • Mettler-Toledo International Inc. • STERIS plc • Vertex Pharmaceuticals Incorporated	• Align Technology, Inc. • Bio-Rad Laboratories, Inc. • The Cooper Companies, Inc. • Horizon Pharma plc • Jazz Pharmaceuticals plc • Perrigo plc • West Pharmaceutical Services, Inc.

The Compensation Committee also considers other factors in addition to the market benchmarks, including individual executives’ tenure, proficiency in role, and criticality to our performance. The Compensation Committee concluded that our pay strategy is appropriate to assure the attraction and retention of top talent in a competitive market, particularly as we continue to move into areas where the competition for top talent is particularly fierce, including cell and gene therapy, and demands on our senior executives have increased as the business has grown and become more complex. While the Compensation Committee considers peer and market data, it does not target a specific market position when determining executive target compensation levels. In addition to referencing market data, as described above, the Compensation Committee considered prior year compensation history and compensation levels of other Company executives to provide context for fiscal 2023 executive compensation.

Details of Total Direct Compensation Elements

For fiscal 2023, compensation paid to our NEOs consisted of base salary; short-term incentive pay in the form of participation in the MIP; equity-based, long-term incentive awards subject to multi-year time- and performance-vesting criteria; and the opportunity to participate in certain benefit programs and other perquisites. We generally review the base salary and other incentive compensation target amounts of our executive officers, including our NEOs, annually, consistent with the process for our employees generally.

BASE SALARY

Base salary is the principal fixed component of target total direct compensation for NEOs, and is determined by considering the executive’s job responsibilities, market data, and the individual’s performance and contributions.

MANAGEMENT INCENTIVE PLAN

SUMMARY

The MIP is an annual cash incentive program that rewards performance against annual individual and overall business goals. We extend MIP participation to a broad group of our executives, including our NEOs. For fiscal 2023, 70% of a participant’s MIP target payout was based on business goals applicable to that participant and 30% was based on the participant’s individual goals. The Compensation Committee selects the overall business goals applicable to the NEOs participating in the MIP from among the corporate financial and strategic growth objectives set each year by our Board. The individual goals for each of our NEOs other than our CEO and former Executive Chair are set jointly by that NEO and the CEO. The individual goals for our CEO and former Executive Chair are set jointly by each of these individuals and the Compensation Committee. These individual goals relate generally to the following categories but are not assigned numerical weightings or measuring criteria: quality and compliance, operational excellence, customer innovation/growth, organizational vitality/leadership, and financial accountability.

42        CATALENT, INC.  |  2023 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

2023 PERFORMANCE TARGETS

For fiscal 2023, the Compensation Committee based the business goals portion of our MIP on achievement of our Budget-Based EBITDA goal (as defined in Appendix A to this Proxy Statement) and our Budget-Based Revenue goal (also as defined in Appendix A). The Compensation Committee uses Budget-Based EBITDA and Budget-Based Revenue because:

(a) it believes that they are important indicators of our increasing value and growth,

(b) they are the primary measures by which we set and measure performance for the fiscal year,

(c) they exclude certain items that would normally be part of a calculation of net earnings but that we believe are not representative of our core business, and

(d) they are widely used measures of overall financial performance.

The Compensation Committee concluded for fiscal 2023 that (1) using a combination of these two measures would provide a balanced set of business performance targets that focus on growth, profitability, and the most efficient conversion of revenue to profit, (2) at the time the goals are set, the performance targets provide a reasonably achievable, but challenging, set of goals for our NEOs and other MIP participants, and (3) linking our NEOs’ bonuses to company-wide performance goals encourages collaboration across the executive leadership team. These goals are intended to incentivize all participants to maximize their performance for the benefit of our shareholders.

CALCULATING 2023 MIP AWARDS

When determining MIP awards, the Compensation Committee used a matrix approach that simultaneously evaluates performance of the two components that comprise the business-goal portion of the MIP. Performance at target for each of the metrics results in achievement of the business-goal portion of the MIP award at 100% of a participant’s target amount. Performance below or above the targets, subject to a range of 80% to 125% and a minimum 80% achievement of Budget-Based EBITDA target, results in an achievement of the business-goal portion of the MIP award in the manner set forth in the following table (at 0-200% of target), with linear interpolation applied for results that fall between two consecutive revenue or EBITDA achievement levels:

		Revenue Goal Achievement (as a percentage of budget)
		<80%	80%	85%	90%	95%	100%	105%	110%	115%	120%	125%
EBITDA Goal Achievement (as a percentage of budget)	<80%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	80%	32%	32%	39%	46%	53%	60%	62%	64%	66%	68%	70%
	85%	49%	49%	49%	56%	63%	70%	72%	74%	76%	78%	80%
	90%	66%	66%	66%	66%	73%	80%	80%	80%	80%	80%	80%
	95%	75%	75%	75%	78%	85%	85%	85%	85%	85%	85%	85%
	100%	90%	95%	95%	95%	96%	100%	105%	110%	115%	115%	115%
	105%	95%	98%	100%	104%	109%	113%	120%	125%	125%	125%	125%
	110%	100%	109%	113%	117%	122%	126%	133%	140%	140%	140%	140%
	115%	104%	122%	126%	130%	135%	139%	146%	153%	160%	160%	160%
	120%	117%	135%	139%	143%	148%	152%	159%	166%	173%	175%	175%
	125%	130%	148%	152%	156%	161%	165%	172%	179%	186%	193%	200%

Achievement by each participant, including each of our NEOs, against individual goals can result in payment of the individual performance portion of the MIP award between 0% and 200% of the target amount. Payout of the MIP requires achievement of the minimum thresholds of both the business-goal portion and the individual-performance portion. The target amount for each participant in our MIP, including each of our NEOs, is a fixed sum and is reviewed annually by the Compensation Committee, consistent with the process for our employees generally.

For fiscal 2023, the business goals were collectively weighted at 70% of the total payout, the individual goals were weighted at 30%, and the maximum payout under our MIP was 200% of each executive target opportunity (200% x 70%, plus 200% x 30%).

COMPENSATION DISCUSSION AND ANALYSIS        2023 Proxy Statement  |  CATALENT, INC.        43

CLAWBACK/FORFEITURE

Participation in the MIP may be cancelled or forfeited and repaid to us if the participant engages in any “Detrimental Activity,” including but not limited to fraud, breaches of restrictive covenants, and disparagement of the company, as defined in the 2018 Omnibus Plan. In addition, if a participant receives any amount in excess of what the participant should have received for any reason (including by reason of a financial restatement, mistake in calculation, or other administrative error), the participant must repay the excess. Without limiting the foregoing, all MIP awards are subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable law.

In connection with the revisions to our audited consolidated financial statements for fiscal 2022, under the clawback provisions of the MIP, the Compensation Committee approved a clawback of a portion of the amounts paid under the MIP for fiscal 2022 for all NEOs who received a MIP payment for such fiscal year. The amount of the clawback was determined in the same manner as the original MIP payment by calculating the value of the appropriate business factor in light of the revision to the audited consolidated financial statements and was equal to approximately 3% of the value of the original fiscal 2022 MIP payout to each NEO for fiscal 2022 performance. For NEOs who are active employees, each NEO’s 2023 MIP payment or other amounts due to them are being reduced by the amount of the clawback.

In October 2023, the Company adopted a Clawback Policy in accordance with Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder and intended to comply with the NYSE listing standards.

2023 MIP AWARDS

The business performance goals and achievement levels for fiscal 2023, which collectively represented 70% of the overall target MIP award, are as follows (in millions of U.S. dollars, using our internal budget-based currency exchange rates, or percentages):

Performance Measure	Threshold / Target/ Maximum Performance(1)	Actual Performance	Business Performance Factor Payout Percentage

Budget-Based Revenue	$4,232 / 5,290 / 6,612	$4,263	0%
Budget-Based EBITDA	$1,126 / 1,407 / 1,759	$698

(1)

When calculating Budget-Based EBITDA and Budget-Based Revenue performance, the target, threshold, and maximum are adjusted by the Compensation Committee for the projected pro forma performance from completed acquisitions over the measurement period.

The CEO, together with the Senior Vice President and Chief Human Resources Officer during fiscal 2023, evaluated the individual performance of each of our executive officers, including the NEOs other than the CEO, based on each individual’s fiscal 2023 goals and objectives. After combining the individual performance metric with the business performance metrics, management determined a recommended MIP award for each such executive officer, which they presented to the Compensation Committee. In approving MIP awards for the NEOs other than the CEO, the Compensation Committee considered our financial performance in fiscal 2023 and the individual assessment of performance and accomplishments relative to their respective goals and objectives.

The CEO also presented to the Compensation Committee an assessment of his own individual performance, which the Compensation Committee evaluated in determining the CEO’s MIP award. The CEO’s MIP award was based on his fiscal 2023 goals and objectives in the areas of: (1) continuing to progress Catalent’s strategic ambition to build on its broad base of offerings and to expand its position as the preferred strategic CDMO partner in core and advanced technologies, integrated solutions, and first-to-scale innovation, including solidifying and accelerating growth in Catalent’s base of product offerings, maximizing growth in Catalent’s biologics division, and continuing to invest in growth enablers; (2) strengthening Catalent’s foundation, including addressing variabilities in performance and On Time Delivery and driving continuous improvement centrally, including by continuing to enhance the IACP audit program and improving IT; (3) offsetting inflationary pressures with total cost excellence (TCE) and other cost control and restructuring programs; (4) leveraging a strong financial position to increase M&A selectivity, pursuing portfolio management, delivering fiscal year 2023 financials and making working capital improvements; and (5) improving on our culture and organizational vitality, including executing on cultural assimilation, continuing to find ways to deepen Catalent’s Patient First culture, and achieving measurable

44        CATALENT, INC.  |  2023 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

progress against stated D&I and ESG goals and targets. The Compensation Committee did not assign weights in considering these areas, but took account of the differing levels of focus in each area as the year progressed. After consideration of all of these factors, the Compensation Committee decided not to award the CEO any MIP bonus for fiscal 2023.

The former Executive Chair also presented to the Compensation Committee an assessment of his own individual performance, which the Compensation Committee evaluated in determining the former Executive Chair’s MIP award, based on his fiscal 2023 goals and objectives in the areas of: (1) advancing our culture and values through acceleration of our ESG goals and targets, focused on sustainability (waste, water usage, and emissions), and acceleration of our TCE goals, including reactivating a LEAN culture; (2) executive coaching to advance our CEO’s transition and to activate CEO succession planning; (3) enhancing Board processes to create better interaction among directors; (4) driving key executive and senior leadership talent acquisition, with a primary focus on senior leadership positions within the finance, operations and quality functions in our Biologics segment and development a bench of industry leaders poised for ELT roles; (5) providing active counsel and support to the company on matters of M&A strategy and execution, transformational projects, and emerging biotech customer development, among others; and (6) leading the Board through setting meeting agendas, working closely with the Lead Independent Director and CEO to set content and manage Board logistics. The Compensation Committee did not assign weights in considering these areas but took account of the differing levels of focus in each area as the year progressed. After consideration of all of these factors, the Compensation Committee decided not to award the former Executive Chair any MIP bonus for fiscal 2023.

LONG-TERM INCENTIVE AWARDS

Our long-term incentive compensation program is potentially available to all our employees, including our NEOs, and includes one or some combination of three types of equity-based awards:

•	time-based stock options, in which there is a fixed grant to the recipient subject only to a time- and service-based vesting requirement;

•	time-based RSUs, in which there is a fixed grant to the recipient subject only to a time- and service-based vesting requirement; and

•

performance-based PSUs, in which vesting is based on the achievement of pre-established performance criteria over a multi-year performance period, subject to continuing service through the date of certification of final performance by the Compensation Committee.

By awarding grants with multi-year performance or vesting periods, we appropriately align program participants with the long-term best interests of our shareholders. Those interests are also protected by restrictive covenants that are imposed on our participants, including a confidentiality obligation, a limitation on competing with us for the greater of one year post-departure and the final vesting of outstanding equity-based awards, and an agreement not to solicit our employees for one year after leaving our employ.

Awards to our NEOs for the fiscal 2023-25 performance period, awarded in early fiscal 2023, were divided into PSUs (with the target number of shares providing 50% of the target value awarded), stock options (30% of the target value awarded), and RSUs (20% of the target value awarded). In turn, the target value awarded as PSUs was divided evenly between PSUs that use our Adjusted Net Income per diluted share (“Adjusted EPS”) as their performance metric and those that use relative total shareholder return (“Relative Return”), as described below in this section.1 The target size for our NEOs’ LTIP awards was set by the Compensation Committee using a market-based determination of LTIP grant value, individual performance, and other factors.

Awards to our NEOs for the fiscal 2023-25 performance period, awarded in early fiscal 2023 under our LTIP were generally determined and approved by the Compensation Committee on a dollar-value basis, which is then translated into a fixed or target number of options, RSUs, or PSUs by dividing the award by the per-instrument price, using a Black-Scholes valuation for options, grant date share price for RSUs and Adjusted EPS PSUs, and the value derived from a Monte Carlo pricing model for Relative Return PSUs, and then rounding up to the nearest whole number of shares. Subject to the recipient’s continued service with us through each applicable vesting date, options vest in equal installments over the first four anniversaries of the grant date, RSUs vest on the third anniversary of the grant date, and PSUs vest when and if we determine that the performance criteria are met at the end of the three-year performance period. The continued service requirement is waived

COMPENSATION DISCUSSION AND ANALYSIS        2023 Proxy Statement  |  CATALENT, INC.        45

in the event of a participant’s disability or retirement in accordance with the “Rule of 65,” which applies if a participant retires on or after the date on which the sum of the participant’s age and period of service with us equals sixty-five (65) years, so long as they are at least the age of fifty-five (55) and give at least six-months’ notice and, beginning with grants awarded in fiscal 2021, have completed at least five years of service with us.

The performance criteria for the PSUs granted during fiscal 2023 are as follows:

•

Adjusted EPS is separately calculated for each fiscal year in the 3-year performance period and then totaled and compared to the 3-year, cumulative target set by the Compensation Committee at the beginning of the performance period.

•

Achievement of the target Adjusted EPS will earn the participant the number of shares equal to 100% of the target number of Adjusted EPS PSUs. At 75% achievement, 50% of the target will be earned, with no shares earned for achievement below that threshold. At the maximum achievement level of the greater of (i) 150% of target Adjusted EPS and (ii) the amount determined using the financial goals set forth for the performance period portion of the most recent strategic planning period, the resulting earnout is 200% of the target. Earnouts are interpolated for levels of performance between threshold and target, and between target and maximum.

•

Relative Return is the percentile rank of our total shareholder return during the 3-year performance period relative to the total shareholder return of each of the companies comprising the S&P 500 Healthcare Index (with total shareholder return being the change in the price per share over the performance period, assuming reinvestment of dividends, if any, paid during the performance period). There were 63 other companies in the comparison group at the start of the fiscal year 2023-2025 three-year performance period.

•

Achievement of the median Relative Return will earn the participant the number of shares equal to 100% of the target number of Relative Return PSUs. At the 25th percentile, 50% of target will be earned, with no shares earned for achievement below that threshold. At the maximum achievement level of the 75th percentile, the resulting earnout is at 150% of target. Earnouts are interpolated for levels of achievement between threshold and target, and between target and maximum. In addition, earnouts on our Relative Return PSUs are subject to an additional cap so that the total value of the shares earned at payout cannot exceed 300% of the grant date value of such incentive awards.

The Compensation Committee believes that the performance targets for both the Adjusted EPS PSUs and the Relative Return PSUs represent reasonably achievable but challenging goals and are intended to incentivize all participants to maximize their performance for the long-term benefit of our shareholders.

[1]

Note that Adjusted Net Income is a non-GAAP financial measure, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP and is subject to important limitations. For a discussion of Adjusted Net Income and a reconciliation to the most directly comparable U.S. GAAP measure, please see Appendix A to this Proxy Statement, entitled “Non-GAAP Financial Measures,” beginning on page A-1.

FISCAL 2021-2023 PSU PERFORMANCE

In fiscal 2021, the Compensation Committee granted PSUs representing 50% of the total long-term incentives to executives for the fiscal 2021-23 performance period, awarded one-half as Adjusted EPS PSUs and one-half as Relative Return PSUs. These PSUs issued in respect of the fiscal 2021-23 performance period vested in fiscal 2024 at a performance level of 106% of target for the Adjusted EPS PSUs and 0% of target for the Relative Return PSUs earned by our NEOs.

Fiscal 2021-2023 Performance Targets

	Performance Schedule			Corresponding Earnout Range (% of Target)

	Threshold	Goal	Maximum	Thresh.	Goal	Max.

Adjusted EPS PSUs and Performance Shares	$5.69	$7.58	$9.48	50%	100%	200%

Relative Return PSUs and Performance Shares	25th Percentile	50th Percentile	75th Percentile	50%	100%	150%

Fiscal 2021-2023 Performance Achievement

	Actual Performance

	Achievement Level	% of Goal	Earnout as % of Target

Adjusted EPS PSUs	$7.69	101%	106%

Relative Return PSUs	15th Percentile	N/A	0%

46        CATALENT, INC.  |  2023 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Other Benefits Under Our Executive Compensation Program

BENEFITS AND PERQUISITES

We provide to all our employees, including our NEOs, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits available to our NEOs include:

•	a 401(k) savings plan for U.S. NEOs, and an equivalent plan under U.K. law for our U.K.-domiciled NEO, both of which provide for a partial employer match of employee contributions;

•	an employee stock purchase plan, allowing the purchase of shares of our common stock at a 10% discount;

•	medical, dental, vision, life and accident insurance, disability coverage, and health savings, dependent care, and healthcare flexible spending accounts; and

•	employee assistance program benefits.

Under our 401(k) savings plan and the equivalent U.K. plan, we match a portion of the funds set aside by the employee. In the U.S., we match 100% of up to 4% of eligible annual compensation contributed, up to federal tax law limits on both eligible compensation that may be considered for contribution and the amount employees may contribute. In the U.K., the plan provides for an employer matching contribution of 5.5-8% of eligible base salary compensation dependent on the participant contributing 3.5-6% of eligible base salary compensation.

Our Employee Stock Purchase Plan is designed to allow our eligible employees to purchase shares of our common stock at designated intervals at a discounted price of 10% through their accumulated payroll deductions or other contributions. Employees who are United States tax residents may benefit from favorable tax treatment as the Employee Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

We provide basic life and accident insurance coverage valued at two times the employee’s annual base salary at no cost to our employees. The employee may also select supplemental life and accident insurance, for a premium to be paid by the employee.

We also provide our NEOs with limited perquisites and personal benefits that are not generally available to all employees, such as financial counseling services. We provide these limited perquisites and personal benefits in order to further our goal of attracting and retaining our executive talent and to avoid unnecessary personal distractions that may impede maximum personal performance. These benefits and perquisites are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnotes in accordance with SEC rules. Other than with respect to tax equalization and related tax gross-up payments made in respect of two of our NEOs, Mr. Maselli and Dr. Boerman, who lived and worked, at our request, in a jurisdiction other than his or her primary tax domicile, as described below in note 6(C) to our Fiscal 2023 Summary Compensation Table starting on page 55, during fiscal 2023 we did not “gross up” for the income tax consequences of any benefit or perquisite.

DEFERRED COMPENSATION PLAN

Our deferred compensation programs (collectively, the “Deferred Compensation Plan”) permit a broad group of U.S.- and U.K.-based executives, including all of our NEOs (other than Dr. Boerman), to defer up to 80% of base salary, commissions (not applicable to NEOs), and MIP bonus. We credit the first 6% of cash compensation deferred with a matching contribution equal to 50% of the amount deferred. Participants are immediately vested in all amounts they contribute and the related investment gains, but matching contributions and their related investment gains vest ratably over the participant’s first four years of service. Participants may choose from a variety of investment options for the cash amounts deferred.

Under the Deferred Compensation Plan, we also credit each participant’s deferral account with notional earnings and/or losses based on the deemed investment of the accounts in one or more of a variety of investment alternatives selected by such participant. Participants may elect from a variety of forms of payout, including lump-sum payment and various types of annual installments, with the timing depending on the form selected.

COMPENSATION DISCUSSION AND ANALYSIS        2023 Proxy Statement  |  CATALENT, INC.        47

In addition, our Deferred Compensation Plan permits U.S. participants to defer unvested incentive compensation grants (other than options) in order to delay recognition of income on these awards upon vesting.

Cash and equity deferrals, company contributions, and applicable gains are held in a “rabbi” trust. “Rabbi” trust assets are ultimately controlled by us. Operating the Deferred Compensation Plan this way permits participants to defer recognition of income for tax purposes on the amounts deferred until they are paid to the participants.

Our U.S.- and U.K.-based directors can also participate in the Deferred Compensation Plan on the same terms as our executives, though they are not provided a matching contribution on their cash deferrals.

We believe that providing the NEOs and other eligible participants with deferred compensation opportunities is a market-based benefit plan necessary for us to deliver competitive benefit packages. Additional details of the Deferred Compensation Plan follow the table entitled “Fiscal 2023 Nonqualified Deferred Compensation Table,” following this CD&A.

SEVERANCE AND PAYMENTS ON A CHANGE OF CONTROL

Our NEOs are eligible for severance benefits in connection with a termination of employment and/or a change of control in certain circumstances. The amounts of such benefits and the conditions for their payment are described in the Fiscal 2023 Potential Payments upon Employment Termination or Change of Control Tables beginning on page 64, including the accompanying notes.

Compensation Determinations for 2023

We generally review the base salary and other incentive compensation target amounts of our executive officers, including our NEOs, annually, consistent with the process for our employees generally. For fiscal 2023, compensation paid to our NEOs consisted of base salary, short-term incentive pay in the form of participation in the MIP, equity-based, long-term incentive awards subject to multi-year time- and performance-vesting criteria, and the opportunity to participate in certain benefit programs and other perquisites.

The Compensation Committee observed at the beginning of fiscal 2022 that executive compensation opportunities were meaningfully low versus peer and market data overall and the Compensation Committee determined to move targeted pay levels over a multi-year period which resulted in larger pay increases than in the past for certain individuals, particularly in their long-term incentive award grant values. It continued with this strategy when setting fiscal 2023 target pay opportunities in July 2022. Despite the target total direct compensation increases, and due to continued market movement, Catalent’s fiscal 2023 target total direct compensation levels generally remained below the market median (except for two NEOs who were provided one-time promotion awards in fiscal 2023 to recognize their increased responsibilities and incentivize continued performance). In line with the above, the Compensation Committee does not target a specific market position when determining executive target compensation levels.

Alessandro Maselli

The following determinations reflect Mr. Maselli’s transition to President and Chief Executive Officer in fiscal 2023

• Base Salary: Increased to $925,000 from $654,183[1] as President and Chief Operating Officer in fiscal 2022

• MIP: Zero bonus, equal to 0% of target opportunity of $1,018,000, or 0% of salary (target increased from 80% of salary as President and Chief Operating Officer in fiscal 2022)

• LTIP: Award with a grant date fair value of $5,500,235 (increased from $1,700,177 as President and Chief Operating Officer in fiscal 2022)

48        CATALENT, INC.  |  2023 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Thomas Castellano

• Base Salary: Increased by $50,000 to $ 550,000

• MIP: Target opportunity of $450,000, or 82% of salary (target increased from 80% of salary in fiscal 2022) (forfeited upon his departure from Catalent)

• LTIP: Award with a grant date fair value of $1,250,101 (increased from $600,166 in fiscal 2022 in his prior role); all fiscal 2023 awards were forfeited upon his departure from Catalent

Ricky Hopson

• Base Salary: $380,000

• MIP: $139,500 bonus, equal to 45% of target opportunity of $310,000, or 37% of base salary

• LTIP: Award with a grant date fair value of $350,182 (increased from $280,160 in fiscal 2022)

• Monthly stipend in the amount of $10,000 for April 2023, $20,000 for May 2023 and $20,000 for June 2023 ($50,000 paid in fiscal 2023), for his service as Interim Chief Financial Officer

Steven L. Fasman

The following determinations reflect Mr. Fasman’s transition to Executive Vice President and Chief Administrative Officer in fiscal 2023

• Base Salary: Increased to $625,000 from $600,000 as Senior Vice President, General Counsel, and Corporate Secretary in fiscal 2022

• MIP: $135,000 bonus, equal to 27% of target opportunity of $500,000, or 22% of base salary (target increased from 77% of base salary as Senior Vice President, General Counsel, and Corporate Secretary in fiscal 2022)

• LTIP: Award with a grant date fair value of $1,500,246 (increased from $1,000,193 in fiscal 2022)

Aristippos Gennadios

The following determinations reflect Mr. Gennadios’ transition to Group President, Pharma and Consumer Health in fiscal 2023

• Base Salary: Increased by $100,000 to $600,000

• MIP: $135,000 bonus, equal to 27% of target opportunity of $500,000, 23% of salary (target increased from 80% of salary as President, Softgel & Oral Technologies in fiscal 2022)

• LTIP: Award with a grant date fair value of $1,000,197 (increased from $500,207 in fiscal 2022)

• Award of RSUs with a grant date fair value of $2,000,097 granted in July 2022 in connection with his promotion and additional responsibilities

John Chiminski

The following determinations reflect Mr. Chiminski’s transition to Executive Chair of the Board in fiscal 2023

• Base Salary: Decreased to $700,000 from $1,075,000 as Chair and CEO in fiscal 2022

• MIP: Zero bonus, equal to 0% of target opportunity of $700,000, or 0% of salary (target decreased from 126% of salary as Chair and CEO in fiscal 2022)

• LTIP: Award with a grant date fair value of $4,000,069 (decreased from $9,300,340 in fiscal 2022)

COMPENSATION DISCUSSION AND ANALYSIS        2023 Proxy Statement  |  CATALENT, INC.        49

Manja Boerman

• Base Salary: Increased by $75,000 to $500,000

• MIP: Zero bonus, equal to 0% of target opportunity of $400,000, or 0% of base salary

• LTIP: Award with a grant date fair value of $650,151 (increased from $500,207 in fiscal 2022)

• Award of Performance Restricted Stock Units (PRSUs) with a grant date fair value of $2,000,088 in connection with her expanded responsibilities, which would vest from 0-200% of target based upon the achievement against pre-determined revenue of the BioModalities Division during fiscal 2026 (all outstanding unvested equity-based awards, including the PRSUs, will be cancelled based on the existing terms of the awards, in connection with her termination by mutual consent when such negotiations are complete)

1	Converted from pounds sterling to U.S. dollars at an exchange rate of 1.3325:1, which represents the average of the monthly rates during fiscal 2022.

Other Compensation Practices and Policies

EXECUTIVE AGREEMENTS

The following is a description of the provisions of employment agreements and offer letters with our NEOs, as in effect during fiscal 2023. In addition, our NEOs have entered into agreements with respect to the long-term incentive grants they have received, the terms of which are described elsewhere in this Proxy Statement. Severance agreements and arrangements affecting our NEOs are further described in the table entitled “Fiscal 2023 Potential Payments upon Employment Termination or Change of Control Tables” and accompanying notes, beginning on page 64.

EMPLOYMENT AGREEMENT FOR ALESSANDRO MASELLI

On January 4, 2022, we entered into an employment agreement with Mr. Maselli in connection with his transition to his current position as President and Chief Executive Officer. Effective July 1, 2022, (1) his base salary increased to $925,000, (2) his target cash incentive opportunity under the MIP for fiscal 2023 increased to $1,018,000, and (3) his LTIP grant in respect of fiscal 2023 increased to $5,500,000. The terms also include (a) a one-year employment term commencing July 1, 2022, which automatically extends for successive one-year periods unless either party gives notice of non-renewal at least 60 days before the end of the then-current term, and (b) participation in all group health, life, disability, and other employee benefit and perquisite plans and programs in which our other senior executives generally participate.

Mr. Maselli is subject to a covenant not to (x) compete with us or solicit the business of any client or prospective client while employed and for one year following his termination of employment for any reason or (y) solicit our employees or consultants while employed and for two years following his termination of employment for any reason, in each case subject to certain specified exclusions. The agreement also contains customary confidential information, assignment of intellectual property rights, and indemnification provisions, as well as the severance terms described below under “Fiscal 2023 Potential Payments upon Employment Termination or Change of Control Tables—Severance and Payments on a Change of Control.”

OFFER LETTER FOR THOMAS CASTELLANO

On May 10, 2021, we provided a letter to Mr. Castellano, with an effective date of June 1, 2021, in connection with his appointment as our senior vice president and chief financial officer. The letter set his base salary and MIP target at $500,000 and $400,000, respectively, and provided that he be recommended to receive an LTIP grant for fiscal 2022 of $600,000. On July 27, 2022, we provided a letter to Mr. Castellano that increased his base pay to $550,000, effective July 21, 2022, increased his MIP target to $450,000, and increased his LTIP target for the fiscal 2023-2025 performance period to $1,250,000 for fiscal 2023.

Mr. Castellano ceased serving as Chief Financial Officer effective April 13, 2023 and separated from the Company effective April 21, 2023. For a description of the severance benefits that Mr. Castellano is entitled to receive in connection with his involuntary termination without cause under his pre-existing severance agreement, please see the discussion below under the heading “Severance and Termination Benefits—Mr. Castellano.”

50        CATALENT, INC.  |  2023 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

OFFER LETTER FOR RICKY HOPSON

On July 1, 2022, we provided a letter to Mr. Hopson in connection with his promotion to President, Division Head for Clinical Development & Supply. The letter set his base salary and MIP target at $380,000 and $310,000, respectively, and provided that he be recommended to receive an LTIP grant for fiscal 2023 of $350,000.

On May 1, 2023, we provided a letter to Mr. Hopson, with an effective date of April 14, 2023, in connection with his appointment as our Interim Chief Financial Officer. The letter provided that he would be entitled to receive an additional cash stipend of $20,000 per month for the duration of his assignment until such time as the Company hired a permanent Chief Financial Officer, and that all other elements of his existing compensation would remain unchanged.

OFFER LETTER FOR STEVEN L. FASMAN

On March 13, 2018, we provided a letter to Mr. Fasman setting forth certain terms of his employment, with immediate effect. The letter set his base salary and MIP target at $550,000 and $412,500, respectively, and provided that he be recommended to receive an LTIP grant for fiscal 2019 of $650,000. We increased Mr. Fasman’s base salary, effective July 2020, to $600,000. On July 7, 2022, we provided an updated letter to Mr. Fasman in connection with his transition to Executive Vice President and Chief Administrative Officer. Effective July 1, 2022, (1) his base salary increased to $625,000, (2) his target cash incentive opportunity under the MIP for fiscal 2023 increased to $500,000, and (3) his LTIP grant in respect of fiscal 2023 increased to $1,500,000. Mr. Fasman left the Company in September 2023 to take another opportunity.

OFFER LETTER FOR ARISTIPPOS GENNADIOS

On March 15, 2018, we provided a letter to Dr. Gennadios setting forth certain terms of his employment, with immediate effect. The letter set his base salary and MIP target at $420,000 and $315,000, respectively, and provided that he be recommended to receive an LTIP grant for fiscal 2019 of $450,000. We increased Dr. Gennadios’s base salary, effective July 2021, to $500,000. On July 7, 2022, we provided an updated letter to Dr. Gennadios in connection with his transition to Group President, Pharma and Consumer Health. Effective July 1, 2022, (1) his base salary increased to $600,000, (2) his target cash incentive opportunity under the MIP for fiscal 2023 increased to $500,000, and (3) his LTIP grant in respect of fiscal 2023 increased to $1,000,000. In addition, Dr. Gennadios received a one-time grant of RSUs vesting three years from the grant date with a grant-date value of $2,000,000.

EMPLOYMENT AGREEMENT OF JOHN CHIMINSKI

As in effect at the beginning of fiscal 2022, Mr. Chiminski’s employment agreement, as amended, provided for a three-year employment term commencing August 23, 2017, which automatically extended for successive one-year periods unless either party gave notice of non-renewal at least 60 days before the end of the then-current term. The terms included (1) an annual base salary of $1,075,000, subject to discretionary increases from time to time, (2) continued participation in our MIP, with a minimum annual target amount of $1,350,000, (3) continued participation in our annual LTIP with a minimum annual target grant value of $9,075,000, and (4) participation in all group health, life, disability, and other employee benefit and perquisite plans and programs in which our other senior executives generally participate. He also received annual reimbursements for the reasonable cost of (1) premiums for an executive life insurance policy (not to exceed $15,000) and (2) financial services/planning (not to exceed $15,000). On January 4, 2022, we entered into an amended and restated one-year employment agreement with Mr. Chiminski in connection with his transition to Executive Chair. Effective July 1, 2022, (1) his annual base salary decreased to $700,000, (2) his target cash incentive opportunity under the MIP for fiscal 2023 decreased to $700,000, and (3) his LTIP grant in respect of fiscal 2023 decreased to $4,000,000 (granted entirely in the form of RSUs vesting one year from the grant date).

Mr. Chiminski is subject to a covenant not to (x) compete with us or solicit the business of any client or prospective client while employed and for one year following his termination of employment for any reason or (y) solicit our employees or consultants while employed and for two years following his termination of employment for any reason, in each case subject to certain specified exclusions. The agreement also contains customary confidential information, assignment of intellectual property rights, and indemnification provisions.

Effective June 30, 2023, Mr. Chiminski retired from the Company. In connection with Mr. Chiminski’s retirement from the Company, all of his then-outstanding equity awards will continue to vest in accordance with the terms of his outstanding award agreements and he continues to be eligible to receive financial planning reimbursements up to $15,000 (per calendar

COMPENSATION DISCUSSION AND ANALYSIS        2023 Proxy Statement  |  CATALENT, INC.        51

year) for one-year following his departure in accordance with the policy approved by the Compensation Committee for all members of the Executive Leadership Team following their retirement from the Company.

EMPLOYMENT AGREEMENT AND LONG-TERM ASSIGNMENT LETTER FOR MANJA BOERMAN

On October 8, 2019, Dr. Boerman entered into an employment agreement with Catalent Pharma Solutions GmbH, for employment in the Netherlands as Region President, Biologics—EU to commence on January 2, 2020. Effective June 1, 2020, Dr. Boerman was promoted to President, Cell & Gene Therapy, her annual base salary increased to $425,000, her MIP target increased to $340,000, and her LTIP target increased to $500,000 for the fiscal 2021-2023 performance period. She was also granted RSUs valued at $200,000 that would vest 100% on the third anniversary of the grant date. Effective July 21, 2022, Dr. Boerman’s base salary increased to $500,000, her MIP target increased to $400,000 for fiscal year 2023, and her LTIP target for the fiscal 2023-2025 performance period increased to $650,000. In addition, Dr. Boerman received a PRSU incentive grant with a target value of $2,000,000. The actual number of PRSUs that would ultimately vest would range from 0-200% of the target number of shares. The vesting of the PRSU grant and distribution of shares under the grant, if any, would be based on revenue targets for fiscal year 2026 and would occur after the Board approves the Company’s audited consolidated financial statements for that fiscal year. If Dr. Boerman’s employment was terminated before the completion of such revenue determination for any reason other than death or disability, the PRSUs would cease vesting and would be forfeited. On October 10, 2022, we provided Dr. Boerman a long-term international assignment letter setting forth certain terms of her long-term assignment from the Netherlands to the United States. Dr. Boerman was provided a car allowance of €24,000 per year, a cost of living differential of $3,455 per month, a lodging stipend of $6,360 net per month, and was enrolled in an international benefit plan. Dr. Boerman’s assignment-related allowances and benefits are consistent with our standard practices and polices applicable, by location, to employees on long-term assignments. Dr. Boerman’s base salary, MIP and LTIP targets, and other conditions of employment remained unchanged.

Dr. Boerman was removed from her position as President, Division Head for Biomodalities effective as of April 25, 2023, and upon her removal was offered “garden leave” for the entirety of the six months’ notice period under her employment agreement. Dr. Boerman continued to receive her salary through the end of fiscal 2023 while we continued to negotiate the terms of her separation during her period of garden leave. All outstanding unvested equity-based awards granted to Dr. Boerman, including the PRSUs, will be cancelled based upon the existing terms of the awards, in connection with her termination by mutual consent when such negotiations are complete.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our executive stock ownership guidelines for our CEO and certain of our executives, including the other NEOs, set a multiple of each executive’s base salary as the amount of qualifying equity to be acquired and held by each executive. In assessing compliance with the guidelines, we count shares held outright, 50% of the value of unvested RSUs (or Restricted Stock issued in lieu thereof), and 100% of shares held in benefit plans, if any. Shares underlying stock options (vested or unvested) or unearned PSUs do not count toward achievement of the guidelines. Our guidelines by executive level are as follows:

Class of Executive	Multiple of Base Salary

CEO	5X

Other NEOs	2.5X

If, on the date of any exercise of an option to purchase our common stock or the delivery of our common stock underlying any vested RSU or PSU, an executive has not reached the minimum ownership level under the guidelines, then the executive should retain and not sell that portion of the delivered shares whose market value is equal to at least 50% of the after-tax market value of all shares delivered on that date. For purposes of complying with this provision of the guidelines, the market value is equal to the average closing price per share of our common stock as reported on the NYSE for all trading days in the last month of the prior fiscal year.

52        CATALENT, INC.  |  2023 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

All of our NEOs complied with these guidelines during fiscal 2023 and have remained in compliance through the date of this Proxy Statement.

HEDGING AND PLEDGING

Our Insider Trading Policy prohibits directors and all of our employees, including our executive officers, from engaging in any transactions that are designed to hedge or offset any decrease in the market value of our securities, including, but not limited to, through the use of financial instruments such as exchange funds, variable forward contracts, equity swaps, puts, calls, and other derivative instruments, or through the establishment of a short position in our securities. Though our Insider Trading Policy allows the pledging by our directors and employees, including our executive officers, of our securities in situations approved by our General Counsel, our current policy and practice is that no such pledging is allowed.

RISK ASSESSMENT OF COMPENSATION PRACTICES AND POLICIES

With the assistance of its independent consultant, the Compensation Committee annually reviews our compensation program from a risk perspective. Based on that review, the Compensation Committee believes that our program is not reasonably likely to have a material adverse effect on us and our shareholders. Our compensation program achieves this by striking an appropriate balance between short-term and long-term incentives, using a diversity of metrics to assess performance and payout under our incentive programs, placing caps on our incentive award payout opportunities, and having stock ownership and retention requirements. For example, our current long-term equity incentive program incorporates our financial performance and stock price into its performance measures and generally magnifies the impact of changes in our stock price as well as Relative Return performance.

REPORT OF THE COMPENSATION COMMITTEE        2023 Proxy Statement  |  CATALENT, INC.        53

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement as filed on Schedule 14A with the SEC.

Submitted by the Compensation Committee:

Gregory T. Lucier, Chair

Michael J. Barber

Rolf Classon

Frank D’Amelio

Stephanie Okey

Date: December 6, 2023

54        CATALENT, INC.  |  2023 Proxy Statement        EXECUTIVE COMPENSATION TABLES

Executive Compensation Tables

The following tables summarize our NEO compensation:

Fiscal 2023 Summary Compensation Table PAGE 55

This table summarizes the compensation earned by or paid to our NEOs for fiscal years 2023, 2022, and 2021, to the extent applicable, including salary and annual incentive plan payments earned, the aggregate grant date fair value of stock awards and option awards granted to our NEOs, and all other compensation paid to our NEOs.

Fiscal 2023 Grants of Plan-Based Awards Table PAGE 57	This table summarizes all grants of plan-based awards made to our NEOs during fiscal 2023.
Fiscal 2023 Outstanding Equity Awards at Year-End Table PAGE 58	This table summarizes the unvested stock awards and all stock options held by our NEOs as of June 30, 2023.
Fiscal 2023 Option Exercises and Stock Vested Table PAGE 62	This table summarizes our NEOs’ option exercises and stock award vesting during fiscal 2023.
Fiscal 2023 Nonqualified Deferred Compensation Table PAGE 62

This table summarizes the activity during fiscal 2023 and account balances under our Deferred Compensation Plan as of June 30, 2023. Following the table is a description of our Deferred Compensation Plan. For additional discussion of the Deferred Compensation Plan, see “Compensation Discussion and Analysis—Other Benefits under Our Executive Compensation Program—Deferred Compensation Plan” on page 46 of this Proxy Statement.

Fiscal 2023 Potential Payments upon Employment Termination or Change of Control Tables PAGE 64

These tables summarize payments, rights, and benefits that would be provided to our NEOs in the event of certain employment terminations or a change of control, assuming such event occurred on June 30, 2023.

EXECUTIVE COMPENSATION TABLES        2023 Proxy Statement  |  CATALENT, INC.        55

Fiscal 2023 Summary Compensation Table

Name and Principal position(1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)(7)

Alessandro Maselli	2023	925,000	-	3,850,216	1,650,019	-	158,437	6,583,672
President and Chief Executive Officer	2022	654,183	-	1,190,169	510,008	733,000	146,670	3,234,030
	2021	639,689	-	908,287	375,022	770,144	1,866,588	4,559,730

Thomas Castellano(8)	2023	443,654	-	875,098	375,003	-	1,036,228	2,729,983
Former Senior Vice President and Chief Financial Officer	2022	500,000	-	420,150	180,016	548,240	22,661	1,671,067
	2021	372,949	-	964,123	82,507	337,003	21,964	1,778,546

Ricky Hopson(9)	2023	380,000	-	245,150	105,032	139,500	102,625	972,307
President, Division Head for Clinical Development & Supply and Former Interim Chief Financial Officer

Steven L. Fasman(10)	2023	625,000	-	1,050,221	450,025	135,000	50,053	2,310,299
Former Executive Vice President & Chief Administrative Officer	2022	600,000	-	1,200,253	300,016	644,276	54,978	2,799,523
	2021	591,313	-	791,744	210,008	670,036	54,504	2,317,605

Aristippos Gennadios(9)	2023	600,000	-	2,700,277	300,017	135,000	64,263	3,799,557
Group President, Pharma and Consumer Health	2022	485,769	-	850,275	150,008	572,240	67,212	2,125,504

John Chiminski	2023	700,000	-	4,000,069	-	-	107,698	4,807,767
Former Executive Chair	2022	1,075,000	-	6,510,335	2,790,005	1,890,810	141,367	12,407,517
	2021	1,052,569	-	6,689,674	2,722,522	2,000,000	116,374	12,581,139

Manja Boerman(9) (11)	2023	511,387	-	2,455,217	195,022	-	818,262	3,979,888
Former President, Division Head for Biomodalities

(1)

As of June 30, 2023. Mr. Castellano ceased serving as Chief Financial Officer on April 13, 2023 and separated from the Company on April 21, 2023. Mr. Hopson assumed the additional role of Interim Chief Financial Officer effective as of April 14, 2023 until Matti Masanovich was appointed as Senior Vice President and Chief Financial Officer effective as of July 5, 2023. Following Mr. Masanovich’s appointment, Mr. Hopson returned to his previous role as President, Division Head of Clinical Development and Supply. Effective June 30, 2023, Mr. Chiminski retired from the Company. Dr. Boerman served as President, Division Head for Biomodalities until April 24, 2023, and, upon her removal from that position, was offered “garden leave” for the entirety of the six months’ notice period under her employment agreement. Compensation changes related to these transitions are described in the CD&A in the section entitled “Executive Agreements,” beginning on page 49.

(2)

Values reflect the amounts paid to the NEOs for each fiscal year reported. Amounts reported include the portion, if any, of base salary each NEO elected to defer under the Deferred Compensation Plan, as applicable. The values reported for Mr. Maselli during fiscal years 2022 and 2021 include a portion of his annual base salary rate expressed in U.K. pounds sterling that was converted to and paid in U.S. dollars, based on average monthly currency exchange rates applicable at the time of payment, in connection with his relocation to the United States. The value reported for Dr. Boerman reflects her U.S. dollar denominated salary, a portion of which is allocated to a statutorily-required holiday allowance in the Netherlands, expressed in Euros based on average monthly currency exchange rates. Dr. Boerman continued to receive her salary through the end of fiscal 2023 while we continued to negotiate the terms of her separation, during her period of garden leave. Please see the CD&A for additional details of changes to the salaries of the NEOs during fiscal year 2023, as applicable.

(3)

Represents the aggregate grant date fair value of stock awards for fiscal years 2023, 2022, and 2021 computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 14, “Stock-Based Compensation,” to the consolidated financial statements included in our 2023 Annual Report. The amounts reported in this column assume, in accordance with FASB ASC Topic 718, that the NEOs will receive or retain the target number of PSUs awarded to them in each such fiscal year. All of our NEOs, other than Mr. Chiminski, received PSUs during fiscal year 2023. If, instead, the performance during the 2023-25 performance period is such that the NEOs receive or retain the maximum number capable of being awarded (200% of target for Adjusted EPS and 150% of target for Relative Return PSUs), the value of the PSU grants for 2023 would be as follows:

Name	ASC Topic 718 Value at Maximum ($)
Alessandro Maselli	4,812,785
Thomas Castellano	1,093,889
Ricky Hopson	306,425
Steven L. Fasman	1,312,769
Aristippos Gennadios	875,206
Manja Boerman	568,979

Relative Return PSUs are subject to market conditions, as opposed to performance conditions, and therefore do not have maximum grant date fair values that differ from the grant date fair values under FASB ASC Topic 718. The actual value of the PSUs, if any, that ultimately convert to shares of our common stock or are no longer subject to forfeiture, respectively, on the vesting dates will depend on (x) our share price on such dates and (y) our performance according to the applicable performance criteria.

56        CATALENT, INC.  |  2023 Proxy Statement        EXECUTIVE COMPENSATION TABLES

The amount reported for Dr. Gennadios for fiscal 2023 include RSUs with a grant date fair value of $2,000,097 granted on July 1, 2022 in connection with his promotion to Group President, Pharma and Consumer Health. The amount reported for Mr. Chiminski for fiscal 2023 represents RSUs granted in connection with his role as Executive Chair. The amount reported for Dr. Boerman for fiscal 2023 includes PRSUs with a grant date target value of $2,000,088 granted on July 26, 2022. Under the terms of the award to Dr. Boerman, the actual number of PRSUs that will become payable can range from 0% to a maximum 200% of target ($4,000,176 at maximum), based on the future net revenue achievement of the BioModalities division during fiscal 2026.

(4)

Reflects nonqualified stock options to acquire shares of our common stock. Amounts reported reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 14, “Stock-Based Compensation,” to the consolidated financial statements included in our 2023 Annual Report.

(5)

Amounts reported reflect the MIP awards earned by our NEOs, which includes the portion of the MIP award, if any, each NEO elected to defer under the Deferred Compensation Plan, as applicable. Amounts reported for Mr. Maselli in fiscal 2021 and 2022 were denominated in U.K. pounds sterling and converted to U.S. dollars (as well as paid in U.S. dollars for fiscal 2021 and 2022) based on the average monthly currency exchange rates applicable to annual bonus payments in each period.

(6)	The amounts set forth as “All Other Compensation” for fiscal 2023 are further detailed below:

Name	Employer 401(k) Matching Contributions ($)(A)	Employer Non- Qualified Deferred Compensation Matching Contributions ($)(B)	Assignment- Related Allowances & Benefits ($)(C)	Financial Services Reimbursement ($)(D)	Severance Benefits ($)(E)	Other ($)(F)	Total ($)

Alessandro Maselli	-	-	139,104	19,333	-	-	158,437

Thomas Castellano	10,831	-	-	-	1,025,397	-	1,036,228

Ricky Hopson	12,800	23,386	-	16,439	-	50,000	102,625

Steven L. Fasman	12,700	18,724	-	16,629	-	2,000	50,053

Aristippos Gennadios	14,200	35,063	-	15,000	-	-	64,263

John Chiminski	10,044	78,114	-	10,765	-	8,775	107,698

Manja Boerman	-	-	818,262	-	-	-	818,262

(A)	Under our 401(k) Savings Plan, we match up to a maximum 4% of annual compensation contributed by participants, up to federal tax law limits on both eligible compensation and individual contributions.

(B)

Represents company contributions under our Deferred Compensation Plans, representing 50% of each participant’s contribution up to the first 6% of eligible pay that such participant contributes to the plan, up to any applicable limit.

(C)

Mr. Maselli received certain tax equalization benefits during fiscal 2023 in connection with his relocation from the United Kingdom and long-term assignment in the United States prior to fiscal 2023, resulting primarily from timing differences between the determination and payment of U.S. and U.K. taxes across multiple tax years. Such benefits are consistent with our standard policies and practices applicable, by location, to employees on long-term assignments.

Dr. Boerman received certain benefits, including tax equalization, during fiscal year 2023 in connection with the start of her long-term assignment from the Netherlands to the U.S. in October 2022. Such benefits are consistent with our standard policies and practices applicable, by location, to employees on long-term assignments. The amount reported in this column for Dr. Boerman comprises the following: allowances through April 2023 for housing, car and cost of living in the amounts of $32,778, $20,958, and $21,643, respectively; a $74,219 pension allowance – Dr. Boerman did not participate in any formal pension scheme in fiscal 2023; $40,896 for relocation expenses; and aggregate tax equalization benefits and accompanying tax gross-ups paid by us of $562,616. The amounts reported in this column for Dr. Boerman also include allowances paid during May 2023 and June 2023 while we were continuing to negotiate the terms of her separation for car, cost of living, housing and pension in the amounts of $4,192, $6,378, $11,742 and $15,105, respectively. Dr. Boerman became eligible for health care coverage in the U.S. effective September 1, 2022. The amount reported includes the U.S. employer health benefit cost during fiscal 2023 in the amount of $27,735, including costs paid prior to the start of her assignment in October 2022 and while negotiating the terms of her separation (during May 2023 and June 2023) in the amount of $8,367. Amounts reported in this column include certain benefits that were paid in Euros for Dr. Boerman converted to U.S. dollars using an exchange rate of 1.0479:1, which represents the average of the monthly rates during fiscal 2023.

(D)

Each of the NEOs, pursuant to the terms of an employment agreement or otherwise, is entitled to services, which may be submitted in the form of a reimbursement, for the reasonable cost of financial services/planning, subject to an aggregate cap of $15,000 during each calendar year. The amounts reported in each fiscal year may differ from this cap due to timing differences between each fiscal year and calendar year. During fiscal 2023, Messrs. Maselli, Hopson, and Fasman received financial services/planning services in the amounts of $19,333, $16,439, and $16,629, respectively, applicable to calendar years 2022 and 2023. During fiscal 2023, Dr. Gennadios and Mr. Chiminski received financial services/planning reimbursements totaling $15,000 and $10,765, respectively, applicable to calendar years 2022 and 2023. The amount reported in this column for Mr. Maselli includes $2,704 for tax preparation services paid in connection with his long-term assignment in the U.S. prior to fiscal 2023.

(E)

The amount reported for Mr. Castellano includes a severance benefit in the amount of $1,000,012 that will be paid over a one-year period following his separation from Catalent on April 21, 2023 and a one-time payment of $25,385 representing unused paid-time-off for fiscal 2023.

(F)

The amount reported for Mr. Hopson includes an aggregate stipend of $50,000 paid in connection with Mr. Hopson’s services as Interim Chief Financial Officer from April through June 2023. The amount reported for Mr. Fasman represents contributions we made under our Catalent Cares matching gift program. Mr. Chiminski’s employment agreement entitled him each calendar year during the employment term to be reimbursed for the reasonable cost of premiums for an executive life insurance policy, subject to an aggregate cap of $15,000 each such year. For fiscal 2023, Mr. Chiminski received a reimbursement in the amount of $8,775. From time to time, family members of executives may accompany them on a business-related flight aboard a private aircraft. There is no incremental cost to the Company, and therefore no incremental costs are reflected in the amounts above, for the use of such flights by family members of executives.

(7)

We have not included columns reporting any amount as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because none of our NEOs received or earned any above-market or preferential earnings during fiscal 2021 to 2023.

(8)	The grants awarded to Mr. Castellano in fiscal 2023 were cancelled in accordance with their terms when his employment ended on April 21, 2023.

(9)	Mr. Hopson, Dr. Gennadios, and Dr. Boerman did not qualify as NEOs in one or more previous years. Accordingly, disclosure of their compensation for such prior years is not required.

(10)	The grants awarded to Mr. Fasman in fiscal 2023 were cancelled in accordance with their terms when his employment ended on September 13, 2023.

(11)

All outstanding unvested equity-based awards granted to Dr. Boerman, including the awards granted during fiscal 2023 and shown in the table above, will be cancelled in accordance with their terms upon her termination by mutual consent when such negotiations are complete.

EXECUTIVE COMPENSATION TABLES        2023 Proxy Statement  |  CATALENT, INC.        57

Fiscal 2023 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Alessandro Maselli		228,032	1,018,000	2,036,000	-	-	-	-	-	-	-
	7/26/2022	-	-	-	-	-	-	-	44,427	107.63	1,650,019
	7/26/2022	-	-	-	-	-	-	10,221	-	-	1,100,086
	7/26/2022	-	-	-	6,388	12,776	25,552	-	-	-	1,375,081
	7/26/2022	-	-	-	6,948	13,895	20,843	-	-	-	1,375,049
Thomas Castellano(6)		100,800	450,000	900,000	-	-	-	-	-	-	-
	7/26/2022	-	-	-	-	-	-	-	10,097	107.63	375,003
	7/26/2022	-	-	-	-	-	-	2,323	-	-	250,024
	7/26/2022	-	-	-	1,452	2,904	5,808	-	-	-	312,558
	7/26/2022	-	-	-	1,579	3,158	4,737	-	-	-	312,516
Ricky Hopson		69,440	310,000	620,000	-	-	-	-	-	-	-
	7/26/2022	-	-	-	-	-	-	-	2,828	107.63	105,032
	7/26/2022	-	-	-	-	-	-	651	-	-	70,067
	7/26/2022	-	-	-	407	813	1,626	-	-	-	87,503
	7/26/2022	-	-	-	443	885	1,328	-	-	-	87,580
Steven L. Fasman(7)		112,000	500,000	1,000,000	-	-	-	-	-	-	-
	7/26/2022	-	-	-	-	-	-	-	12,117	107.63	450,025
	7/26/2022	-	-	-	-	-	-	2,788	-	-	300,072
	7/26/2022	-	-	-	1,743	3,485	6,970	-	-	-	375,091
	7/26/2022	-	-	-	1,895	3,790	5,685	-	-	-	375,058

Aristippos Gennadios		112,000	500,000	1,000,000	-	-	-	-	-	-	-
	7/01/2022	-	-	-	-	-	-	18,689	-	-	2,000,097
	7/26/2022	-	-	-	-	-	-	-	8,078	107.63	300,017
	7/26/2022	-	-	-	-	-	-	1,859	-	-	200,084
	7/26/2022	-	-	-	1,162	2,323	4,646	-	-	-	250,024
	7/26/2022	-	-	-	1,264	2,527	3,791	-	-	-	250,072
John Chiminski		156,800	700,000	1,400,000	-	-	-	-	-	-	-
	7/26/2022	-	-	-	-	-	-	37,165	-	-	4,000,069
Manja Boerman(8)		89,600	400,000	800,000	-	-	-	-	-	-	-
	7/26/2022	-	-	-	-	-	-	-	5,251	107.63	195,022
	7/26/2022	-	-	-	-	-	-	1,208	-	-	130,017
	7/26/2022	-	-	-	755	1,510	3,020	-	-	-	162,521
	7/26/2022	-	-	-	822	1,643	2,465	-	-	-	162,591
	7/26/2022	-	-	-	9,292	18,583	37,166	-	-	-	2,000,088

(1)

For each NEO, represents potential cash payments for fiscal 2023 under our MIP. See the section in our CD&A entitled “Details of Total Direct Compensation Elements—Management Incentive Plan” for a further description of our MIP.

(2)

The amounts shown reflect PSUs, and for Dr. Boerman, PRSUs, granted to the NEOs during fiscal 2023. In fiscal 2023, the Compensation Committee continued to set the performance metrics for the PSUs awarded under our LTIP using Adjusted EPS and Relative Return, each of which will apply to 50% of the total PSU value awarded, as reflected in the table above. The final number of PSUs can range from 0-200% of the target number of Adjusted EPS PSUs and 0-150% of the target number of Relative Return PSUs, depending on our achievement against each relevant performance metric established by the Compensation Committee at the beginning of the performance period. The final number of PRSUs granted to Dr. Boerman can range from 0 to 200% of the target based on the future Net Revenue achievement of the BioModalities Division during fiscal 2026. See the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards” for a further description of our long-term incentive compensation program.

58        CATALENT, INC.  |  2023 Proxy Statement        EXECUTIVE COMPENSATION TABLES

(3)

Represents RSUs granted to the NEOs during fiscal 2023. Each NEO received RSUs on July 26, 2022 under our LTIP as their fiscal 2023 annual grant. Dr. Gennadios received an additional RSU award on July 1, 2022 in connection with his promotion to Group President, Pharma & Consumer Health. The vesting and settlement terms of the RSUs are described in more detail in the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards.”

(4)

Represents nonqualified stock options granted during fiscal 2023 under our LTIP. Stock options have an exercise price based on the closing price per share of our common stock on the date of grant, as reported on the NYSE. Each NEO, except for Mr. Chiminski, was granted stock options on July 26, 2022 under our LTIP as their fiscal 2023 annual grant. See the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards” for a further description of our stock option grants.

(5)

The values of equity-based grants presented in this table were calculated in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 14, “Stock-Based Compensation,” to the consolidated financial statements included in our 2023 Annual Report. The stock price used in each calculation is the closing price per share of our common stock on each respective grant date, as reported on the NYSE. The values of the Adjusted EPS PSU grants reported in this column assume that the awards will vest at their target amounts.

(6)

The grants awarded to Mr. Castellano in fiscal 2023 were cancelled in accordance with their terms when his employment ended on April 21, 2023, which also made him ineligible for a bonus under our MIP for fiscal 2023.

(7)	The grants awarded to Mr. Fasman in fiscal 2023 were cancelled in accordance with their terms when his employment ended on September 13, 2023.

(8)

All outstanding unvested equity-based awards granted to Dr. Boerman, including the awards granted during fiscal 2023 and shown in the table above, will be cancelled in accordance with their terms upon her termination by mutual consent when such negotiations are complete.

Fiscal 2023 Outstanding Equity Awards at Year-End Table

		Option Awards(1)				Stock Awards
Name	Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
(a)	Date	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Alessandro Maselli	7/26/2022	-	44,427	107.63	7/26/2032	-	-	-	-
	7/26/2022	-	-	-	-	10,221	443,183	-	-
	7/26/2022	-	-	-	-	-	-	6,388	276,984
	7/26/2022	-	-	-	-	-	-	6,948	301,265
	7/26/2021	3,892	11,676	113.00	7/26/2031	-	-	-	-
	7/26/2021	-	-	-	-	3,009	130,470	-	-
	7/26/2021	-	-	-	-	-	-	1,881	81,560
	7/26/2021	-	-	-	-	-	-	1,949	84,509
	7/30/2020	7,696	7,699	88.10	7/30/2030	-	-	-	-
	7/30/2020	-	-	-	-	2,838	123,056	-	-
	7/30/2020	-	-	-	-	3,761	163,077	-	-
	7/22/2019	10,299	3,436	54.94	7/22/2029	-	-	-	-
	7/23/2018	10,523	-	43.88	7/23/2028	-	-	-	-
	7/24/2017	10,375	-	36.02	7/24/2027	-	-	-	-
	9/08/2016	11,093	-	23.89	9/8/2026	-	-	-	-

EXECUTIVE COMPENSATION TABLES         2023 Proxy Statement  |  CATALENT, INC.        59

		Option Awards(1)				Stock Awards
Name	Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
(a)	Date	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Thomas Castellano(6)	7/26/2021	1,373	-	113.00	7/26/2031	-	-	-	-
	7/30/2020	1,692	-	88.10	7/30/2030	-	-	-	-
	7/22/2019	2,698	-	54.94	7/22/2029	-	-	-	-
	7/23/2018	2,806	-	43.88	7/23/2028	-	-	-	-
	7/24/2017	1,730	-	36.02	7/24/2027	-	-	-	-
Ricky Hopson	7/26/2022	-	2,828	107.63	7/26/2032	-	-	-	-
	7/26/2022	-	-	-	-	651	28,227	-	-
	7/26/2022	-	-	-	-	-	-	407	17,648
	7/26/2022	-	-	-	-	-	-	443	19,208
	7/26/2021	641	1,924	113.00	7/26/2031	-	-	-	-
	7/26/2021	-	-	-	-	496	21,507	-	-
	7/26/2021	-	-	-	-	-	-	310	13,442
	7/26/2021	-	-	-	-	-	-	321	13,919
	6/01/2021	-	-	-	-	3,432	148,812	-	-
	7/30/2020	1,526	1,529	88.10	7/30/2020	-	-	-	-
	7/30/2020	-	-	-	-	563	24,412	-	-
	7/30/2020	-	-	-	-	747	32,390	-	-
	7/22/2019	2,432	1,218	54.94	7/22/2029	-	-	-	-
	7/23/2018	2,622	-	43.88	7/23/2028	-	-	-	-
	7/24/2017	1,550	-	36.02	7/24/2027	-	-	-	-
Steven L. Fasman(7)	7/26/2022	-	12,117	107.63	7/26/2032	-	-	-	-
	7/26/2022	-	-	-	-	2,788	120,888	-	-
	7/26/2022	-	-	-	-	-	-	1,743	75,576
	7/26/2022	-	-	-	-	-	-	1,895	82,167
	1/03/2022	-	-	-	-	4,017	174,177	-	-
	7/26/2021	2,289	6,869	113.00	7/26/2031	-	-	-	-
	7/26/2021	-	-	-	-	1,770	76,747	-	-
	7/26/2021	-	-	-	-	-	-	1,107	48,000
	7/26/2021	-	-	-	-	-	-	1,147	49,734
	7/30/2020	2,155	4,311	88.10	7/30/2030	-	-	-	-
	7/30/2020	-	-	-	-	1,590	68,942	-	-
	7/30/2020	-	-	-	-	2,838	123,056	-	-
	7/30/2020	-	-	-	-	2,107	91,360	-	-
	7/22/2019	3,311	3,311	54.94	7/22/2029	-	-	-	-
	7/23/2018	3,802	-	43.88	7/23/2028	-	-	-	-

60        CATALENT, INC.  |  2023 Proxy Statement        EXECUTIVE COMPENSATION TABLES

		Option Awards(1)				Stock Awards
Name	Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
(a)	Date	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Aristippos Gennadios	7/26/2022	-	8,078	107.63	7/26/2032	-	-	-	-
	7/26/2022	-	-	-	-	1,859	80,606	-	-
	7/26/2022	-	-	-	-	-	-	1,162	50,384
	7/26/2022	-	-	-	-	-	-	1,264	54,807
	7/01/2022	-	-	-	-	18,689	810,355	-	-
	1/03/2022	-	-	-	-	4,017	174,177	-	-
	7/26/2021	1,144	3,435	113.00	7/26/2031	-	-	-	-
	7/26/2021	-	-	-	-	885	38,374	-	-
	7/26/2021	-	-	-	-	-	-	554	24,021
	7/26/2021	-	-	-	-	-	-	574	24,889
	7/30/2020	3,078	3,080	88.10	7/30/2030	-	-	-	-
	7/30/2020	-	-	-	-	1,136	49,257	-	-
	7/30/2020	-	-	-	-	1,505	65,257	-	-
	7/22/2019	6,621	2,209	54.94	7/22/2029	-	-	-	-
	7/23/2018	10,523	-	43.88	7/23/2028	-	-	-	-
	7/24/2017	3,243	-	36.02	7/24/2027	-	-	-	-
John Chiminski	7/26/2022	-	-	-	-	37,165	1,611,474	-	-
	7/26/2021	21,291	63,874	113.00	7/26/2031	-	-	-	-
	7/26/2021	-	-	-	-	16,461	713,749	-	-
	7/26/2021	-	-	-	-	-	-	6,859	297,406
	7/26/2021	-	-	-	-	-	-	7,107	308,160
	7/30/2020	55,880	55,882	88.10	7/30/2030	-	-	-	-
	7/30/2020	-	-	-	-	20,602	893,303	-	-
	7/30/2020	-	-	-	-	27,298	1,183,641	-	-
	7/22/2019	64,748	32,375	54.94	7/22/2029	-	-	-	-
	7/23/2018	34,638	-	43.88	7/23/2028	-	-	-	-

EXECUTIVE COMPENSATION TABLES         2023 Proxy Statement  |  CATALENT, INC.        61

		Option Awards(1)				Stock Awards
Name	Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
(a)	Date	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Manja Boerman(8)	7/26/2022	-	5,251	107.63	7/26/2032	-	-	-	-
	7/26/2022	-	-	-	-	1,208	52,379	-	-
	7/26/2022	-	-	-	-	-	-	755	32,737
	7/26/2022	-	-	-	-	-	-	822	35,642
	7/26/2022	-	-	-	-	-	-	18,583	805,759
	1/03/2022	-	-	-	-	4,017	174,177	-	-
	7/26/2021	1,144	3,435	113.00	7/26/2031	-	-	-	-
	7/26/2021	-	-	-	-	885	38,374	-	-
	7/26/2021	-	-	-	-	-	-	554	24,021
	7/26/2021	-	-	-	-	-	-	574	24,889
	7/30/2020	3,078	3,080	88.10	7/30/2030	-	-	-	-
	7/30/2020	-	-	-	-	1,136	49,257	-	-
	7/30/2020	-	-	-	-	1,505	65,257	-	-
	12/2/2019	6,333	2,112	51.43	12/2/2029	-	-	-	-

(1)

Unvested outstanding time-based options are scheduled to vest on the applicable anniversaries of the respective grant dates. Options granted prior to fiscal 2023 for which a portion vested during fiscal 2023 are as follows: options granted July 23, 2018—25% on each of July 23, 2019, 2020, 2021 and 2022; options granted July 22, 2019—25% on each of July 22, 2020, 2021 and 2022; options granted July 30, 2020—25% on each of July 30, 2021 and 2022; options granted July 26, 2021—25% on July 26, 2022. All other options shown above were fully vested prior to the start of fiscal 2023. As described in the section of this Proxy Statement entitled “Fiscal 2023 Potential Payments Upon Employment Termination or Change in Control Tables,” the vesting of all or a portion of each option grant may potentially differ from the normal vesting schedule due to a change of control of our company or certain terminations of employment.

(2)

The expiration dates shown represent the 10-year anniversary of each respective grant date. Options may terminate earlier under certain circumstances, such as in connection with an NEO’s termination of employment or in connection with certain corporate transactions, including a change of control of our company.

(3)

The amounts shown for all of our NEOs include RSUs scheduled to vest on July 30, 2023, July 26, 2024 and July 26, 2025, with additional RSUs granted to the following NEOs as follows: Mr. Hopson—June 1, 2024; Mr. Fasman—July 30, 2023 and January 3, 2025; Dr. Gennadios—January 3, 2025 and July 1, 2025; Dr. Boerman—January 3, 2025. Unvested RSUs are scheduled to vest on the third anniversary of each respective grant date.

The amounts shown also include PSUs granted on July 30, 2020 that were earned as of the end of the three-year performance period ending on June 30, 2023 and vested on December 8, 2023, the date the Compensation Committee certified the attainment of actual performance levels achieved relative to the pre-determined Adjusted EPS performance targets. No portion of the PSUs granted on July 30, 2020 were earned based on performance relative to pre-determined Relative Return performance targets.

As described in the section of the Proxy Statement entitled “Fiscal 2023 Potential Payments Upon Employment Termination or Change in Control,” all or a portion of the RSUs or PSUs may vest earlier in connection with a change of control of our company or certain terminations of employment.

(4)	Shares/units are valued based on the $43.36 closing price per share of our common stock on June 30, 2023, as reported on the NYSE.

(5)

The number of shares and payout values reported include PSUs based on achieving the threshold payout percentages, Adjusted EPS PSUs and Relative Return PSUs that vest at the end of the respective three-year performance periods ending on June 30, 2024 and June 30, 2025. Due to Mr. Chiminski’s retirement on June 30, 2023, the number and payout values reported for his July 26, 2021 PSUs represent the pro-rated number of units outstanding for the time he was an active employee during the three-year performance period. The number and payout values reported for Dr. Boerman also include PRSUs granted on July 26, 2022 based on achieving the target payout percentage. Actual PSU payout levels will be determined by the Compensation Committee following the end of each applicable three-year performance period beginning with the fiscal year in which such grant is made, based on actual performance levels achieved relative to the pre-determined performance targets. The actual payout level of PRSUs granted to Dr. Boerman are designed to reflect actual performance of the BioModalities Division during fiscal 2026 relative to the pre-determined performance target. However, all outstanding unvested equity-based awards granted to Dr. Boerman, including the awards granted during fiscal 2023, will be cancelled in accordance with their terms upon her termination by mutual consent when such negotiations are complete.

(6)

Mr. Castellano’s employment ended on April 21, 2023. As a result of his departure, all of his outstanding unvested awards were immediately forfeited. In addition, Mr. Castellano had the right to exercise all of his 10,299 vested stock options within 90 days of his departure.

(7)

Mr. Fasman’s employment ended on September 13, 2023. As a result of his departure, all of his outstanding unvested awards were immediately forfeited. In addition, Mr. Fasman has the right to exercise all vested stock options within 90 days of his departure.

(8)

Dr. Boerman was offered “garden leave” for the entirety of the six months’ notice period under her employment agreement while we continue to negotiate the terms of her separation. All of her outstanding unvested awards will be forfeited based on the existing terms of the awards, in connection with her termination by mutual consent when such negotiations are complete. Dr. Boerman will have the right to exercise all vested stock options within 90 days of her separation.

62        CATALENT, INC.  |  2023 Proxy Statement        EXECUTIVE COMPENSATION TABLES

Fiscal 2023 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Alessandro Maselli	-	-	13,081	1,355,829

Thomas Castellano	-	-	5,141	532,859

Ricky Hopson	-	-	6,256	560,623

Steven L. Fasman	-	-	17,164	1,797,055

Aristippos Gennadios	-	-	8,410	871,687

John Chiminski	-	-	123,302	12,780,095

Manja Boerman	-	-	11,136	912,408

(1)

Represents the vesting during fiscal 2023 of RSU and PSU grants awarded for the fiscal 2020-22 LTIP performance period. In addition to this vesting, the following awards also vested: Mr. Hopson’s January 22, 2020 retention grant of 1,620 RSUs, which vested on January 22, 2023; Mr. Fasman’s July 22, 2019 recognition-related award of 4,551 RSUs which vested on July 22, 2022; and Dr. Boerman’s April 29, 2020 promotion-related grant of 2,904 RSUs which vested on April 29, 2023.

(2)	Value realized reflects (i) the closing price per share of our common stock on the vesting date, multiplied by (ii) the number of RSUs or PSUs, as applicable, that vested.

Fiscal 2023 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)

Alessandro Maselli(5)	-	-	-	-	-

Thomas Castellano	-	-	-	-	-

Ricky Hopson	123,700	23,386	60,360	-	593,774

Steven L. Fasman	37,448	18,724	28,532	-	327,706

Aristippos Gennadios	70,127	35,063	151,802	-	1,271,889

John Chiminski	911,327	78,114	731,608	-	7,999,846

Manja Boerman	-	-	-	-	-

(1)

Represents (a) salary deferrals during fiscal 2023, included in the amounts reported, as applicable, for fiscal 2023 under “Salary” in the Summary Compensation Table and (b) fiscal 2022 bonus deferrals that otherwise would have been payable during fiscal 2023, included in the amounts reported in the Summary Compensation Table for fiscal 2022, as applicable, under “Non-Equity Incentive Plan Compensation.” Each NEO’s deferral amount during fiscal 2023 is summarized below.

Name	Fiscal 2022 Bonus Deferral ($)	Fiscal 2023 Salary Deferral ($)

Alessandro Maselli	-	-

Thomas Castellano	-	-

Ricky Hopson	80,114	43,586

Steven L. Fasman	-	37,448

Aristippos Gennadios	34,334	35,793

John Chiminski	661,784	249,543

Manja Boerman	-	-

EXECUTIVE COMPENSATION TABLES         2023 Proxy Statement  |  CATALENT, INC.        63

(2)	The amounts reported for Messrs. Hopson, Fasman, Chiminski and Dr. Gennadios are reported as compensation for fiscal 2023 under “All Other Compensation” in the Summary Compensation Table.

(3)	The amounts reported in this column are not above-market or preferential earnings thus not reportable in the Summary Compensation Table.

(4)	Includes amounts previously reported as compensation in the “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” columns in the Summary Compensation Table in prior years.

(5)

Messrs. Maselli and Castellano did not participate in the Deferred Compensation Plan during fiscal 2023. Dr. Boerman was ineligible to participate in our U.S.-based plan as she was an expatriate employee during fiscal 2023.

Deferred Compensation

We provide certain of our U.S.- and U.K.-based executives, including our U.S.- and U.K.-based NEOs, with the opportunity to participate in the Deferred Compensation Plan, which allows participating executives to defer receipt of a portion of their compensation. Deferrals occur and may be invested notionally on a pre-tax basis, in addition to the amounts that the executive is allowed to contribute to our tax-qualified 401(k) and U.K. pension plans.

Deferred Compensation Plan participants may elect to defer up to 80% of base salary, commissions (not applicable to NEOs), and MIP bonus. In addition, U.S.-based executives may elect to defer their PSU and RSU grants. We credit the first 6% of cash compensation deferred with a matching contribution equal to 50% of the amount deferred. Participants are immediately vested in all amounts they contribute and the related investment gains, but matching contributions and their related investment gains vest ratably over the participant’s first four years of service to the Company. Participants in the Deferred Compensation Plan may elect from a variety of payout options under the plan, including lump-sum or installment payments, with the timing depending on the form selected at the time of the deferral election.

Under the Deferred Compensation Plan, we also credit each participant’s deferral account with notional earnings and/or losses based on the deemed investment of the accounts in one or more of a variety of investment alternatives available under the plan. Participants are able to make changes to their investment elections on a daily basis.

The accounts of U.S.-based participants in the prior version of the Deferred Compensation Plan that are paid out in a lump-sum cash payment are paid on the 15th day of the month immediately following the month that includes the six-month anniversary of the participant’s separation from our service (other than due to death) (“separation” as defined by Section 409A of the Code). In the event of the death of a participant prior to the commencement of the distribution of benefits under the plan, such benefits will be paid no later than the later of (x) December 31 of the year in which the participant’s death occurs and (y) the 90th day following the date of the participant’s death. The accounts for U.K.-based participants are paid in a lump sum cash payment in the next available paycheck following the elected distribution date.

A U.S.-based participant in the Deferred Compensation Plan may also elect to receive a payout in annual installments over a period of five or ten years after the participant’s separation from service (including death), although, notwithstanding any such election, the participant’s account will be paid in a lump-sum cash payment in connection with a participant’s separation from service within two years following a change of control. The Deferred Compensation Plan also permits participants to receive a distribution in connection with an unforeseeable emergency, in accordance with the requirements of Section 409A of the Code. A U.K.-based participant receives a lump sum payout of all outstanding cash deferrals six months after the participant’s separation from service.

Cash and equity deferrals, employer contributions, and applicable gains are held in a “rabbi trust.” Rabbi trust assets are ultimately controlled by us, permitting participants to defer recognition of income for tax purposes on the amounts deferred until they are paid in accordance with their elections.

Our U.S.- and U.K.-based directors can also participate in the Deferred Compensation Plan by deferring receipt of their cash retainers, though they are not provided a matching contribution.

64        CATALENT, INC.  |  2023 Proxy Statement        EXECUTIVE COMPENSATION TABLES

Fiscal 2023 Potential Payments upon Employment Termination or Change of Control Tables

Except in the case of Messrs. Castellano and Chiminski, the tables below set out what the specified NEOs would have received assuming a termination of employment effective as of June 30, 2023. With respect to Mr. Castellano, the table below sets out the actual payments that Mr. Castellano was contractually entitled to receive, which includes a severance payment equal to the sum of his annual base salary and target annual bonus, payment for any unused paid-time-off days accrued in fiscal 2023, and the right to exercise all vested stock options within 90 days of his departure, in each case, as a result of his termination without “cause” effective April 21, 2023. With respect to Mr. Chiminski, all of his outstanding equity awards will continue to vest and he continues to be eligible to receive financial planning reimbursements for one-year following his departure as a result of his retirement on June 30, 2023 in accordance with the policy approved by the Compensation Committee for all members of the Executive Leadership Team following their retirement from the Company.

ALESSANDRO MASELLI (CEO)

Triggering Event	Value of Option/RSU/PSU/ Restricted Stock/ Performance Share Acceleration ($)(1)	Value of Base Salary and Bonus Payments ($)(2)	Value of Continued Benefits Participation ($)(3)	Total ($)
Death or Disability(4)	2,472,214	1,018,000	-	3,490,214
Termination by Us Without Cause or By Mr. Maselli for Good Reason	-	4,904,000	36,670	4,940,670
Termination by Us Without Cause Within 2 Years Following a Change of Control (assuming awards have been assumed, continued, or substituted)	1,604,103	4,904,000	36,670	6,544,773
Termination by Us For Cause or By Mr. Maselli without Good Reason	-	-	-	-

(1)

Amounts reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) represent accelerated vesting of unvested equity-based awards and reflect (a) the “spread” value of the options, equal to $0 per share for 44,427 options (same in the case of death) granted on July 26, 2022 (award is underwater as of June 30, 2023 and has no value), $0 per share for 11,676 options (same in the case of death) granted on July 26, 2021 (award is underwater as of June 30, 2023 and has no value), $0 per share for 7,699 options (same in the case of death) granted on July 30, 2020 (award is underwater as of June 30, 2023 and has no value), and $0 per share for 3,436 options (same in the case of death), granted on July 22, 2019 (award is underwater as of June 30, 2023 and has no value), in each case representing the difference between the $43.36 closing price per share of our common stock on June 30, 2023, as reported on the NYSE (the “Fiscal 2023 Closing Price”), and the exercise price of the option; and (b) 10,221 RSUs (same in the case of death), granted on July 26, 2022, 3,009 RSUs granted (same in the case of death) on July 26, 2021 2,838 RSUs (same in the case of death), granted on July 30, 2020, 3,761 PSUs (Adjusted EPS) (3,548 in the case of death) and 0 PSUs (Relative Return) (3,070 in the case of death) granted on July 30, 2020, 1,881 PSUs (Adjusted EPS) (3,762 in the case of death) and 1,949 PSUs (Relative Return) (3,897 in the case of death) granted on July 26, 2021, and 6,388 PSUs (Adjusted EPS) (12,776 in the case of death) and 6,948 PSUs (Relative Return) (13,895 in the case of death) granted on July 26, 2022, multiplied by the Fiscal 2023 Closing Price.

The amount reported for Mr. Maselli for (i) termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted), take into account future performance as disclosed in the “Fiscal 2023 Outstanding Equity Awards at Year-End” and accompanying footnote in this Proxy Statement; however, the number of Relative Return PSUs that vest in connection with a change of control may vary based on when a change of control occurs during a performance period.

Distribution of shares underlying PSUs are accelerated upon termination due to death. In the event Mr. Maselli meets the requirements of disability under the terms of the PSU awards, the shares underlying the PSUs remain subject to adjustment and will be distributed following the end of each relevant performance period based on final performance measured against the relevant pre-determined metrics for each award. The amounts shown above in the “Option/RSU/PSU/Restricted Stock/Performance Shares Acceleration” column in the event of termination due to death or disability assume that the PSUs vest at target. The amount would equal $1,604,103 when taking into account assumptions for future performance as disclosed in the “Fiscal 2023 Outstanding Equity Awards at Year-End” and accompanying footnote in this Proxy Statement.

(2)

Upon termination due to death or disability, Mr. Maselli or his estate is entitled to receive a pro-rata portion of the annual bonus that he would have been entitled to for the bonus year in which the termination occurs, based on our actual performance (the “Annual Bonus”). The amount reported above for death or disability represents his target annual bonus for fiscal 2023 and assumes (a) he would have served for the entire year and (b) on-target business and individual performance results. The amounts reported for Termination by Us Without Cause or By Mr. Maselli for Good Reason and Termination by Us Without Cause Within 2 Years Following a Change of Control (assuming awards have been assumed, continued, or substituted) are comprised of (a) the Annual Bonus plus (b) two (2) times the sum of (i) his annual base salary and (ii) his target annual bonus.

(3)

The amount reported represents income attributable to the health care premiums paid by us with respect to Mr. Maselli’s participation in our employee benefit plans for a two-year period. Mr. Maselli would also be entitled to be paid for any unused paid-time-off days accrued during 2023.

(4)	Receipt of shares in the event of disability occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of disability.

EXECUTIVE COMPENSATION TABLES         2023 Proxy Statement  |  CATALENT, INC.        65

MESSRS. HOPSON, FASMAN, CASTELLANO, CHIMINSKI AND DRS. GENNADIOS AND BOERMAN

Triggering Event	Value of Option/RSU/PSU/ Restricted Stock/ Performance Shares Acceleration(1)	Value of Base Salary and Target Bonus Payment(2)	Value of Continued Benefits Participation/ Unused Paid- Time-Off Accrued(3)	Total ($)
Death or Disability(4)
Ricky Hopson	408,278	690,000	18,204	1,116,482
Steven L. Fasman	1,235,370	1,125,000	12,762	2,373,132
Aristippos Gennadios	1,575,572	1,100,000	6,155	2,681,727
Termination by Us Without Cause or By the Executive Officer for Good Reason
Ricky Hopson	-	690,000	18,204	708,204
Steven L. Fasman	-	1,125,000	12,762	1,137,762
Thomas Castellano	-	1,000,012	25,385	1,025,397
Aristippos Gennadios	-	1,100,000	6,155	1,106,155
Manja Boerman(6)	-	900,000	35,083	935,083
Termination by Us Without Cause Within 18 Months Following a Change of Control
Ricky Hopson	319,563	690,000	18,204	1,027,767
Steven L. Fasman	910,647	1,125,000	12,762	2,048,409
Aristippos Gennadios	1,372,127	1,100,000	6,155	2,478,282
Retirement(5)
Steven L. Fasman(7)	475,703	-	-	475,703
Aristippos Gennadios	301,222	-	-	301,222
John Chiminski	5,007,733	-	-	5,007,733

(1)

For Mr. Hopson, the amounts reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of $0 per share for the 2,828 options (same in the case of death) granted on July 26, 2022 (award is underwater as of June 30, 2023 and has no value), $0 per share for the 1,924 options (same in the case of death) granted on July 26, 2021 (award is underwater as of June 30, 2023 and has no value), $0 per share for the 1,529 options (same in the case of death) granted on July 30, 2020 (award is underwater as of June 30, 2023 and has no value) and $0 per share for the 1,218 options (same in the case of death) granted on July 22, 2019 (award is underwater as of June 30, 2023 and has no value), representing the difference between the Fiscal 2023 Closing Price and the exercise of the option, and (b) 651 RSUs (same in the case of death) granted on July 26, 2022, 496 RSUs (same in the case as death) granted on July 26, 2021, 3,432 RSUs (same in the case as death) granted on June 1, 2021, 563 RSUs (same in the case as death), granted on July 30, 2020, 747 PSUs (Adjusted EPS) (704 in the case of death) and 0 PSUs (Relative Return) granted on July 30, 2020 (610 in the case of death), 310 PSUs (Adjusted EPS) (620 in the case of death) and 321 PSUs (Relative Return) (642 in the case of death) granted on July 26, 2021 and 407 PSUs (Adjusted EPS) (813 in the case of death) and 443 PSUs (Relative Return) (885 in the case of death) granted on July 26, 2022, multiplied by the Fiscal 2023 Closing Price.

For Mr. Fasman, the amounts reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of $0 per share for the 12,117 options (same in the case of death and retirement) granted on July 26, 2022 (award is underwater as of June 30, 2023 and has no value), $0 per share for the 6,869 options (same in the case of death and retirement) granted on July 26, 2021 (award is underwater as of June 30, 2023 and has no value), $0 per share for the 4,311 options (same in the case of death and retirement) granted on July 30, 2020 (award is underwater as of June 30, 2023 and has no value), and $0 per share for the 3,311 options (same in the case of death and retirement) granted on July 22, 2019 (award is underwater as of June 30, 2023 and has no value), representing the difference between the Fiscal 2023 Closing Price and the exercise price of the option, and (b) 2,788 RSUs (same in the case of death and retirement) granted on July 26, 2022, 4,017 RSUs (same in the case of death) granted on January 3, 2022 (as to which the retirement provisions do not apply), 1,770 RSUs (same in the case of death and retirement) granted on July 26, 2021, 1,590 RSUs (same in the case of death and retirement) granted on July 30, 2020, 2,838 RSUs (same in the case of death) granted on July 30, 2020 (as to which the retirement provisions do not apply), 2,107 PSUs (Adjusted EPS) (same in the case of retirement and 1,987 in the case of death) and 0 PSUs (Relative Return) (1,720 in the case of death and 0 in the case of retirement) granted on July 30, 2020, 1,107 PSUs (Adjusted EPS) (2,213 in the case of death and 738 in the case of retirement) and 1,147 PSUs (Relative Return) (2,293 in the case of death and 765 in the case of retirement) granted on July 26, 2021, and 1,743 PSUs (Adjusted EPS) (3,485 in the case of death and 581 in the case of retirement) and 1,895 PSUs (Relative Return) (3,790 in the case of death and 632 in the case of retirement) granted on July 26, 2022, multiplied by the Fiscal 2023 Closing Price. In the event of retirement, the number of PSUs that vest is pro-rated based on the portion of the relevant performance period during which Mr. Fasman is actively employed.

66        CATALENT, INC.  |  2023 Proxy Statement        EXECUTIVE COMPENSATION TABLES

Mr. Castellano’s employment ended on April 21, 2023. As a result of his departure, all of his outstanding unvested awards were immediately forfeited. In addition, Mr. Castellano had the right to exercise all of his 10,299 vested stock options within 90 days of his departure.

For Dr. Gennadios, the amount reported for termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of $0 per share for 8,078 options (same in the case of death and retirement) granted on July 26, 2022 (award is underwater as of June 30, 2023 and has no value), $0 per share for 3,435 options (same in the case of death and retirement) granted on July 26, 2021 (award is underwater as of June 30, 2022 and has no value), $0 per share for 3,080 options (same in the case of death and retirement) granted on July 30, 2020 (award is underwater as of June 30, 2023 and has no value), and $0 per share for 2,209 options (same in the case of death and retirement) granted on July 22, 2019 (award is underwater as of June 30, 2023 and has no value), representing the difference between the Fiscal 2023 Closing Price and the exercise price of the option, and (b) 1,859 RSUs (same in the case of death and retirement) granted on July 26, 2022, 18,689 RSUs (same in the case of death) granted on July 1, 2022 (as to which the retirement provisions do not apply), 4,017 RSUs (same in the case of death) granted on January 3, 2022 (as to which the retirement provisions do not apply), 885 RSUs (same in the case of death and retirement) granted on July 26, 2021, 1,136 RSUs (same in the case of death and retirement) granted on July 30, 2020, 1,505 PSUs (Adjusted EPS) (same in the case of retirement and 1,419 in the case of death) and 0 PSUs (Relative Return) (1,228 in the case of death and 0 in the case of retirement) granted on July 30, 2020, 554 PSUs (Adjusted EPS) (1,107 in the case of death and 369 in the case of retirement) and 574 PSUs (Relative Return) (1,147 in the case of death and 383 in the case of retirement) granted on July 26, 2021, and 1,162 PSUs (Adjusted EPS) (2,323 in the case of death and 388 in the case of retirement) and 1,264 PSUs (Relative Return) (2,527 in the case of death and 422 in the case of retirement), multiplied by the Fiscal 2023 Closing Price. In the event of retirement, the number of PSUs that vest is pro-rated based on the portion of the relevant performance period during which Dr. Gennadios is actively employed.

For Mr. Chiminski, the amounts reported represent accelerated vesting of unvested equity-based awards and reflect (a) the “spread” value of the options, equal to $0 per share for the 63,874 options granted on July 26, 2021 (award is underwater as of June 30, 2023 and has no value), $0 per share for 55,882 options granted on July 30, 2020 (award is underwater as of June 30, 2023 and has no value), and $0 per share for 32,375 options granted on July 22, 2019 (award is underwater as of June 30, 2023 and has no value), in each case representing the difference between the Fiscal 2023 Closing Price, and the exercise price of the option; and (b) 37,165 RSUs granted on July 26, 2022, 16,461 RSUs granted on July 26, 2021, 20,602 RSUs granted on July 30, 2020, 27,298 PSUs (Adjusted EPS) and 0 PSUs (Relative Return) granted on July 30, 2020, and 6,859 PSUs (Adjusted EPS) and 7,107 PSUs (Relative Return) granted on July 26, 2021, multiplied by the Fiscal 2023 Closing Price.

Distribution of shares underlying PSUs are accelerated upon termination due to death. In the event an NEO meets the requirements of disability under the terms of the PSU awards, the shares underlying the PSUs remain subject to adjustment and will be distributed following the end of each relevant performance period based on final performance measured against the relevant pre-determined metrics for each award. The amounts shown above in the “Option/RSU/PSU/Restricted Stock/Performance Shares Acceleration” column in the event of termination due to death or disability assume that the PSUs vest at target. The amounts would differ, as follows, when taking into account assumptions for future performance as disclosed in the “Fiscal 2023 Outstanding Equity Awards at Year-End” and accompanying footnote in this Proxy Statement: Mr. Hopson—$319,563; Mr. Fasman—$910,647; Dr. Gennadios—$1,372,127.

The amounts reported for Messrs. Hopson and Fasman and Dr. Gennadios for (i) termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) and (ii) for Messrs. Fasman and Chiminski and Dr. Gennadios under retirement, take into account future performance as disclosed in the “Fiscal 2023 Outstanding Equity Awards at Year-End” and accompanying footnote in this Proxy Statement; however, the number of Relative Return PSUs may vary based on when a change of control occurs during a performance period.

(2)	The amounts reported represent, for each executive, the sum of that executive’s annual base salary and target annual bonus.

(3)

The amounts reported for Messrs. Hopson and Fasman, Dr. Gennadios, and Dr. Boerman represent income attributable to the health care premiums paid by us with respect to their continued participation in our employee benefit plans for a one-year period. Each executive would also be entitled to be paid for any unused paid-time-off days accrued during 2023. The amount reported for Mr. Castellano represents payment for unused paid-time-off accrued in fiscal 2023 as a result of his departure on April 21, 2023.

(4)	Receipt of shares in the event of disability occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of disability.

(5)

Messrs. Chiminski and Fasman and Dr. Gennadios were the only NEOs eligible for retirement as of June 30, 2023. Receipt of shares occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of retirement.

(6)

Dr. Boerman was removed as President, Division Head for Biomodalities effective April 25, 2023 and was offered “garden leave” for the entirety of the six months’ notice period under her employment agreement. As of the date of this Proxy Statement, the terms of Dr. Boerman’s separation payments and benefits from the Company are still being negotiated and were not finalized. Accordingly, the figures included in the table above are not necessarily representative of actual payments to be received by Dr. Boerman.

(7)

Mr. Fasman left our employ on September 13, 2023 to take another opportunity. The figures included in the table above set out what Mr. Fasman would have received assuming one of the enumerated termination of employment events occurred effective as of June 30, 2023.

Payments that would be made under our Deferred Compensation Plan are described above in the Fiscal 2023 Nonqualified Deferred Compensation Table.

SEVERANCE AND PAYMENTS ON A CHANGE OF CONTROL

MR. MASELLI’S SEVERANCE, TERMINATION, AND CHANGE OF CONTROL BENEFITS

Mr. Maselli’s employment agreement, the Omnibus Plans, and the grant agreements thereunder each provide for certain benefits to be paid to him upon termination.

Upon disability or death, a pro-rata portion of any annual bonus he would have earned for the year of termination, based on our actual performance in respect of the full fiscal year in which the date of termination occurs, and the prior fiscal year’s annual cash bonus if earned but not then paid, payable as if Mr. Maselli’s employment had not been terminated.

Should Mr. Maselli’s employment terminate due to death, his beneficiaries (i) will receive a death benefit equal to 1.5 times his base salary under a group life insurance program we provide that covers all eligible active U.S.-based employees, and (ii) will be entitled to accelerated vesting of all unvested grants under the Omnibus Plans. If his employment is terminated due to disability, all unvested grants under the Omnibus Plans will continue to vest as if he had continued employment through each applicable anniversary of the grant date.

EXECUTIVE COMPENSATION TABLES         2023 Proxy Statement  |  CATALENT, INC.        67

Under his employment agreement, upon any termination for good reason or due to his election not to extend the term, Mr. Maselli receives certain accrued amounts and benefits and a pro-rata portion of any annual bonus he would have earned for the year of termination, and the prior fiscal year’s annual cash bonus if earned but not then paid, payable as if Mr. Maselli’s employment had not been terminated.

The employment agreement further provides that upon termination by us without cause, or by Mr. Maselli for good reason, or due to our election not to extend the term, subject to a release of claims, he will also be entitled to receive an amount equal to two times the sum of (x) his annualized base salary and (y) his annual target bonus, payable in equal monthly installments over a two-year period; provided, however, that, if such termination occurs within the two-year period following a change in control, such payment will instead be made in a single lump-sum payment within thirty days following termination. Notwithstanding the foregoing, our obligation to make such payments will cease in the event of an uncured material breach by Mr. Maselli of the restrictive covenants contained in the employment agreement.

In addition to the payments described above, if Mr. Maselli’s employment is terminated by us without cause, by Mr. Maselli for good reason, or due to our election not to extend the term, Mr. Maselli (and his spouse and eligible dependents, to the extent covered prior to such termination) will also be entitled to continued participation in our group health plans for up to two years.

For grants under the Omnibus Plans, if Mr. Maselli incurred a termination, other than for death, disability, or a change of control that occurs during the period commencing on the date of the consummation of a change of control and ending on the date that is eighteen months following the consummation of such change of control, we could cancel any unvested option, RSU, or PSU. Any vested option will remain outstanding and exercisable generally for 90 days, and vested options will terminate immediately if we terminate Mr. Maselli’s employment for cause. Any vested option that he does not exercise within the applicable post-termination exercise period will terminate.

SEVERANCE, TERMINATION, AND CHANGE OF CONTROL BENEFITS FOR MESSRS. HOPSON AND FASMAN AND DR. GENNADIOS

The severance and equity grant agreements with each of Messrs. Hopson, Fasman and Dr. Gennadios, as well as the Omnibus Plans and the grant agreements thereunder, provide (or in the case of Mr. Fasman, provided) for benefits in the event of certain events of termination.

Under the Omnibus Plans, any unvested equity-based grant would become fully vested and exercisable in the event of termination due to death; however, if termination was due to disability, unvested equity-based awards would continue to vest as if the executive had continued employment through each applicable anniversary of the date of grant. Under the Omnibus Plans, in the event of a change in control, to the extent the acquiring or successor entity does assume, continue, or substitute for a grants option, if the NEO were to incur a termination without cause during the eighteen months following the consummation of such change in control, the then-outstanding equity awards thereunder would become fully vested and exercisable. Other than in the cases of change of control, death, or disability, a termination will result in the cancellation of unvested equity-based awards under the Omnibus Plans held by any of the NEOs.

Our group life insurance program, which covers all eligible active U.S.-based employees, provides for a death benefit equal to 1.5 times current base salary (currently, the benefit would pay a total of $637,500 (with respect to Mr. Hopson), $937,500 (with respect to Mr. Fasman), and $900,000 (with respect to Dr. Gennadios)).

Under our standard severance arrangement, in the event of death, disability, or termination by us without cause or by the executive for good reason, the executive would be entitled to severance equal to annual base salary plus target annual bonus, payable in equal installments over the one-year period following the date of termination. The NEOs would also be entitled to continued participation in our group health plans (to the extent receiving such coverage as of immediately prior to the termination date), at the premium rates charged to our employees generally, until the earlier of (1) one year after termination and (2) the date the executive becomes eligible for coverage under at least one group health plan of another employer. Each NEO must enter into a release of claims as a condition of receiving most severance payments and benefits.

On December 8, 2023, the Company entered into new Severance Agreements with each of Messrs. Masanovich and Hopson and Dr. Gennadios. The new Severance Agreements provide that in the event of a termination by the Company without cause or by the executive for good reason within 18 months following a change in control, the executive would be entitled to increased cash severance equal to two times the sum of annual base salary plus target annual bonus, payable in

68        CATALENT, INC.  |  2023 Proxy Statement        EXECUTIVE COMPENSATION TABLES

equal installments over the one-year period following the date of termination, subject to entering into a release of claims and certain other terms and conditions. In addition, the new Severance Agreements provide that if any of the payments provided for under such Severance Agreement or otherwise payable to the individual would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then such individual will be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to such individual. The new Severance Agreements also include certain technical changes to the prior severance agreements with the executives, but otherwise are substantially the same as the prior severance agreements.

SEVERANCE, TERMINATION, AND CHANGE OF CONTROL BENEFITS FOR DR. BOERMAN

Dr. Boerman was removed from her position as President, Division Head for Biomodalities effective as of April 25, 2023, and upon her removal was offered “garden leave” for the entirety of the six months’ notice period under her employment agreement. Under Dr. Boerman’s employment agreement with the Company, if each of Dr. Boerman and the Company agree to termination by mutual consent and enter into a written settlement agreement in that regard, she is entitled to six months’ notice of such termination and a severance payment equal to her base salary and target MIP following a termination without cause (as such term is defined under Dutch law). As of the date of this Proxy Statement, the terms of Dr. Boerman’s separation payments and benefits from the Company are still being negotiated and were not finalized. Accordingly, the figures included in the table above are not necessarily representative of actual payments to be received by Dr. Boerman.

SEVERANCE AND TERMINATION BENEFITS FOR MR. CASTELLANO

In connection with Mr. Castellano’s separation from the Company effective April 21, 2023, he is contractually entitled to receive a severance payment equal to the sum of his annual base salary and target annual bonus equivalent to $1,000,012, payment for any unused paid-time-off days accrued in fiscal 2023, and the right to exercise all vested stock options within 90 days of his departure. In fiscal 2023, Mr. Castellano received $153,848 of severance pay and $25,385 representing unused paid-time-off days he accrued in fiscal 2023.

SEVERANCE AND TERMINATION BENEFITS FOR MR. CHIMINSKI

In connection with Mr. Chiminski’s retirement from the Company effective June 30, 2023, all outstanding equity awards will continue to vest in accordance with the terms of his outstanding award agreements and he continues to be eligible to receive financial planning reimbursements up to $15,000 (per calendar year) for one-year following his departure in accordance with the policy approved by the Compensation Committee for all members of the Executive Leadership Team following their retirement from the Company.

PAY RATIO        2023 Proxy Statement  |  CATALENT, INC.        69

Pay Ratio

Presented below is the ratio of annual total compensation in fiscal 2023 of our CEO to the annual total compensation of our median employee (excluding our CEO). We believe the ratio presented below is a reasonable estimate calculated in a manner consistent with the rules set forth in Item 402(u) of Regulation S-K promulgated under the Exchange Act (the “Pay Ratio Rules”).

In identifying our median employee, we calculated the annual total cash compensation for fiscal 2023 of each employee as of June 30, 2023. For these purposes, annual total cash compensation included base salary or hourly wages, cash incentives, commissions, and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources records. All amounts were annualized for permanent employees who did not work for the entire year, such as new hires, employees on paid or unpaid leave of absence and employees called for active military duty. We did not apply any cost-of-living adjustment as part of the calculation.

We selected the median employee from among 17,219 full-time and part-time workers who were employed as of June 30, 2023. We did not exclude any employee (whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion).

In accordance with the Pay Ratio Rules, we calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation was calculated in the Fiscal 2023 Summary Compensation Table on page 55. The median employee’s annual total compensation was $59,026. The CEO’s annual total compensation was $6,583,672, the amount reported in the “Total” column of the Summary Compensation Table. Accordingly, the ratio of our CEO’s total compensation to our median employee’s total compensation for fiscal 2023 was 112 to 1.

In considering this pay ratio, please note that the Pay Ratio Rules permit companies to calculate pay ratios using a variety of methods, both in determining the median employee and in determining the compensation to be used in calculating the ratio. Thus, our ratio may not be comparable to the ratio determined by any other company.

70

CATALENT, INC.  |
2023 Proxy Statement
PAY VERSUS PERFORMANCE

Pay
Versus Performance
PAY VERSUS PERFORMANCE TABLE
The table below contains information about the relationship between compensation actually paid (“CAP”) to our CEO or to our non-CEO
NEOs as a group (the “NEO Group”), on the one hand, and our financial performance for the last three completed fiscal years, on the other hand. In accordance with SEC regulations, we determine CAP by taking the total compensation for each of the CEO and the NEO Group as reported in the Summary Compensation Table (“SCT”) that is part of this Proxy Statement and adjusting the amounts used for equity awards and pension values, as further described below. Despite the SEC’s use of the term compensation “actually” paid, the amount of compensation ultimately received by the CEO or the NEO Group may, in fact, be different from the amounts disclosed in the Pay Versus Performance Table.
The cumulative Total Stockholder Return (“TSR”) depicts a hypothetical $100 investment in our common stock using the closing price on June 30, 2020, and shows the value of that investment in each fiscal year shown in the table. We also show for comparison purposes a hypothetical $100 investment in the S&P 500 Healthcare Index using the same methodology.
“Budget-Based EBITDA” is our “company-selected measure,” as defined in SEC regulations, meaning that we have selected it as the most important financial performance measure used during fiscal 2023 to link CAP to our performance. We believe that Budget-Based EBITDA is a useful financial metric to assess our operating performance, including our ability to generate cash from operations sufficient to pay taxes, to service debt, and to undertake capital expenditures without consideration of non-cash
depreciation and amortization expense.
The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown. In addition, the group of individuals comprising the NEO Group differs year-to-year
and may also comprise different roles with different individual and market-based considerations impacting compensation decisions. Comparing the average total compensation from the SCT and the CAP average for the NEO Group year-over-year does not accurately reflect changes in these values for the same individuals. Please see our CD&A above for more information on our compensation philosophy and pay decisions for our NEOs.

							Value of Initial Fixed $100 Investment Based on
Fiscal Year (1)	SCT Total for CEO: A. Maselli ($)	SCT Total for Former CEO: J. Chiminski ($)	Compensation Actually Paid to CEO ($) (2)	Compensation Actually Paid to Former CEO ($) (2)	Average SCT Total for Other NEOs ($)	Average Compensation Actually Paid for Other NEOs ($) (3)	Catalent TSR ($)	S&P 500 Healthcare Index TSR ($) (4)	Net Earnings ($M) (5)	Budget- Based EBITDA ($M) (6)
2023	6,583,672	-	(1,127,981)	-	3,099,967	(4,012,430)	59	139	(232)	719
2022	-	12,407,517	-	19,222,011	2,457,531	3,069,841	146	132	499	1,289
2021	-	12,581,139	-	42,605,268	2,408,282	3,753,625	148	128	585	996

(1)	The CEO, former CEO, and the NEO Group included in the compensation columns above reflect the following:

Fiscal Year	CEO / Former CEO	NEO Group
2023	Alessandro Maselli	Thomas Castellano, Steven Fasman, Aristippos Gennadios, John Chiminski, Ricky Hopson, and Manja Boerman
2022	John Chiminski	Thomas Castellano, Steven Fasman, Alessandro Maselli, and Aristippos Gennadios
2021	John Chiminski	Thomas Castellano, Steven Fasman, Alessandro Maselli, Karen Flynn, and Wetteny Joseph

Mr. Chiminski served as CEO for each of fiscal 2022 and 2021, and Mr. Maselli served as CEO in fiscal 2023.

PAY VERSUS PERFORMANCE
        2023 Proxy Statement
  |  CATALENT, INC.

71

(2)
The dollar amounts reported represent CAP as computed in accordance with SEC regulations and reflects the following adjustments from the amounts reported as Total Compensation in the SCT to our current and former CEO for each year shown:

Adjustments to Determine Compensation Actually Paid for CEO and Former CEO (A)	2023 Maselli ($)	2022 Chiminski ($)	2021 Chiminski ($)
Total Reported in Summary Compensation Table	6,583,672	12,407,517	12,581,139
Less amounts reported under the “Stock Awards” column of the SCT for the covered year	(3,850,216)	(6,510,335)	(6,689,674)
Less amounts reported under the “Option Awards” column of the SCT for the covered year	(1,650,019)	(2,790,005)	(2,722,522)
Plus the fair value as of year-end for unvested equity-based awards granted during the covered year	1,568,145	12,933,481	16,740,024
Plus/Less the year-over-year increase or decrease in the fair value of equity-based awards granted in prior years	(3,751,271)	(297,239)	18,786,940
Plus the vest date fair value of equity-based awards that were granted and vested during the same covered year	-	-	337,070
Plus/Less the increase or decrease in fair value from prior fiscal year-end for equity-based awards that vested during the covered year	(28,291)	3,478,592	3,572,291
Less the fair value of equity-based awards at prior fiscal year-end granted in prior years that were forfeited during the year	-	-	-
Total Adjustments	(7,711,653)	6,814,494	30,024,129
Compensation Actually Paid	(1,127,981)	19,222,011	42,605,268

(A)	We did not report a change in pension value in the SCT for any of the years reflected in this table; therefore, a deduction from the SCT total related to pension value is not needed.

(3)
The dollar amounts reported represent average CAP as computed in accordance with SEC regulations and reflects the following adjustments from the average of the amounts reported as Total Compensation reported in the SCT to our NEO Group for each fiscal year shown:

Adjustments to Determine Average Compensation Actually Paid for non-CEO NEOs (A)	2023 Average ($)	2022 Average ($)	2021 Average ($)
Average Total Reported in Summary Compensation Table	3,099,967	2,457,531	2,408,282
Less average amounts reported under the “Stock Awards” column of the SCT for the covered year	(1,887,672)	(915,212)	(617,230)
Less average amounts reported under the “Option Awards” column of the SCT for the covered year	(237,516)	(285,012)	(172,508)
Plus the average fair value as of year-end for unvested equity-based awards granted during the covered year	704,278	1,516,953	1,316,907
Plus/Less the average year-over-year increase or decrease in fair value of unvested equity-based awards granted in prior years	(5,001,908)	(42,790)	1,204,653
Plus the average vest date fair value of equity-based awards that were granted and vested during the same covered year	-	-	14,560
Plus/Less the average increase or decrease in fair value from prior fiscal year-end for equity-based awards that vested during the covered year	(141,860)	252,790	406,853
Less the average fair value of awards at prior fiscal year-end granted in prior years that were forfeited during the covered year	(547,718)	-	(807,891)
Total Average Adjustments	(7,112,397)	612,310	1,345,343
Average Compensation Actually Paid	(4,012,430)	3,069,841	3,753,625

(A)	We did not report a change in pension value in the SCT for any of the years reflected in this table; therefore, a deduction from the SCT total related to pension value is not needed.

(4)
Reflects cumulative total stockholder return of the S&P 500 Healthcare Index (the “HCI”) as of June 30, 2023. The HCI is the peer group we use for the purpose of complying with Item 201(e) of Regulation
S-K
under the Exchange Act in our 2023 Annual Report.

(5)	We refer to net income as net earnings.

(6)
Budget-Based EBITDA is a
non-GAAP
financial measure and subject to important limitations. For a discussion of how this measure reconciles to our results reported under U.S. GAAP, please see the Appendix entitled
“Non-GAAP
Financial Measures,” beginning on page
A-1
of this Proxy Statement. See the CD&A for more information about our use of Budget-Based EBITDA in our executive compensation program.

72

CATALENT, INC.  |
2023 Proxy Statement
PAY VERSUS PERFORMANCE

RELATIONSHIP BETWEEN CEO/NEO GROUP CAP AND OUR FINANCIAL PERFORMANCE MEASURES

The graph shown to the left illustrates the relationship between CAP for our CEO and the average CAP for our NEO Group (in each case, with CAP calculated as set forth above in accordance with SEC regulations) in the last three completed fiscal years and our cumulative TSR measured starting from June 30, 2020 for each covered fiscal year. This graph also shows the relationship between our TSR performance and the TSR performance of the Peer Group in the Pay Versus Performance Table (which, as explained above, is based on the HCI) over the same period.

The graph shown to the left illustrates the relationship between CAP for our CEO and the average CAP for our NEO Group (in each case, with CAP calculated as set forth above in accordance with SEC regulations) and our net earnings performance in the last three completed fiscal years.

The graph shown to the left illustrates the relationship between CAP for our CEO and the average CAP for our NEO Group (in each case, with CAP calculated as set forth above in accordance with SEC regulations) and the performance of our “company-selected measure,” Budget-Based EBITDA, in the last three completed fiscal years.

PAY VERSUS PERFORMANCE
        2023 Proxy Statement
  |  CATALENT, INC.

73

UNRANKED TABULAR LIST OF IMPORTANT FINANCIAL PERFORMANCE MEASURES
The following table identifies the four most important financial performance measures used by the Compensation Committee to link the CAP to our NEOs in fiscal 2023 to our performance. Each of these measures and the role they had on compensation decisions for our NEOs is described in the CD&A above.

Most Important Performance Measures
Budget-Based EBITDA
Budget-Based Revenue
Adjusted Earnings per Share
Relative TSR
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we expressly incorporate such information by reference.

74        CATALENT, INC.  |  2023 Proxy Statement        PROPOSAL 2: RATIFICATION OF APPOINTMENT OF E&Y AS INDEPENDENT AUDITOR FOR FISCAL 2024

Proposal 2:

Ratification of Appointment of E&Y as Independent Auditor for Fiscal 2024

(ITEM 2 ON THE PROXY CARD)

The Audit Committee of our Board has selected Ernst & Young LLP (“Ernst & Young”) as our independent auditor for the fiscal year ending June 30, 2024. Ernst & Young has served as our independent auditor since prior to our IPO in 2014. Our Board unanimously recommends this appointment, and we are asking shareholders to ratify the appointment of Ernst & Young for 2024. Although ratification is not required by our bylaws or otherwise, our Board is submitting the selection of Ernst & Young to our shareholders for ratification because we value our shareholders’ views on the choice of independent auditor. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment of such firm. A representative of Ernst & Young is expected to be present at the 2023 Annual Meeting of Shareholders to respond to appropriate questions, and to make a statement if desired.

Our Board unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as our independent auditor for fiscal 2024 because it believes that Ernst & Young has appropriately and professionally audited our financial statements for the last several years, it has the resources to do a proper audit of a company of our size and complexity, and it is familiar with our business, our business model, and our personnel, which will enhance the efficiency and effectiveness of the audit and is in our best interest and in the best interests of our shareholders. The Audit Committee, under its charter, reviews, at least annually, the qualifications, performance, and independence of the auditor and considers, among other matters, the following: the auditor’s internal quality control procedures, the selection of the lead audit partner, the rotation of the audit partners on the audit engagement team, the qualifications and experience of the members of the audit engagement team, and the views of management, including our internal audit group, concerning the performance and capabilities of the auditor.

The following table presents the fees for professional services rendered by Ernst & Young for the audit of our annual financial statements for the fiscal years that ended on June 30, 2023 and June 30, 2022, and the fees billed for other services rendered by Ernst & Young during those same periods.

SERVICES	2023	2022

Audit Fees(1)	$12,967,500	$6,229,100

Audit-Related Fees(2)	$7,200	$366,200

Tax Fees(3)	$597,500	$1,283,700

All Other Fees(4)	$0	$0

Total	$13,572,200	$7,879,000

(1)

Includes fees associated with the integrated audit of our annual consolidated financial statements and internal control over financial reporting, review of our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young that are reasonably related to the performance of the audit of our financial statements. Specifically, these costs include fees for accounting and audit consultation and other attest services.

(3)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young for tax compliance, tax advice, and tax planning.

(4)	Ernst & Young did not provide any “other services” during the last two fiscal years.

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” were pre-approved by the Audit Committee.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF E&Y AS INDEPENDENT AUDITOR FOR FISCAL 2024        2023 Proxy Statement  |  CATALENT, INC.        75

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the Audit Committee charter provides that the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of the independent auditor. Accordingly, all audit and permitted non-audit services for which Ernst & Young was engaged were pre-approved by the Audit Committee.

Prior to engagement of the independent auditor for 2024, management will submit for Audit Committee approval a list of services and related fees expected to be rendered in 2024 within each of the following categories of services:

•

Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

•

Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•

Tax services include all services, except those services specifically related to the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; tax planning; and tax compliance and reporting.

•	All Other services are those services not captured in the audit, audit-related or tax categories.

76        CATALENT, INC.  |  2023 Proxy Statement        REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee assists our Board in its oversight of our financial reporting process. All four members of the Audit Committee qualify as independent directors under the listing standards of the NYSE for public companies and the independence requirements of Rule 10A-3 promulgated under the Exchange Act and all are qualified as audit committee financial experts within the meaning of Item 407(d)(5) of Regulation S-K, promulgated under the Exchange Act. Additionally, our Board has also determined that each Audit Committee member has accounting and related financial management expertise within the meaning of the NYSE’s listing standards. The Audit Committee’s charter can be viewed online on our website at investor.catalent.com/corporate-governance.

In fulfilling its duties, the Audit Committee reviewed and discussed the audited financial statements contained in Catalent’s Annual Report on Form 10-K for fiscal 2023 with management and the independent auditor, Ernst & Young LLP. Management is responsible for the financial statements and the reporting process, including the systems for internal control over financial reporting. The independent auditor is responsible for performing an independent audit of Catalent’s financial statements in conformance with accounting principles generally accepted in the United States, and for expressing an opinion on these financial statements based on the audit.

The Audit Committee met with the independent auditor with and without management present and discussed those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and discussed with the independent auditor its independence.

Based on the above reviews and discussions, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in Catalent’s Annual Report on Form 10-K for fiscal 2023, for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee:

Jack Stahl, Chair

Rolf Classon

Gregory T. Lucier

Michelle R. Ryan

Date: November 27, 2023

PROPOSAL 3: ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION (SAY-ON-PAY)         2023 Proxy Statement  |  CATALENT, INC.        77

Proposal 3:

Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)

(ITEM 3 ON THE PROXY CARD)

The compensation we provide to our Named Executive Officers is described in detail in the Compensation Discussion and Analysis section of this Proxy Statement. Section 14A of the Exchange Act requires that we provide shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our Named Executive Officers. Accordingly, you are being asked to vote on the following resolution:

“RESOLVED, that Catalent’s shareholders APPROVE, on an advisory basis, the compensation of the named executive officers, as disclosed in Catalent’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Our Board unanimously recommends that you vote FOR this resolution because it believes that our executive compensation program promotes the following objectives and philosophies, as described in detail in the Compensation Discussion and Analysis section of this Proxy Statement:

•	competitive compensation to attract, maintain, retain, and reward high-caliber executive talent,

•	paying for performance, and

•	alignment with shareholder interests.

This vote is advisory, which means that the vote is not binding on us, our Board, or the Compensation Committee. Nonetheless, our Board and the Compensation Committee will consider the outcome of the vote when considering future compensation decisions.

Consistent with the outcome of a shareholder vote that occurred during our 2021 Annual Meeting of Shareholders, our Board has resolved that a shareholder advisory vote on Named Executive Officer compensation should occur every year. Accordingly, the next advisory vote on named executive officer compensation is expected to be held at the 2024 Annual Meeting of Shareholders. A shareholder advisory vote on the frequency of advisory votes on Named Executive Officer compensation will be conducted again no later than our 2027 Annual Meeting of Shareholders.

78        CATALENT, INC.  |  2023 Proxy Statement    PROPOSAL 4: APPROVAL OF AMENDMENT NO. 1 TO THE CATALENT, INC. 2018 OMNIBUS INCENTIVE PLAN

Proposal 4:

Approval of Amendment No. 1 to the Catalent, Inc. 2018 Omnibus Incentive Plan

(ITEM 4 ON THE PROXY CARD)

We are asking our shareholders to approve Amendment No. 1 (the “Plan Amendment”) to the Catalent, Inc. 2018 Omnibus Incentive Plan (the “2018 Omnibus Plan”). The 2018 Omnibus Plan is structured to provide flexibility in designing equity incentive programs with a broad array of equity incentives, including stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and performance compensation awards, so that we may implement competitive incentive compensation programs for our employees, officers, and non-employee directors. Our Board originally adopted the 2018 Omnibus Plan on August 23, 2018, and our shareholders approved the plan on October 31, 2018, at the 2018 Annual Meeting of Shareholders. Our Board adopted the Plan Amendment on December 13, 2023, subject to approval by shareholders at the 2023 Annual Meeting. If approved, the Plan Amendment will become effective as of January 25, 2024 (the “Plan Amendment Effective Date”). The Plan Amendment amends the 2018 Omnibus Plan in the following respects, which are explained in more detail below:

•	Changes to the number of shares of our common stock available for issuance (the “share reserve”):

○	The number of shares available for issuance is increased by 7,625,000 shares;

○	The “fungible ratio” used to reduce the share reserve with respect to full-value grants is reduced from 2.25 to 1.7; and

○

Shares that are used to pay the exercise price or withholding tax upon exercise of stock options or stock appreciation rights, shares not issued or delivered as a result of the net settlement of options and stock appreciation rights, and shares that we reacquire with the amount received upon the exercise of options by grant recipients will not be added back to the share reserve.

•	Increase in the maximum dollar value of equity awards and cash paid to non-employee directors in any single fiscal year from $600,000 to $650,000.

•	All awards will include a minimum 1-year vesting requirement, subject to certain exceptions.

•

Clarifications to the 2018 Omnibus Plan with respect to the potential clawback of awards as required under applicable law, stock exchange listing requirements, or any recoupment policy we may promulgate.

We are asking you to approve the Plan Amendment because the existing 2018 Omnibus Plan does not have sufficient shares available for continued equity awards to our employees, non-employee directors, consultants, and advisors over the next few years. If you do not approve this proposal, the Plan Amendment will not take effect, and the existing 2018 Omnibus Plan will continue to be administered in its current form until such time as the shares available for issuance thereunder have been depleted (or its expiration, whichever occurs first). Following the termination or expiration of the 2018 Omnibus Plan, we would be unable to maintain our current equity grant practices, which, we believe, would place us at a significant competitive disadvantage relative to our competitors for recruiting, retaining, and motivating talented individuals critical to our success. We also could be forced to replace equity incentive awards with cash compensation, which may not align the interests of our executives and employees with those of our shareholders as effectively as equity incentive awards, would reduce resources available to meet our business needs, and may potentially lead to increased indebtedness or loss of needed financial flexibility.

We are seeking shareholder approval of the Plan Amendment because we value your views in matters relating to the use of our equity and also to (i) meet NYSE listing standards and (ii) allow for the grant of incentive stock options that meet the requirements of Section 422 of the Code with respect to the additional shares added by the Plan Amendment.

Number of Shares Available for Awards under the 2018 Omnibus Plan

As of the Plan Amendment Effective Date, no more than 15,507,520 shares of our common stock will be available for awards under the 2018 Omnibus Plan (which share limit is comprised of 7,625,000 new shares authorized for issuance plus

PROPOSAL 4: APPROVAL OF AMENDMENT NO. 1 TO THE CATALENT, INC. 2018 OMNIBUS INCENTIVE PLAN     2023 Proxy Statement  |  CATALENT, INC.        79

7,882,520 shares that remained available for future grants as of June 30, 2023), subject to the adjustments described in the section titled “Securities Subject to the 2018 Omnibus Plan,” and further detailed in the text of the 2018 Omnibus Plan, which is an appendix to the Company’s 2018 Proxy Statement and is also available as an exhibit to our SEC filings, including our 2023 Annual Report, which may be found on investor.catalent.com/financials/sec-filings. The foregoing number of shares will be reduced by one share for each share subject to an option or stock appreciation right granted under the 2018 Omnibus Plan on or after June 30, 2023 and prior to the Plan Amendment Effective Date, and by 1.7 shares for each share subject to awards (other than options and stock appreciation rights) granted under the 2018 Omnibus Plan on or after June 30, 2023 and prior to the Plan Amendment Effective Date.

In determining the number of shares to recommend for the reserve under the Plan Amendment, our Board considered a number of factors, including the number of shares remaining available under the 2018 Omnibus Plan, our past share usage (sometimes called our “burn rate”), our estimate of the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, and the current and anticipated future accounting expenses associated with our equity award practices.

As described in more detail below, we use the so-called “fungible” share counting method to reduce the share reserve as we issue shares under the 2018 Omnibus Plan, pursuant to which (a) each share of our common stock issued pursuant to a stock option or stock appreciation right will reduce the share reserve on a one-for-one basis, and (b) each share of our common stock issued pursuant to an award other than a stock option or stock appreciation right, such as restricted stock or restricted stock units, will reduce the share reserve by more than one share, which previously was 2.25 shares, but pursuant to the Plan Amendment will be, if you approve, 1.7 shares for awards granted on or after June 30, 2023.

Minimum Vesting

The Plan Amendment provides that all awards will be subject to a minimum 1-year vesting provision, meaning that no portion of the award may vest before the first anniversary of the grant date. The minimum vesting requirement enhances the “pay for performance” element of our equity awards. The Plan Amendment includes some limited exceptions to this rule:

•

The Compensation Committee can grant awards, using up to 5% of the share reserve, that vest sooner than the first anniversary of grant. This provides the Compensation Committee with the flexibility to address specific situations where a shorter vesting period may be appropriate.

•

The following awards are not subject to minimum vesting provision: substitute awards, shares delivered in lieu of fully vested cash awards, and any award to a non-employee director that vests on the earlier of the one-year anniversary of the grant date and the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting.

The Compensation Committee has flexibility to accelerate the vesting or exercisability of awards under the 2018 Omnibus Plan, as amended, including awards subject to the minimum vesting requirement, including in cases of retirement, termination, death, disability or a change in control, as set forth in the terms of the award or otherwise.

Current Overview of Outstanding Equity Awards

We currently have awards outstanding under the 2018 Omnibus Plan and its predecessor, the 2014 Omnibus Plan. The total shares of our common stock outstanding as of June 30, 2023 was 180,273,081.

Plans as of June 30, 2023	Shares Subject to Outstanding Stock Options(1)	Shares Subject to Outstanding Full-Value Awards(2)	Shares Remaining Available for Future Grant(3)

2018 Omnibus Plan	802,785	1,687,789	7,882,520

2014 Omnibus Plan	205,962	75,546	0

80        CATALENT, INC.  |  2023 Proxy Statement    PROPOSAL 4: APPROVAL OF AMENDMENT NO. 1 TO THE CATALENT, INC. 2018 OMNIBUS INCENTIVE PLAN

(1)

As of June 30, 2023, the 802,785 stock options outstanding under the 2018 Omnibus Plan had a weighted average exercise price per share of $79.83 and a weighted average life of 6.8 years. As of June 30, 2023, the 205,962 stock options outstanding under the 2014 Omnibus Plan had a weighted average exercise price per share of $37.51 and a weighted average life of 3.8 years.

(2)

2018 Omnibus Plan consists of RSUs and PSUs. The amounts shown includes (a) 44,529 vested RSUs and PSUs that have been deferred under our Deferred Compensation Plan, and (b) 616,531 Adjusted EPS PSUs and Relative Return PSUs at target, which may increase by up to an additional 445,596 shares (not included in the number above) representing the number of shares above target if the maximum performance thresholds are met. 2014 Omnibus Plan includes 75,546 vested RSUs and PSUs that have been deferred under our Deferred Compensation Plan.

(3)

Under the terms of the 2018 Omnibus Plan, each issued RSU and PSU reduces the amount remaining available by 2.25 shares, which is reflected in the amount shown, as well as incremental shares underlying PSUs representing performance at maximum above the respective targets.

Based on our shares of common stock outstanding as of June 30, 2023, the 9,645,855 shares issuable under existing grants or available for future grants, as set forth in the table above, represent “fully diluted overhang” of approximately 5.1% of our shares of common stock (if shares available for future grant are expressed in stock options). If you approve the Plan Amendment, the additional 7,625,000 shares available for issuance would increase the overhang to approximately 8.8% if shares available for future grant are expressed in stock options, or 5.7% if shares available for future grant are expressed in full-value shares. We calculate “fully diluted overhang” as (a) the total number of shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards, and shares available for issuance under future equity awards.

We recognize that equity awards dilute existing shareholders. In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our stock award “burn rate” each year. Our annual burn rate is determined by dividing the number of shares of our common stock subject to stock-based awards we grant in a fiscal year by the weighted average number of our fully diluted shares of our common stock outstanding for that fiscal year.

Fiscal Year	Options	RSUs & Restricted Stock	PSUs & Performance Shares(1)	Total Granted	Weighted Average Common Stock Outstanding	Burn Rate

2023	151,454	719,028	377,915	1,248,397	181,000,000	0.7%

2022	182,751	324,091	300,890	807,732	176,000,000	0.5%

2021	231,352	283,495	462,535	977,382	168,000,000	0.6%

3-Year Average						0.6%

(1)	PSUs reflect vested amounts in each year.

Based on our current equity award practices, the Compensation Committee’s independent consultant, FW Cook, has estimated that the authorized shares under the 2018 Omnibus Plan, including the Plan Amendment, should be sufficient to provide us with an opportunity to grant equity awards for approximately 2-3 years of awards (including fiscal 2024), in amounts determined appropriate by the Compensation Committee, which administers the 2018 Omnibus Plan (as discussed below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of our common stock, the mix of options and full-value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.

Highlights of the 2018 Omnibus Plan

The 2018 Omnibus Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and protect our shareholders’ interests, as described below.

•	No evergreen authorization: The 2018 Omnibus Plan does not have an evergreen provision, which would permit an automatic annual increase in the share pool without further shareholder approval.

•

Reasonable limit on full-value awards: Stock options and stock appreciation rights include an exercise price or strike price that limits the recipient’s benefit to any increase in stock value subsequent to grant. In contrast, restricted stock, restricted stock units, and similar awards are referred to as full-value awards because they provide the recipient with the full value of the shares, without being reduced by an exercise price or strike price. For purposes of calculating the shares that remain

PROPOSAL 4: APPROVAL OF AMENDMENT NO. 1 TO THE CATALENT, INC. 2018 OMNIBUS INCENTIVE PLAN     2023 Proxy Statement  |  CATALENT, INC.        81

available for issuance under the 2018 Omnibus Plan, grants of options and stock appreciation rights reduce the share reserve on a one-for-one basis, meaning that the reserve is reduced by one share for each one share subject to a granted award. In contrast, grants of full-value awards will reduce the 2018 Omnibus Plan’s share reserve at the rate of 1.7 shares for every share actually granted after June 30, 2023 (if you approve the Plan Amendment—the current ratio is higher, at 2.25:1). This effectively limits the number of full-value awards that can be granted. For example, if only full-value awards are granted, the 7,625,000 shares added to the share reserve by the Plan Amendment would only permit the issuance of 4,485,294 shares.

•

Prohibition on repricing: The 2018 Omnibus Plan prohibits reducing the exercise price or strike price of outstanding options or stock appreciation rights, including indirect reduction in the exercise price or strike price by means of cancelling and replacing stock options or stock appreciation rights with a grant with a lower exercise price or a cash buyout of an underwater option or stock appreciation right (except as permitted in a change in control, as defined in the 2018 Omnibus Plan, or in the case of an adjustment event as described in the section titled “Changes in Capitalization and Similar Events” below or with shareholder approval).

•

Minimum Vesting Period: At least 95% of the shares under the 2018 Omnibus Plan must be issued pursuant to grants that include a minimum one-year vesting requirement, such that no portion of the award may vest before the first anniversary of the grant date, with certain limited exceptions as described above.

•

No automatic vesting upon a change in control: The 2018 Omnibus Plan does not provide for automatic vesting upon a change in control, but grants the Compensation Committee flexibility to address the treatment of awards under the 2018 Omnibus Plan, including providing for an acquiring corporation to assume or cancel outstanding awards, accelerating the vesting of outstanding awards, or requiring that participants exchange outstanding accelerated awards for cash.

•

No discounted stock options or stock appreciation rights: Stock options and stock appreciation rights must have an exercise price or strike price at or above the fair market value on the date of grant.

•

Limit on director pay: The maximum number of shares subject to awards made to a non-employee director under the 2018 Omnibus Plan in a single fiscal year, taken together with any cash fees (including the annual retainer and any other compensation) paid to such non-employee director in respect of such fiscal year, shall not exceed $650,000 in total value (measured as of the grant date of the applicable awards) if the Plan Amendment is approved (previously, this number was $600,000).

•	No tax gross-up: The 2018 Omnibus Plan does not provide for any tax gross-up.

•

Limitation on dividends and dividend equivalents: Any dividend or dividend equivalent must be subject to the same vesting restrictions as the underlying award and will not be paid until and unless such vesting restrictions are satisfied.

•

Administered by an independent committee: The 2018 Omnibus Plan will be administered by our Compensation Committee, which consists entirely of independent directors. Our Board or the Compensation Committee may delegate administration of certain aspects of the 2018 Omnibus Plan to one or more officers, and our Board, which is majority-independent, retains certain authority as described in more detail below.

Summary Description of 2018 Omnibus Plan

The principal terms and provisions of the 2018 Omnibus Plan are set forth below. This summary, however, is not intended to be a complete description of all the terms of the 2018 Omnibus Plan and is qualified in its entirety by reference to the complete text of the 2018 Omnibus Plan, which is an appendix to the Company’s 2018 Proxy Statement and is also available as an exhibit to our SEC filings, including our 2023 Annual Report, which may be found on investor.catalent.com/financials/sec-filings, and the Plan Amendment, which is annexed to this Proxy Statement as Appendix B.

Purpose. The purpose of the 2018 Omnibus Plan is to assist the Company and its affiliates in attracting and retaining selected employees, directors, consultants and/or advisors by providing such individuals with equity compensation, thereby strengthening their long-term commitment to the welfare of the Company and its affiliates.

Types of Awards. The following types of awards may be granted under the 2018 Omnibus Plan: options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and performance compensation awards. The principal features of each type of award are described below.

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Administration. The Compensation Committee has the authority to administer the 2018 Omnibus Plan. However, the Board may grant awards and administer the Plan with respect to such awards, subject to applicable securities exchange rules. Additionally, to the extent permitted by law, the Compensation Committee may delegate any or all of its authority to administer the 2018 Omnibus Plan to one or more officers (other than with respect to grants to executive officers and non-employee directors). For purposes of this Proposal, the term “Compensation Committee” will mean our Compensation Committee or such other entity or person, as applicable, that may be properly delegated authority to administer the 2018 Omnibus Plan.

Eligibility. Officers and employees, non-employee directors, as well as consultants and other advisors, in our employ or service or in the employ or service of our affiliates (and any prospective employee, non-employee director, consultant, or advisor) are eligible to participate in the 2018 Omnibus Plan. As of October 30, 2023, approximately 17,680 employees (including 9 executive officers) and contractors and 15 non-employee directors were eligible to participate in the 2018 Omnibus Plan. Although we use the services of a number of consultants and other advisors who are or would be eligible to be granted awards under the 2018 Omnibus Plan from time to time, we have never granted awards under the 2018 Omnibus Plan to consultants.

Securities Subject to 2018 Omnibus Plan. Subject to the capitalization adjustments and the add-back provisions, each as described below, as of the Plan Amendment Effective Date, no more than 15,507,520 shares shall be available for awards under the 2018 Omnibus Plan, as amended by the Plan Amendment. This share reserve is comprised of (i) 7,625,000 new shares authorized for issuance under the Plan Amendment and (ii) 7,882,520 shares previously authorized for issuance under the 2018 Omnibus Plan that remained available for future grants under the 2018 Omnibus Plan as of June 30, 2023.    The number of shares set forth in clause (ii) above will be reduced by one share for each share of our common stock subject to an option or stock appreciation right granted under the 2018 Omnibus Plan after June 30, 2023 and prior to the Plan Amendment Effective Date and by 1.7 shares for each share of our common stock subject to awards (other than options and stock appreciation rights) granted under the 2018 Omnibus Plan after June 30, 2023 and prior to the Plan Amendment Effective Date (the aggregate share limit after such reduction and after adding any share as described above, the “Absolute Share Limit”).

The Absolute Share Limit shall be reduced on a one-for-one basis for each share of our common stock subject to an outstanding option or stock appreciation right granted under the 2018 Omnibus Plan and by (A) 2.25 shares for each share of our common stock subject to an outstanding award (other than an option or stock appreciation right) granted under the 2018 Omnibus Plan on or before June 30, 2023 and (B) 1.7 shares for each share of common stock subject to an award (other than an option or stock appreciation right) granted under the 2018 Omnibus Plan after June 30, 2023. For example, if we grant an option or stock appreciation right with respect to 1,000 shares, the share reserve will be reduced by 1,000 shares, but if we instead grant 1,000 shares of restricted stock or restricted stock units after June 30, 2023, the share reserve will be reduced by 1,700 shares.

Shares subject to outstanding awards under the 2018 Omnibus Plan and under the 2014 Omnibus Plan that expire or are canceled, forfeited, terminated, settled in cash, or otherwise settled without delivery to the participant of the full number of shares to which the award related (referred to as “retired” awards) will be available for subsequent issuance under the 2018 Omnibus Plan as follows: (a) for each share subject to a retired option or stock appreciation right, one share shall become available for subsequent issuance under the 2018 Omnibus Plan, and (b) for each share subject to a retired award other than an option or stock appreciation right, (A) 2.25 shares shall become available with respect to awards granted on or prior to June 30, 2023 and (B) 1.7 shares shall become available with respect to awards granted after June 30, 2023. However, effective as of June 30, 2023, if you approve the Plan Amendment, shares that are retained as payment of the exercise price or withholding tax upon the exercise of options or stock appreciation rights, shares not issued or delivered as a result of the net settlement of options or stock appreciation rights, and shares reacquired by the Company with the amount received upon exercise of options will not again be available for subsequent issuance under the 2018 Omnibus Plan. For the avoidance of doubt, shares withheld by the Company or tendered by the participant in payment of withholding taxes on awards other than options or stock appreciation rights will continue to be deemed to constitute shares not issued to the participant and will be added to the shares available for awards under the 2018 Omnibus Plan in accordance with the ratios set forth above.

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The maximum number of shares of our common stock that may be issued pursuant to options intended to qualify as incentive stock options under the federal tax laws shall be limited to the Absolute Share Limit.

The Compensation Committee may grant awards in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by us or with which we combine. Such substitute awards will not reduce the shares of our common stock authorized for issuance under the 2018 Omnibus Plan (but will count against the aggregate number of incentive stock options available for awards, as described above). Additionally, subject to applicable stock exchange requirements, if the acquired company’s equity plan has shares available, such shares may be available for grant under the 2018 Omnibus Plan, which will not reduce (or be added back to) the shares authorized for issuance under the 2018 Omnibus Plan.

Shares of our common stock that we issue in settlement of awards may be authorized and unissued shares, shares held in our treasury, shares purchased on the open market or in private transactions, or a combination of the foregoing.

Participant Award Limits. Options or stock appreciation rights that are settled in shares may not be granted in any fiscal year to any single participant with respect to more than 1,500,000 shares.

During any fiscal year, no participant may be granted performance compensation awards that are denominated in shares under which more than 750,000 shares may be earned in the aggregate.

During any fiscal year, no participant may be granted performance compensation awards that are denominated in cash under which more than $10,000,000 may be earned in the aggregate.

If you adopt the Plan Amendment, the maximum number of shares subject to awards made to a non-employee director under the 2018 Omnibus Plan in a single fiscal year, taken together with any cash fees (including the annual retainer and any other compensation) paid to such non-employee director in respect of such fiscal year, shall not exceed $650,000 in total value (the current limit is $600,000).

Awards. The Compensation Committee has discretion to determine (a) which eligible individuals are to receive awards, (b) the type or types of awards to be made, (c) the number of shares or amount of payment subject to each such award, (d) the terms and conditions of any award, (e) the circumstances under which awards may be settled or exercised in cash, shares of our common stock, other securities, other awards, or other property, or cancelled, forfeited, or suspended, and the method by which awards may be settled, exercised, cancelled, forfeited, or suspended, and (f) whether the delivery of cash, shares, other securities, or other awards with respect to an award will be deferred. The Compensation Committee also has the authority to interpret and administer the 2018 Omnibus Plan, establish or amend any rule or regulation related to the 2018 Omnibus Plan, appoint such agents as the Compensation Committee deems appropriate for the proper administration of the 2018 Omnibus Plan, adopt sub-plans for purposes of granting awards to eligible individuals located outside of the United States, and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2018 Omnibus Plan.

Stock Options. Each stock option will have an exercise price per share determined by the Compensation Committee, but the exercise price cannot be less than the fair market value on the grant date of the shares subject to the option (except with respect to substitute awards in the case of acquired businesses, as described above). No option will have a term in excess of ten (10) years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date or upon the achievement of pre-established performance objectives. Payment of the exercise price may be paid in one or more of the following forms: cash, shares of our common stock, or by such other method as the Compensation Committee may permit, including through a cashless exercise procedure pursuant to which the optionee effects a same-day exercise of the option and sale of the purchased shares through a broker in order to cover the exercise price for the purchased shares and the applicable withholding taxes or through a net exercise procedure pursuant to which we withhold a number of shares otherwise issuable upon exercise of the option having a value equal to the exercise price and applicable withholding taxes.

Stock options under the 2018 Omnibus Plan may be incentive stock options (i.e., an option described in Section 422 of the Code) or nonqualified stock options. Incentive stock options may provide the optionee with certain advantageous tax treatment, as described below under “Summary of Federal Income tax Consequences.” An option will be a nonqualified

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stock option unless the applicable award agreement expressly states that the option is intended to be an incentive stock option.

Upon cessation of service, the optionee will have a limited period in which to exercise outstanding vested options, with the length of the period varying depending on the reason for the termination of employment. The Compensation Committee will have discretion to waive certain terms of the options when an optionee departs, including waiving the time limit on the post-service exercise period, waiving the requirement of continued service for vesting, or accelerating the vesting of options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.

The holder of an option shall not have any rights of a shareholder with respect to the shares subject to that option unless and until such holder has exercised the option, paid or otherwise satisfied the exercise price for the purchased shares and shares have been issued in respect of the option exercise.

Stock Appreciation Rights. We will be able to issue two types of stock appreciation rights under the 2018 Omnibus Plan:

•

Tandem stock appreciation rights granted in conjunction with an option, which provides the holder with the right to surrender the related option following its vesting in exchange for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares subject to the surrendered option over (ii) the aggregate strike price payable under the option for those shares.

•

Stand-alone stock appreciation rights, which allows the holder to exercise the right as to that number of shares stated in the grant of the right and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares as to which the right is exercised over (ii) the aggregate strike price under the right for those shares.

The strike price per share for each stock appreciation right may not be less than the fair market value per share of our common stock on the grant date of the stock appreciation right, and the right may not have a term in excess of ten (10) years.

The appreciation distribution on any exercised stock appreciation right will be paid in (i) cash, (ii) shares of our common stock, or (iii) a combination of cash and shares, as determined by the Compensation Committee. Upon cessation of service with us, the holder of a vested stock appreciation right will have a limited period in which to exercise that right, with the length of the period varying depending on the reason for the termination of employment. The Compensation Committee will have discretion to waive certain terms of the stock appreciation rights when a holder departs, including waiving the time limit on the post-service exercise period, waiving the requirement of continued service for vesting, or accelerating the vesting of stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation rights remain outstanding.

The holder of a stock appreciation right will not have any rights of a shareholder with respect to the shares subject to that right unless and until such holder has exercised the right and shares have been in respect of the stock appreciation right.

Repricing. The Compensation Committee may not implement any of the following repricing programs (except in the case of a corporate transaction as described in the section titled “Changes in Capitalization and Similar Events” below) without shareholder approval: (i) a reduction of the exercise price in effect for an outstanding option or stock appreciation right, (ii) cancellation of an outstanding option or stock appreciation right in return for a new option or stock appreciation right with a lower exercise price per share, (iii) cancellation of an outstanding option or stock appreciation right with an exercise price per share in excess of the then-current fair market value per share for consideration payable in cash or another award, or (iv) any other action that is considered a “repricing” under a rule of the NYSE (or such other securities exchange on which our securities are listed).

Restricted Stock and Restricted Stock Units. Shares of our common stock may be issued under the 2018 Omnibus Plan subject to specified restrictions. Shares of our common stock may also be issued under the 2018 Omnibus Plan pursuant to restricted stock units that entitle the recipients to receive those shares (or cash in lieu of shares), upon vesting or a later date determined by the Compensation Committee, subject to specified restrictions. In either case, the specified restrictions may include a requirement that the recipient remain continuously employed or providing services to us for a specified period or a requirement that certain performance-based goals are met.

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Restricted Stock. Shares of restricted stock are subject to vesting and cannot be transferred before the shares vest. Should the recipient cease to remain in service while holding one or more unvested shares of restricted stock or otherwise fail to satisfy any of the specified restrictions, the restricted shares will be forfeited to the Company. Unless otherwise provided in the award agreement, the holder of a share of restricted stock will have the rights of a shareholder from the date of grant of the award to which the share relates, including the right to vote the shares of common stock and the right to receive dividends; however, any dividend will be subject to the same restrictions as the underlying share of restricted stock. Accordingly, if such share is forfeited because the restrictions are not satisfied, the holder will also forfeit the right to such dividends.

Restricted Stock Units. Restricted stock units are subject to vesting, with shares or the value of shares being paid at the vesting date or some later specified date. Should the recipient cease to remain in service while holding one or more unvested restricted stock units or otherwise fail to satisfy any of the specified restrictions, then those units will automatically be canceled and will not vest. To the extent provided in an award agreement, the holder of a restricted stock unit will be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our common stock, either in cash or shares; however, any such dividend equivalent will be subject to the same restrictions as the underlying restricted stock unit, so, if such restricted stock unit is forfeited because the restrictions are not satisfied, the holder will also forfeit the right to collect such dividend equivalents.

The Compensation Committee will have discretion to waive certain of the specified restrictions, including the requirement of continued employment or service.

Other Stock-Based Awards. Under the 2018 Omnibus Plan, the Compensation Committee may grant other types of awards that are denominated in shares of our common stock to anyone eligible to participate in the 2018 Omnibus Plan. The Compensation Committee will determine the terms and conditions of such awards.

Performance Compensation Awards. The Compensation Committee may designate any award granted under the 2018 Omnibus Plan, including a cash bonus, as a performance compensation award. The Compensation Committee will determine the length of performance periods, the performance criteria that will be used to establish the performance goals, the kinds and levels of performance goals, and any performance formula used to determine whether a performance compensation award has been earned for the performance period. Such performance criteria may be based on the attainment of specific levels of our performance (or the performance of any affiliate, division or operational or business unit, product line, brand, business segment, administrative department, or any combination of the foregoing), and may include one or more of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit, or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per-share basis; (viii) earnings before or after interest, taxes, depreciation, amortization, or rent (including EBIT, EBITDA, and EBITDAR); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return, whether measured on an absolute or relative basis); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) inventory control; (xviii) enterprise value; (xix) sales; (xx) shareholder return; (xxi) client retention; (xxii) competitive market metrics; (xxiii) employee retention; (xxiv) timely completion of new product rollouts; (xxv) timely launch of new facilities; (xxvi) measurements related to a new purchasing “co-op”; (xxvii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations, achieving specified operational objectives, and meeting divisional or project budgets); (xxviii) system-wide revenues; (xxix) royalty income; (xxx) comparisons of continuing operations to other operations; (xxxi) market share; (xxxii) cost of capital, debt leverage year-end cash position or book value; (xxxiii) strategic objectives, development of new product lines, and related revenue, sales and margin targets, co-branding or international operations; or (xxxiv) any combination of the foregoing. The Compensation Committee may also grant awards that are based on performance goals other than those set forth above.

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The Compensation Committee may specify adjustments or modifications to be made to the calculation of a performance goal for such performance period, based on and in order to appropriately reflect the following events: (i) an asset write-down; (ii) litigation or any claim judgment or settlement; (iii) the effect of a changes in tax law, an accounting principle, or another law, stock exchange listing standard, or regulatory rule affecting reported results; (iv) any reorganization or restructuring program; (v) any unusual, infrequently occurring, or nonrecurring item or event, or as described in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year; (vi) any acquisition or divestiture; (vii) any other specific, unusual, infrequently occurring, or nonrecurring event, or objectively determinable category thereof; (viii) any foreign exchange gain or loss; (ix) discontinued operations and nonrecurring charges; and (x) a change in our fiscal year.

Unless otherwise provided in the applicable award agreement, (i) a participant must be employed by us on the last day of a performance period to be eligible for payment in respect of a performance compensation award for such performance period and (ii) a participant will only be eligible to receive payment in respect of a performance compensation award to the extent that the performance goals for such period are achieved. However, unless otherwise provided in the applicable award agreement, the Compensation Committee shall have the discretion to (i) provide payment in respect of performance compensation awards for a performance period if the performance goals have not been attained or (ii) increase a performance compensation award, subject to the applicable limitations set forth in the section titled “Securities Subject to 2018 Omnibus Plan” above.

New Plan Benefits

No award has been or will be granted under the 2018 Omnibus Plan with respect to the shares to be added by the Plan Amendment unless and until you approve the Plan Amendment. Any award following approval of this Proposal shall be at the discretion of the Compensation Committee. Accordingly, the benefits or amounts that may be received by or allocated to each of (i) the officers listed in the Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all non-employee directors as a group, (iv) all of our present executive officers as a group, and (v) all of our employees, including all other current officers, as a group under the 2018 Omnibus Plan are not determinable at this time.

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History of Grants Under the 2018 Omnibus Plan

The following table shows the aggregate number of shares of our common stock underlying options, restricted stock units and performance restricted stock units granted to the identified persons under the 2018 Omnibus Plan since its inception through December 4, 2023. No award has been granted under the 2018 Omnibus Plan to any associate of any director, director nominee, or executive officer, and no other person has been granted 5% or more of the total amount of awards granted under the 2018 Omnibus Plan. As of December 4, 2023, the closing price of our common stock on the NYSE was $39.97 per share.

Name	Shares of Common Stock Underlying Stock Options(1) (#)	Restricted Stock Units(1) (#)	Performance Share Units(2) (#)

Named Executive Officers and Position

Alessandro Maselli(3) – President and Chief Executive Officer	192,485	65,328	106,703

Steven L. Fasman – Former Executive Vice President & Chief Administrative Officer	69,613	32,283	39,558

Aristippos Gennadios – Group President, Pharma and Consumer Health	47,401	37,374	26,921

Ricky Hopson – President, Division Head for BioProduct Delivery, Chief of Staff, and Former Interim Chief Financial Officer	23,983	19,513	13,456

John Chiminski – Former Executive Chair	326,424	98,255	172,310

Thomas Castellano – Former Senior Vice President and Chief Financial Officer	24,375	12,261	14,605

Manja Boerman – Former President, Division Head for Biomodalities	24,433	15,864	32,171

All current executive officers as a group	558,072	222,597	271,581

All current directors who are not executive officers as a group	—	257,164	—

Director Nominees

Michael J. Barber	—	13,389	—

Steven K. Barg	—	7,711	—

J. Martin Carroll	—	19,052	—

Rolf Classon	—	18,497	—

Frank D’Amelio	—	7,972	—

John J. Greisch(4)	127,096	11,504	22,353

Gregory T. Lucier	—	18,497	—

Donald E. Morel, Jr.	—	18,497	—

Stephanie Okey	—	7,972	—

Michelle R. Ryan	—	7,972	—

Jack Stahl	—	18,497	—

All employees, including all current officers who are not executive officers, as a group	1,216,319	2,838,306	945,672

(1)	Number of stock options and restricted stock units shown above have not been reduced to reflect forfeitures, cancellations, or exercises, as applicable.

(2)

Includes performance share units and performance restricted stock awards. The amounts shown above reflects shares earned with respect to completed performance periods, and target awards granted with respect to ongoing performance periods.

(3)	Mr. Maselli is also a director nominee.

(4)	Mr. Greisch is also an executive officer.

General Provisions

Changes in Capitalization and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of our common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of common stock or other of our securities, issuance of warrants or other rights to acquire shares of common stock or other of our securities, or other similar corporate transaction or event (including a change in control) that

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affects the shares of our common stock, or (b) unusual or nonrecurring events (including a change in control) affecting us, any affiliate, or our financial statements or those of any affiliate, or changes in applicable rules, rulings, regulations, or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles, or law, such that in either case an adjustment is determined by the Compensation Committee in its sole discretion to be necessary or appropriate, then the Compensation Committee shall make any such adjustments in such manner as it may deem equitable, including any or all of the following:

•

adjusting any or all of (A) the number of shares available for grant under the 2018 Omnibus Plan, (B) the number of shares of common stock or other securities (or number and kind of other securities or other property) that may be issued in respect of awards or with respect to which awards may be granted under the 2018 Omnibus Plan (including adjusting any or all of the limitations as set forth above in the section titled “Securities Subject to 2018 Omnibus Plan”) and (C) the terms of any outstanding award;

•

providing for a substitution or assumption of awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period (which shall not be required to be more than ten (10) days) for participants to exercise outstanding awards prior to the occurrence of such event (and any such award not so exercised shall terminate upon the occurrence of such event); and

•

cancelling any one or more outstanding awards and causing to be paid to the holders of vested awards (including any award that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Compensation Committee (which if applicable may be based upon the price per share of common stock received or to be received by our other shareholders in such event), including, in the case of an outstanding option or stock appreciation right, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Compensation Committee) of the shares of common stock subject to such option or stock appreciation right over the aggregate exercise price of such option or stock appreciation right, respectively (it being understood that, in such event, any option or stock appreciation right having a per-share exercise price equal to, or in excess of, the fair market value of a share of common stock subject thereto may be canceled and terminated without any payment or consideration therefor).

Valuation. The fair market value per share of our common stock on any relevant date under the 2018 Omnibus Plan is deemed to be equal to the closing selling price per share on that date as determined by the NYSE (or if there was no sale on that date, on the last preceding date on which a sale was reported). As of December 4, 2023, the fair market value of our common stock determined on such basis was $39.97 per share.

Transferability. Awards under the 2018 Omnibus Plan (a) may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a participant other than by will or the laws of descent and distribution and (b) may only be exercised by a participant during the participant’s lifetime or, if permissible under applicable law, by the participant’s legal guardian, representative or devisee. However, the Compensation Committee may permit awards (other than incentive stock options) to be transferred (without consideration) to one or more members of the award recipient’s family, to a trust established for the award recipient or one or more such family members, or to such other transferee as permitted under the 2018 Omnibus Plan, subject to such rules as the Compensation Committee may adopt.

Withholding taxes. A participant shall be required to pay us any required withholding or any other applicable taxes or other amounts due from the participant in respect of an award. Alternatively, we shall have the right to withhold from any cash, share, or other securities or property issuable under any award or from any other compensation, any required withholding or any other applicable taxes or other amounts due from the participant in respect of an award. The Compensation Committee also may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability. Any shares withheld in excess of the shares required to satisfy a withholding liability at the minimum statutory withholding rates will not be added back to the share reserve under the recycling rules of the plan.

Clawback/Forfeiture. An award agreement may provide that the Compensation Committee may cancel such award, or require that the participant forfeit any gain realized on the vesting, exercise, or settlement of such award, if the participant

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has engaged in or engages in any “Detrimental Activity” (as defined in the 2018 Omnibus Plan). The Compensation Committee may also provide in an award agreement that, if the participant receives any amount in excess of what the participant should have received under the terms of the award for any reason (including by reason of a financial restatement, mistake in calculation, or other error or problem), then the participant shall be required to repay to us any such excess amount. Without limiting the generality of the foregoing, all awards shall be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable law. In addition, if the Plan Amendment is approved, all Awards (and/or any amount received with respect to such Awards) will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law, stock exchange listing requirements, and/or any clawback or recoupment policy we may promulgate.

Minimum Vesting. Pursuant to the Plan Amendment, all awards will be subject to one-year minimum vesting. No portion of the award may vest before the first anniversary of the grant date. After the one-year period, vesting may be on a less than annual basis; subsequent vesting tranches may be on monthly, quarterly or other intervals. The Plan Amendment permits us to grant up to 5% of the shares authorized under the 2018 Omnibus Plan with vesting that does not comply with this rule (i.e., where the initial vesting is less than one year after the grant date). In addition, the follow awards are not subject to the minimum vesting requirement: substitute awards, shares delivered in lieu of fully vested cash awards and awards to non-employee directors that vest at the date of the next annual meeting of shareholders that is at least 50 weeks after the grant date. The minimum vesting restriction does not apply to the Compensation Committee’s discretion to provide for accelerated vesting and/or exercisability of awards, including in cases of retirement, termination, death, disability or a change in control, as set forth in the terms of the award or otherwise.

Amendment and Termination. Our Board may amend the 2018 Omnibus Plan at any time, subject to shareholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded. Unless sooner terminated by our Board, no awards may be granted under the 2018 Omnibus Plan on or after October 31, 2028. The 2018 Omnibus Plan will terminate earlier to the extent that all shares available for issuance under the 2018 Omnibus Plan have been issued as fully vested shares or upon the termination of all outstanding awards in connection with certain changes in control or ownership.

Summary of Federal Income Tax Consequences

The following is a summary of certain material aspects of the U.S. federal income tax consequences applicable to us and the participants who receive awards under the 2018 Omnibus Plan but does not purport to be a complete analysis of all potential tax consequences. This summary is based on the provisions of the Code and related regulations, administrative rulings, and judicial decisions as in effect on the date of this Proxy Statement. Those authorities may change, perhaps retroactively, and are subject to differing interpretations that may result in consequences other than those described in this section. Further, individual participant circumstances not anticipated in this summary may also result in different consequences. This summary does not address other possibly applicable laws, including other kinds of U.S. tax laws or foreign, state, or local tax laws.

Option Grants. Options granted under the 2018 Omnibus Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or nonqualified stock options, which are not intended to satisfy such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options. The holder of an incentive stock option does not recognize taxable income at the time of the option grant, and no ordinary taxable income is recognized at the time the option is exercised, although there may be taxable income at that time under the alternative minimum tax. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For federal income tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

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Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess, if any, of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be a capital gain or loss.

If the optionee makes a disqualifying disposition of the purchased shares, then generally we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Nonqualified Stock Options. The holder of a nonqualified stock option does not recognize taxable income at the time of the option grant. The optionee will, in general, recognize ordinary income when the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized.

Restricted Stock. The recipient of unvested shares of common stock will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares, whether at grant (pursuant to a Section 83(b) election) or at vesting. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units. No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income when the holder receives the shares or the value of the shares subject to the units. The amount of that income will be equal to the fair market value of the shares on the date of issuance, if shares are issued, and the amount of cash, if cash is paid, and the holder will be required to satisfy the tax withholding requirements applicable to such income. Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the restricted stock units are settled. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized.

Other Stock-Based Award. The tax consequences of other stock-based awards will depend on the nature of such awards. However, in general, taxable income is recognized when stock-based awards are actually settled and the participant receives shares or the value of shares, and at such time the participant will be required to satisfy the tax withholding requirements applicable to such income. Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time of settlement. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized.

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Dividends and Dividend Equivalent Rights. No taxable income is recognized upon receipt of a right to dividend or dividend equivalents. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities, or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities, or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. Generally, we will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder at the time the dividend or distribution is paid to such holder. That deduction will in general be allowed for the taxable year in which such ordinary income is recognized.

Section 162(m) of the Code. Section 162(m) of the Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer, chief financial officer, or any of the company’s three other most highly compensated executive officers. As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Compensation Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. Our Board and the Compensation Committee retain the flexibility to authorize compensation that may not be deductible if they believe it is in our best interests.

Accounting Treatment

Pursuant to FASB ASC Topic 718, we must expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock, restricted stock units and all other stock-based awards under the 2018 Omnibus Plan. Accordingly, stock options and stock appreciation rights which are granted to our employees and non-employee directors and payable in shares will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. Stock appreciation rights that are to be settled in cash will be subject to variable mark-to-market accounting until the settlement date. For shares issuable upon the vesting of restricted stock units awarded under the 2018 Omnibus Plan, we will be required to amortize over the vesting period a compensation cost equal to the fair value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals, although, for performance-based awards, the grant date fair value will initially be determined on the basis of the probable outcome of performance goal attainment. The issuance of a fully vested stock bonus will result in an immediate charge to our earnings equal to the fair value of the bonus shares on the issuance date. Dividends or dividend equivalents paid on the portion of an award that vests will be charged against our retained earnings. If the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.

Finally, it should be noted that the compensation expense accruable for performance-based awards under the 2018 Omnibus Plan will, in general, be subject to adjustment to reflect the actual outcome of the applicable performance goals, and any expense accrued for such performance-based awards will be reversed if the performance goals are not met, unless those performance goals are deemed to constitute market conditions (i.e., because they are tied to the price of shares of our common stock) under FASB ASC Topic 718.

Vote Required

Approval of the 2018 Omnibus Plan requires the affirmative vote of a majority of the votes cast, with abstentions considered “votes cast” under current NYSE rules and therefore having the effect of a vote against. Should such shareholder approval not be obtained, then the Plan Amendment will not become effective and awards will continue to be granted under the 2018 Omnibus Plan, subject to previously authorized share limits.

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Recommendation of the Board of Directors

Our Board recommends that the shareholders vote FOR the approval of the Plan Amendment. Our Board believes that it is in our best interest and yours to provide certain employees, non-employee directors, and certain consultants and advisors with the opportunity to acquire an ownership interest in the company through their participation in the 2018 Omnibus Plan and thereby encourage them to remain in the company’s service and more closely align their interests with those of the shareholders. Our Board believes that the Plan Amendment is necessary for us to be able to continue equity grants under the 2018 Omnibus Plan, and, thereby, to attract and retain the services of individuals essential to our long-term growth and success.

ANNUAL MEETING, VOTING, AND PROCEDURES        2023 Proxy Statement  |  CATALENT, INC.        93

Annual Meeting, Voting, and Procedures

Annual Meeting Information

We are making this Proxy Statement available to our shareholders in connection with the solicitation of proxies by our Board for our 2023 Annual Meeting of Shareholders. We are holding our 2023 Annual Meeting of Shareholders at 8:00 a.m. Eastern on Thursday, January 25, 2024 via a virtual meeting that can be attended at www.virtualshareholdermeeting.com/CTLT2023.

We will limit attendance to shareholders of record on the record date, December 4, 2023, or their proxy holders. In order to access the virtual meeting, you will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability. You will be able to submit questions during the meeting by typing your question into the “ask a question” box on the meeting page. If you encounter any difficulty accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting. If you hold shares through a bank, broker, or other nominee (also known as shares held in “street name”), you will need to follow the instructions provided by such broker, bank or nominee.

Only shareholders or their valid proxy holders may address the meeting.

Availability of Proxy Materials

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDERS MEETING TO BE HELD ON JANUARY 25, 2024

We are furnishing proxy materials to our shareholders via “Notice and Access” delivery. On or about December 15, 2023, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials. This notice contains instructions on how to access our 2023 Proxy Statement and 2023 Annual Report and vote online. Our 2023 Proxy Statement and 2023 Annual Report are available online at www.proxyvote.com.

You will not receive a printed, paper copy of our proxy materials unless you request one. To view this material, you must have available the 16-digit control number located on the Notice mailed on or about December 15, 2023 or the proxy card, or, if shares are held in the name of a broker, bank, or other nominee, on the voting instruction form. To request a paper copy of our proxy materials, visit www.proxyvote.com, call 1-800-579-1639, or send an email, with your 16-digit control number in the subject line, to sendmaterial@proxyvote.com. Please make the request on or before January 11, 2024 to facilitate timely delivery.

Who is Entitled to Vote at the Annual Meeting?

Only holders of Catalent, Inc. common stock at the close of business on December 4, 2023, the record date fixed by our Board, may vote the shares of common stock that they hold on that date at the 2023 Annual Meeting of Shareholders with respect to the matters submitted for vote. In deciding all matters at the Annual Meeting, each share of common stock represents one vote. As of December 4, 2023, there were 180,641,272 shares of our common stock outstanding.

A list of the holders of record as of December 4, 2023 will be available for inspection by appointment during ordinary business hours at our headquarters at 14 Schoolhouse Road, Somerset, NJ 08873, from January 15, 2024 to January 24, 2024. Appointments can be made by emailing our Corporate Secretary at CorpSec@catalent.com.

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Rights Afforded to Virtual Meeting Participants

The virtual meeting format for the Annual Meeting will enable full and equal participation by attending shareholders from any place in the world at little to no cost. We designed the format of the virtual meeting to ensure that our shareholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We will take the following steps to ensure such an experience:

•	providing shareholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per shareholder unless time otherwise permits; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

How to Vote

We encourage you to vote as soon as possible, even if you plan to attend the meeting virtually on January 25, 2024. Your vote is important. You may vote shares that you owned as of the close of business on December 4, 2023, which is the record date set by our Board.

If you own shares registered directly in your name as the shareholder of record, you are a “record owner” and have the right to give your proxy directly to our vote tabulating agent. You may vote by proxy in the following ways:

Review Your Proxy Statement and Vote in One of Four Ways:

VIRTUALLY	Online at www.virtualshareholdermeeting.com/ CTLT2023 8:00 a.m. Eastern on January 25, 2024.	BY INTERNET	Online at www.proxyvote.com. 24 hours a day until 11:59 p.m. Eastern on January 24, 2024 for shares held directly and by 11:59 p.m. on January 22, 2024 for shares held in a Plan.

BY TELEPHONE

By calling 1-800-690-6903 (toll free) in the United States or Canada.

24 hours a day until 11:59 p.m. Eastern on January 24, 2024 for shares held directly and by 11:59 p.m. on January 22, 2024 for shares held in a Plan.

BY MAIL

By returning a properly completed, signed and dated proxy card or voting instruction form in the postage-paid envelope. If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability.

Allow sufficient time for us to receive your proxy card or voting instruction form before the date of the meeting.

For telephone and internet voting, as well as for accessing the virtual meeting, you will need the 16-digit control number included on your notice or on your proxy card or voting instruction form.

If you own shares in street name, the institution holding the shares is the record owner and you are a “beneficial owner” of those shares. You will receive voting instructions from your broker, bank, or plan trustee, and you may direct them how to vote on your behalf by complying with those voting instructions. Those instructions will include a control number for telephone and internet voting as well as for accessing and voting at the virtual meeting, and applicable deadlines.

ANNUAL MEETING, VOTING, AND PROCEDURES        2023 Proxy Statement  |  CATALENT, INC.        95

Revoking a Proxy

If you own shares registered directly in your name as the shareholder of record, you can revoke your proxy at any time before the vote occurs by:

•

Submitting a written revocation to our Corporate Secretary, which must be received no later than 5:00 p.m. Eastern on January 24, 2024 at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873, Attention: Corporate Secretary;

•	Submitting a later-dated proxy;

•

Providing subsequent telephone or internet voting instructions no later than 11:59 p.m. Eastern on January 24, 2024 for shares held directly and no later than 11:59 p.m. on January 22, 2024 for shares held in a Plan; or

•	Voting online at the virtual meeting.

If you hold your shares in street name, you must contact your broker, bank, or other nominee for specific instructions on how to change or revoke your vote.

Only the latest, validly executed proxy that you submit will be counted. Your attendance at the 2023 Annual Meeting of Shareholders will not by itself revoke a proxy you have given unless you file a written notice of such revocation as noted above.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the 2023 Annual Meeting of Shareholders if a majority of the outstanding shares of our common stock entitled to vote at the meeting are present, either in person or by proxy. Each share of common stock is entitled to one vote on each matter to be voted upon at the 2023 Annual Meeting of Shareholders. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present for the meeting.

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our bylaws and Delaware law, for the election of directors and the approval of the other items on the agenda for the meeting.

PROPOSALS TO BE VOTED ON AND BOARD RECOMMENDATION

Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes*	Board Recommendations

Election of Twelve Director Nominees	Majority of the votes cast.**	Abstentions and broker non-votes will have no effect on the outcome of the election.	FOR

Ratification of Appointment of E&Y as Independent Auditor for Fiscal 2024	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter.	Abstentions will have the effect of a vote against.	FOR

Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter.	Abstentions will have the effect of a vote against. Broker non-votes will have no effect on the outcome.	FOR

Approval of Amendment No. 1 to the Catalent, Inc. 2018 Omnibus Incentive Plan	Majority of the votes cast.	Abstentions and broker non-votes will have no effect on the outcome.	FOR

*

A broker non-vote occurs when a broker submits a proxy but does not vote on a Proposal because it is not a “routine” item under NYSE rules and the broker has not received voting instructions from the beneficial owner of the shares. Your broker may vote without your instructions only on Proposal 2—Ratification of Appointment of E&Y as Independent Auditor for Fiscal 2024.

**

Pursuant to our Governance Guidelines, any incumbent director nominee who does not receive a majority of votes cast for such nominee’s election must offer to resign. The Nominating Committee considers the offer and recommends to our Board whether to accept or reject it. Our Board will act on the recommendation within ninety days following the date of the shareholder meeting during which the election occurred, considering the factors considered by the Nominating Committee and any additional relevant information.

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Effect of not Casting Your Vote

If we timely receive a proxy specifying your voting choice, your shares will be voted in accordance with that choice. If you are a registered shareholder and you do not cast your vote, no vote will be cast on your behalf on any of the Proposals at the Annual Meeting of Shareholders. If you sign and return a proxy card without specific voting instructions, your shares will be voted in accordance with our Board’s voting recommendations stated above.

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, if you do not provide voting instructions to your broker, the broker is permitted to exercise discretionary voting authority only on “routine” matters. The only “routine” item on this year’s Annual Meeting of Shareholders agenda is Proposal 2—Ratification of Appointment of E&Y as Independent Auditor for Fiscal 2024. If you hold your shares in street name, and you wish to have your shares voted on all proposals in this Proxy Statement, you must provide voting instructions. If you do not return your voting instruction form, your shares will not be voted on any item, except that your broker may vote in its discretion on Proposal 2.

Solicitation

We will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Our directors, officers, or employees may solicit proxies or votes for us in person, or by mail, telephone, or electronic communication. They will not receive any additional compensation for these solicitation activities.

Availability of Voting Results

We expect to announce preliminary voting results at the 2023 Annual Meeting of Shareholders. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC following the meeting.

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Information About 2024 Annual Meeting

Shareholder Proposals for the 2024 Annual Meeting of Shareholders

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), shareholders may present proper proposals for inclusion in our Proxy Statement. To be eligible for inclusion in our 2023 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on August 17, 2024 and must otherwise comply with Rule 14a-8. While our Board will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act and its implementing rules, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the shareholders at the 2024 Annual Meeting of Shareholders, you must comply with the advance notice eligibility and procedural requirements in our bylaws (unless you wish to nominate a director in accordance with the proxy access provisions included in our bylaws, as described below). In addition, assuming the date of the 2024 Annual Meeting of Shareholders is not more than 30 days before and not more than 70 days after the anniversary date of the 2023 Annual Meeting of Shareholders, you must notify us in writing, and such written notice must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 no earlier than June 28, 2024, and no later than July 28, 2024.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide a notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act.

Shareholder Proxy Access. Our bylaws allow for proxy access, which allows a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years or more at least 3% of our outstanding common stock to nominate and include in our Proxy Statement for each Annual Meeting of Shareholders their own qualifying director nominees constituting up to the greater of two or 20% of the number of directors then serving on our Board (subject to certain limitations as set forth in our bylaws). Each of our Board (prior to each Annual Meeting of Shareholders) or the chair of any Annual Meeting of Shareholders shall have the power to determine whether a director nominee has been nominated in accordance with the requirements of the proxy access provision. Notice of director nominees submitted under the proxy access provision must include the information required under our bylaws and must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 no earlier than the close of business on July 18, 2024 and no later than the close of business on August 17, 2024, unless the date of the fiscal 2024 Annual Meeting of Shareholders is more than thirty (30) days before or after January 25, 2025, in which case such notice must be received by our Corporate Secretary by the close of business on the later of the 180th day prior to the 2024 Annual Meeting of Shareholders or the close of business on the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Shareholders is first made. The foregoing description of the shareholder proxy access provision included in our bylaws does not purport to be complete and is qualified in its entirety by reference to our bylaws.

A copy of our bylaws may be obtained free of charge from our website, investor.catalent.com/corporate-governance, or from our Corporate Secretary. We are not required to consider a nomination or proposal that does not comply with the procedures set forth in our bylaws, and compliance with these procedures does not necessarily require us to include the proposed nominee or proposal in our proxy solicitation material.

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Householding of Shareholder Documents

SEC rules permit us to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” reduces the cost of the proxy solicitation process. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request, and we will promptly deliver, a separate copy of the Notice of Internet Availability or the proxy materials by emailing our Corporate Secretary at CorpSec@catalent.com.

Additional Filings

Our reports on Forms 10-K, 10-Q, and 8-K, as well as all amendments to those reports, are available without charge through our website, investor.catalent.com/financials/sec-filings, as soon as reasonably practicable after they are electronically filed with the SEC.

You may request a copy of our SEC filings, including a copy of the Annual Report on Form 10-K for the fiscal year ended June 30, 2023, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by e-mailing our Corporate Secretary at CorpSec@catalent.com.

APPENDIX A: NON-GAAP FINANCIAL MEASURES  2023 Proxy Statement | CATALENT, INC.  A-1

Appendix A:

Non-GAAP Financial Measures

Use of EBITDA from operations, Adjusted EBITDA

Management measures operating performance based on consolidated earnings from operations before interest expense, expense/(benefit) for income taxes and depreciation and amortization, adjusted for the income or loss attributable to non-controlling interests (“EBITDA from operations”). EBITDA from operations is not defined under U.S. generally accepted accounting principles (“U.S. GAAP”), is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations.

We believe that the presentation of EBITDA from operations enhances an investor’s understanding of our financial performance. We believe this measure is a useful financial metric to assess our operating performance across periods and use this measure for business planning purposes. In addition, given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of our cost structure. We believe that disclosing EBITDA from operations will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt, and to undertake capital expenditures without consideration of non-cash depreciation and amortization expense. We present EBITDA from operations in order to provide supplemental information that we consider relevant for those reviewing our financial results, and such information is not meant to replace or supersede U.S. GAAP measures. Our definition of EBITDA from operations may not be the same as similarly titled measures used by other companies. The most directly comparable measure to EBITDA from operations defined under U.S. GAAP is net earnings. A reconciliation of net earnings to EBITDA from operations is provided below.

Under our credit agreement and the indentures that govern our outstanding debt securities, our ability to engage in certain activities, such as incurring certain additional indebtedness, making certain investments, and paying certain dividends, is tied to ratios based on Adjusted EBITDA (which is defined as “Consolidated EBITDA” in the credit agreement and “EBITDA” in the indentures). Adjusted EBITDA is a covenant compliance measure in our credit agreement and indentures, particularly those covenants governing debt incurrence and restricted payments. Adjusted EBITDA is based on the definitions in the credit agreement, is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

In addition, we use Adjusted EBITDA as a performance metric that guides management in its operation of and planning for the future of the business and drives certain management compensation programs. Management believes that Adjusted EBITDA provides a useful measure of our operating performance from period to period by excluding certain items that are not representative of our core business, including interest expense and non-cash charges like depreciation and amortization.

The measure under U.S. GAAP most directly comparable to Adjusted EBITDA is net earnings. In calculating Adjusted EBITDA, we add back certain non-cash, non-recurring, and other items that are deducted when calculating EBITDA from operations and net earnings, consistent with the requirements of the credit agreement. Adjusted EBITDA, among other things:

•	does not include non-cash stock-based employee compensation expense and certain other non-cash charges;

•	does not include cash and non-cash restructuring, severance and relocation costs incurred to realize future cost savings and enhance operations;

•	adds back any non-controlling interest expense, which represents minority investors’ ownership of non-wholly owned consolidated subsidiaries and is, therefore, not available; and

•	includes estimated cost savings that have not yet been fully reflected in our results.

A-2        CATALENT, INC.  |  2023 Proxy Statement        APPENDIX A: NON-GAAP FINANCIAL MEASURES

A reconciliation of net earnings to Adjusted EBITDA is provided below.

Use of Adjusted Net Income and Adjusted Net Income per share

We use Adjusted Net Income and Adjusted Net Income per share (which we sometimes refer to as “Adjusted EPS”) as performance metrics. Adjusted Net Income is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. We believe that providing information concerning Adjusted Net Income and Adjusted Net Income per share enhance an investor’s understanding of our financial performance. We believe that these measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business, and we use these measures for business planning and executive compensation purposes. We define Adjusted Net Income as net earnings adjusted for (1) earnings or loss from discontinued operations, net of tax, (2) amortization attributable to purchase accounting, and (3) income or loss from non-controlling interest in majority-owned operations. We also make adjustments for other cash and non-cash items (as shown above in the description of Adjusted EBITDA), partially offset by our estimate of the tax effects as a result of such cash and non-cash items. Our definition of Adjusted Net Income may not be the same as similarly titled measures used by other companies. Adjusted Net Income per share is computed by dividing Adjusted Net Income by the weighted average diluted shares outstanding. A reconciliation of net earnings to Adjusted Net Income and a computation of Adjusted Net Income per share are provided below.

Use of Constant Currency, Budget-Based Revenue, and Budget-Based EBITDA

As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a constant-currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant currency by calculating current-year results using prior-year foreign currency exchange rates. We generally refer to such amounts calculated on a constant-currency basis as excluding the impact of foreign exchange. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP. When we set the financial goals that we use to operate the business, including the goals that our executives must meet to qualify for our fiscal 2021 performance-based incentive compensation, and when we determine whether those goals have been met, we use, among other metrics, revenue and Adjusted EBITDA computed using the currency exchange rates that we use internally in budgeting and in measuring performance against budget, in part because we believe that the compensation of our executives should not be affected, to the extent practicable, by factors beyond those executives’ control. We refer in this Proxy Statement to revenue and Adjusted EBITDA computed on this type of constant-currency basis as “Budget-Based Revenue” and “Budget-Based EBITDA,” respectively.

Results on a constant-currency basis, Budget-Based Revenue, and Budget-Based EBITDA should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, Budget-Based Revenue, and Budget-Based EBITDA, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP.

The reconciliation in this Appendix of net earnings to Adjusted EBITDA also includes a reconciliation to Budget-Based EBITDA. The reconciliation of fiscal 2023 consolidated net revenue reported in accordance with U.S. GAAP to net revenue at budgeted foreign exchange rates is as follows (in millions of U.S. dollars):

Revenue (GAAP)	$4,263
Foreign exchange impact	(108)
Budget-Based Revenue	$4,155

APPENDIX A: NON-GAAP FINANCIAL MEASURES        2023 Proxy Statement  |  CATALENT, INC.        A-3

Catalent, Inc.

Reconciliation of Net Earnings to EBITDA from operations,

Adjusted EBITDA and Budget-Based EBITDA

	Fiscal Year Ended June 30,
(In millions of U.S. dollars)	2023	2022	2021
Net (loss) earnings	(256)	499	585
Depreciation and Amortization	422	378	289
Interest expense, net	186	123	110
Income tax (benefit) expense	(86)	80	130
EBITDA from operations	266	1,080	1,114
Goodwill impairment charges	210	-
Stock-based compensation	35	54	51
Impairment charges and gain/loss on sale of assets	98	31	9
Financing-related expenses and other	-	4	18
Restructuring costs	66	10	10
Acquisition, integration, and other special items	31	46	21
Gain on sale of subsidiary	-	(1)	(182)
Foreign exchange loss (gain) (included in other, net)(1)	(11)	31	(4)
Inventory fair value step-up charges	-	7	-
Other adjustments	2	(3)	(17)
Adjusted EBITDA	697	1,259	1,020
Favorable (unfavorable) FX impact	(17)	(23)	27
Adjusted EBITDA at constant currency	714	1,282	993
Adjusted EBITDA	697	1,259	1,020
Foreign exchange impact	(1)	(30)	(24)
Budget-Based EBITDA	698	1,289	996

(1)	Foreign exchange gain of $11 million for the fiscal year ended June 30, 2023, includes $10 million of unrealized gains related to foreign trade receivables and payables and intercompany transactions.

Foreign exchange gain of $31 million for the fiscal year ended June 30, 2022, includes: (a) $12 million of unrealized gains related to foreign trade receivables and payables, (b) $11 million of unrealized losses on the unhedged portion of our euro-denominated debt, and (c) $34 million of unrealized losses on inter-company loans. The foreign exchange adjustment was also affected by the exclusion of realized foreign currency exchange rate gains from the settlement of inter-company loans of $2 million. Inter-company loans exist between our subsidiaries and do not reflect the ongoing results of our trade operations.

A-4        CATALENT, INC.  |  2023 Proxy Statement        APPENDIX A: NON-GAAP FINANCIAL MEASURES

Catalent, Inc.

Reconciliation of Net Earnings to Adjusted Net Income and

Adjusted Net Income per share

	Fiscal Year Ended June 30,
(In millions of U.S. dollars, except per share data)	2023	2022
Net (Loss) Earnings	(256)	499
Amortization(1)	136	123
Goodwill impairment charges	210	-
Stock-based compensation	35	54
Impairment charges and gain/loss on sale of assets	98	31
Financing-related expenses	-	4
Restructuring Costs	66	10
Acquisition, integration, and other special items	31	46
Gain on sale of subsidiary	-	(1)
Foreign exchange (gain) loss (included in other, net)(2)	(11)	31
Inventory fair value step-up charges	-	7
Other adjustments	2	(4)
Estimated tax effect of adjustments(3)	(126)	(72)
Discrete income tax benefit items(4)	(18)	(54)
Adjusted net income (ANI)	167	674

ANI per share:
ANI per basic share(5)	$ 0.92	$ 3.82
ANI per diluted share(6)	$ 0.92	$ 3.73

(1)	Represents the amortization attributable to purchase accounting for previously completed business combinations.

(2)	Foreign exchange loss of $11 million for the fiscal year ended June 30, 2023, includes $10 million of unrealized gains related to foreign trade receivables and payable intercompany transactions.

Foreign exchange loss of $31 million for the fiscal year ended June 30, 2022, includes: (a) $12 million of unrealized gains related to foreign trade receivables and payables, (b) $11 million of unrealized losses on the unhedged portion of the euro-denominated debt, and (c) $34 million of unrealized losses on inter-company loans. The foreign exchange adjustment was also affected by the exclusion of realized foreign currency exchange rate gains from the settlement of inter-company loans of $2 million. Inter-company loans exist between our subsidiaries and do not reflect the ongoing results of our trade operations.

(3)

We computed the tax effect of adjustments to net earnings by applying the statutory tax rate in the relevant jurisdictions to the income or expense items that are adjusted in the period presented. If a valuation allowance exists, the rate applied is zero.

(4)

Discrete period income tax expense (benefit) items are unusual or infrequently occurring items, primarily including: changes in judgment related to the realizability of deferred tax assets in future years, changes in measurement of a prior-year tax position, deferred tax impact of changes in tax law, and purchase accounting.

(5)

Represents Adjusted Net Income divided by the weighted average number of shares of Common Stock outstanding. For the fiscal year ended June 30, 2023 and 2022, the weighted average was 181 million and 176 million, respectively.

(6)

Represents Adjusted Net Income divided by the weighted average sum of (a) the number of shares of Common Stock outstanding, plus (b) the number of shares of Common Stock that would be issued assuming exercise or vesting of all potentially dilutive instruments, plus, in fiscal 2022, (c) the number of shares of Common Stock equivalent to the shares of Series A Preferred Stock outstanding under the “if-converted” method. For the fiscal years ended June 30, 2023 and 2022, the weighted average was 181 million.

APPENDIX B: PROPOSED AMENDMENT NO. 1 TO THE CATALENT, INC. 2018 OMNIBUS INCENTIVE PLAN        2023 Proxy Statement  |  CATALENT, INC.        B-1

Appendix B:

Proposed Amendment No. 1 to the Catalent, Inc. 2018 Omnibus Incentive Plan

AMENDMENT NO. 1 TO THE CATALENT, INC. 2018 OMNIBUS INCENTIVE PLAN

WHEREAS, Catalent, Inc. (the “Company”) maintains the Catalent, Inc. 2018 Omnibus Incentive Plan (the “Plan”) (capitalized terms not defined herein shall have the meaning assigned to such terms in the Plan);

WHEREAS, pursuant to Section 13 of the Plan, the Board may amend the Plan; provided that amendments must be approved by the Company’s stockholders to the extent necessary to comply with any regulatory requirement applicable to the Plan or if any amendment increases the number of securities that may be issued under the Plan;

WHEREAS, the Board has determined, following the recommendation of the Committee and the Committee’s independent compensation consultant, that it is in the best interests of the Company and its stockholders to amend the Plan, subject to stockholder approval, to (i) increase the aggregate number of shares of Common Stock available for Awards under the Plan, (ii) increase the annual limit for director compensation, (iii) eliminate a provision that allows for recycling of shares of Common Stock withheld for taxes when Options and SARs are exercised as well as shares withheld on net-settlement of Options and SARs, (iv) adjust the “fungible ratio” for debiting Plan shares, (v) require a minimum one-year vesting period for Awards, subject to certain limited exceptions, as has been the practice of the Company prior to the Amendment No. 1 Effective Date (as defined below), and (vi) update the clawback language in the Plan;

WHEREAS, the Board has approved the submission of this Amendment No. 1 to the Plan (this “Amendment No. 1”) to the Company’s stockholders for approval and has conditioned the effectiveness of this Amendment No. 1 on such approval (the date of such approval, the “Amendment No. 1 Effective Date”); and

WHEREAS, if the Company’s stockholders fail to approve this Amendment No. 1, the existing Plan shall continue in full force and effect, and this Amendment No. 1 shall be void and of no effect.

NOW, THEREFORE, the Plan is hereby amended, effective as of the Amendment No. 1 Effective Date, as follow:

1.	A new Section 2.1(bbb) is added to read in its entirety as follows:

“‘Amendment No. 1 Effective Date’ means the date on which the Company’s stockholders approve Amendment No. 1 to the Plan.”

2.	Section 5(b) of the Plan is hereby amended and restated to read in its entirety as follows:

“(b) The Absolute Share Limit.

(i) Subject to Section 12 and Section 5(d) of the Plan, no more than TOTAL shares of Common Stock shall be available for Awards under the Plan as of the Amendment No. 1 Effective Date (which share limit is comprised of (A) NEW shares of Common Stock authorized for issuance under the Plan as of the Amendment No. 1 Effective Date plus (B) REMAIN shares of Common stock that remained available for future grants under the Plan as of June 30, 2023 minus (C) INTERIM GRANTS representing shares subject to Awards granted under the Plan after June 30, 2023 and prior to the Amendment No. 1 Effective Date) (the aggregate share limit available for Awards under the Plan at any time, including after any reduction in or addition to such aggregate share limit in accordance with this Section 5 or Section 12 of the Plan, the “Absolute Share Limit”), where

(w) ‘TOTAL’ is equal to the lesser of (1) 15,507,520 and (2) NEW plus REMAIN minus INTERIM GRANTS,

(x) ‘NEW’ is equal to 7,625,000,

(y) ‘REMAIN’ is equal to 7,882,520, and

B-2  CATALENT, INC. | 2023 Proxy Statement  APPENDIX B: PROPOSED AMENDMENT NO. 1 TO THE CATALENT, INC. 2018 OMNIBUS INCENTIVE PLAN

(z) ‘INTERIM GRANTS’ is equal to (1) one share for each share of Common Stock subject to an Option or SAR granted under the Plan after June 30, 2023 and prior to the Amendment No. 1 Effective Date plus (2) 1.7 shares for each share of Common Stock subject to an Award (other than an Option or SAR) granted under the Plan after June 30, 2023 and prior to the Amendment No. 1 Effective Date.

(ii) The Absolute Share Limit shall be reduced after the Amendment No. 1 Effective Date by (A) one share for each share of Common Stock subject to an Option or SAR granted under the Plan and (B) 1.7 shares for each share of Common Stock subject to an Award (other than an Option or SAR) granted under the Plan.”

3.	Section 5(c) of the Plan is hereby amended and restated to read in its entirety as follows:

“(c) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 1,500,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (ii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iii) subject to Section 12 of the Plan, during any single fiscal year of the Company, no individual Participant may be granted Performance Compensation Awards that are denominated in shares of Common Stock pursuant to Section 11 of the Plan under which more than 750,000 shares of Common Stock may be earned in the aggregate; (iv) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director for services rendered for such fiscal year, shall not exceed $650,000 in total value (calculating the value of any such Award based on the grant date fair value of such Awards for financial reporting purposes and counting compensation towards this limit for the year in which it is earned, and not a later year, in the event payment of the compensation is deferred); and (v) subject to Section 12 of the Plan, during any single fiscal year of the Company, no individual Participant may be granted Performance Compensation Awards that are denominated in cash under which more than $10,000,000 may be earned in the aggregate.”

4.	Section 5(d) of the Plan is hereby amended and restated to read in its entirety as follows:

“Other than with respect to Substitute Awards, to the extent that (i) an Award under the Plan expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without a delivery to the Participant of the full number of shares of Common Stock to which the Award related, or (ii) after June 30, 2018, an award granted under the 2014 Plan expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without a delivery to the Participant of the full number of shares of Common Stock to which the award related, then, in each case, the undelivered shares shall thereupon be added to the shares of Common Stock available for Awards under the Plan in accordance with Section 5(e) of the Plan. Shares of Common Stock withheld by the Company or tendered by the Participant in payment of the Exercise Price or taxes and other amounts relating to an Award (or, after June 30, 2018, shares of Common Stock withheld or tendered to pay the exercise price or taxes or other amounts relating to an award under the 2014 Plan) shall be deemed to constitute shares of Common Stock not issued to the Participant and shall in each case thereupon be added to the shares available for Awards under the Plan in accordance with Section 5(e) of the Plan; provided, however, that such shares shall not become available for issuance hereunder if either (i) the applicable shares are withheld or surrendered following the termination of the Plan or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to stockholder approval under any then-applicable rule of the national securities exchange on which the Common Stock is listed. Upon the exercise of any SAR under the Plan or any stock appreciation right under the 2014 Plan, the Absolute Share Limit shall be reduced only by the net number of shares issued upon such exercise and not by the gross number of shares as to which such right is exercised. Notwithstanding anything to the contrary in the foregoing, after June 30, 2023, the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) shares of Common Stock used to pay the Exercise Price or withholding taxes related to any outstanding Option or SAR, or (iii) shares of Common Stock reacquired by the Company as part of the amount received upon exercise of an Option.”

APPENDIX B: PROPOSED AMENDMENT NO. 1 TO THE CATALENT, INC. 2018 OMNIBUS INCENTIVE PLAN  2023 Proxy Statement | CATALENT, INC.  B-3

5.	Section 5(e) of the Plan is hereby amended and restated to read in its entirety as follows:

“(e) Any share of Common Stock that again becomes available for Awards under the Plan pursuant to this Section 5 shall be added as (i) one share for each share subject to an Option or SAR granted under the Plan or options or stock appreciation rights granted under the 2014 Plan, and (ii) for each share that again becomes available with respect to an Award granted (A) on or prior to June 30, 2023, 2.25 shares, and (B) after June 30, 2023, 1.7 shares, in each case, for each share subject to an Award (other than an Option or SAR) granted under the Plan or an award (other than an option or stock appreciation right) granted under the 2014 Plan.”

6.	A new subsection (h) is hereby added to the end of Section 5 of the Plan to read in its entirety as follows:

“(h) Notwithstanding anything to the contrary in any other provision of this Plan, equity-based Awards granted under the Plan on or after the Amendment No. 1 Effective Date shall be subject to a minimum vesting period of not less than one year from the date of grant of the award; provided, however, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) Substitute Awards, (ii) shares delivered in lieu of fully vested cash Awards, (iii) any Award to a non-employee director that vests on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting; and (iv) Awards granted by the Committee that do not, in the aggregate, exceed 5% of the Absolute Share Limit; provided, further, that the restrictions in this Section 5(h) do not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, Termination, death, Disability or a Change in Control, as set forth in the terms of the Award or otherwise.”

7.	The last sentence of Section 14(u) of the Plan is hereby amended and restated to read in its entirety as follows:

“Notwithstanding anything to the contrary in any other provision of this Plan or any agreement setting forth terms of and/or conditions to an Award, each Award granted under the Plan (and/or any amount received with respect to any such Award) shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any applicable law, stock exchange listing requirement, and/or clawback or recoupment policy of the Company.”

8.	Except as expressly set forth in this Amendment No. 1, all other terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Plan to be executed by its duly authorized officer to be effective as of the Amendment No. 1 Effective Date.

CATALENT, INC.

By:
Name: Title:

more products.
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© 2023 Catalent, Inc.
All rights reserved.

SCAN TO VIEW MATERIALS & VOTE CATALENT, INC. 14 SCHOOLHOUSE ROAD SOMERSET, NJ 08873 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 24, 2024 for shares held directly and by 11:59 p.m. Eastern Time on January 22, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CTLT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 24, 2024 for shares held directly and by 11:59 p.m. Eastern Time on January 22, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V26874-P01596 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CATALENT, INC. The Board of Directors recommends you vote FOR the following proposal: 1. Election of Twelve Director Nominees: Nominees: For Against Abstain 1a. Michael J. Barber 1b. Steven K. Barg 1c. J. Martin Carroll 1d. Rolf Classon 1e. Frank A. D’Amelio 1f. John J. Greisch 1g. Gregory T. Lucier 1h. Alessandro Maselli For Against Abstain 1i. Donald E. Morel, Jr. 1j. Stephanie Okey 1k. Michelle R. Ryan 1l. Jack Stahl The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Ratification of Appointment of Ernst & Young LLP as Independent Auditor for Fiscal 2024. 3. Advisory Vote to Approve Our Executive Compensation (Say-on-Pay). 4. Approval of Amendment to Catalent, Inc. 2018 Omnibus Incentive Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2023 Proxy Statement and 2023 Annual Report are available at www.proxyvote.com. V26875-P01596 CATALENT, INC. Annual Meeting of Shareholders January 25, 2024 8:00 AM Eastern Time This proxy is solicited by the Board of Directors The shareholder hereby appoints Alessandro Maselli and Matti Masanovich, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Catalent, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM Eastern Time on January 25, 2024, at www.virtualshareholdermeeting.com/CTLT2023 and any adjournment or postponement thereof, as indicated on this proxy (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side